PART II AND PART III -PRELIMINARY OFFERING CIRCULAR DATED JUNE 11, 2021

SUBJECT TO COMPLETION

File No. ____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

Parts II & III

PART II - OFFERING CIRCULAR

ALLIED CORP.

1405 St. Paul St., Suite 201, Kelowna, BC, Canada V1Y 9N2

Telephone: 877-255-4337

www.allied.health

With a copy to:

M. Richard Cutler, Esq. Cutler Law Group 6575 West Loop South, Suite 500 Bellaire, TX 77401 Telephone: (713) 888-0040 Facsimile: (713) 583-7150	Laura Anthony, Esq. Craig D. Linder, Esq. Anthony L.G., PLLC 625 N. Flagler Drive, Suite 600 West Palm Beach, FL 33401 Telephone: (561) 514-0936 Facsimile: (561) 514-0832

Up to 20,000,000 Shares of Common Stock

Minimum Purchase 1,000 Shares of Common Stock ($1,000)

Allied Corp., a Nevada corporation (the “Company” or “Allied”), is offering up to 20,000,000 shares (“Shares”) of its common stock, par value $0.0001 per share (“Common Stock”), with an aggregate amount of $20,000,000 (“Maximum Offering”), in a “Tier 2 Offering” under Regulation A (the “Offering”). The initial public offering price per share of Common Stock is $1.00 per share. There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close. The minimum investment amount per investor is $1,000 (1,000 shares of Common Stock); however, we can waive the minimum purchase requirement on a case to case basis in our sole discretion. The subscriptions, once received, are irrevocable.

This Offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 Offerings. Until we complete a closing or closings on the Shares, the proceeds for this Offering will be kept in an escrow account maintained by Sutter Securities Clearing, LLC. At a closing, the proceeds will be distributed to us after payment of brokerage commissions and expenses, and the associated shares will be issued to the investors. If there are no closings or if funds remain in the escrow account upon termination of this Offering without any corresponding closing, the investments for this Offering will be promptly returned to investors, without deduction and without interest. Sutter Securities Clearing, LLC will serve as the escrow agent on behalf of investors in the Offering.  See “Underwriting” in this Offering Circular.

We expect to commence the offer and sale of the shares as of the date on which the Offering Statement of which this Offering Circular is a part is qualified by the SEC. The Offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 90 days after the date that this Offering is deemed qualified by the SEC, unless sooner terminated or extended for additional 90 day-incremental periods in the sole discretion of the Company (“Termination Date”). The initial 90-day offering period and any additional 90 day-incremental offering periods will, in the aggregate, not exceed 24 months from the date of this Offering Circular, pursuant to Rule 251(d)(3) of Regulation A.

Boustead Securities, LLC, or the Underwriter, has agreed to act as our exclusive, lead managing underwriter to offer the shares to prospective investors on a “best efforts” basis. In addition, the Underwriter may engage such other broker dealers or agents as it determines to assist in this Offering. The Underwriter is not purchasing the offered shares, and is not required to sell any specific number or dollar amount of the offered shares by us.

Our common stock is currently quoted on the OTCQB tier of the OTC Market Group, Inc. under the symbol “ALID.” On June 10, 2021, the last reported sale price of our common stock was $1.10.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

	Shares	Price to public	Underwriting discount and commissions(1)(2)	Proceeds to issuer (before expenses)(3)	Proceeds to other persons
To the Public:
Per Common Stock	20,000,000	$1.00	$.07	$0.93	N/A
Total	20,000,000	$20,000,000	$1,400,000	$18,600,000	N/A
To the Underwriter:
Underwriter’s warrants	1,400,000[2]	N/A	N/A	N/A	N/A
Common Stock issuable upon exercise of underwriter’s warrants	1,400,000[2]	N/A	N/A	N/A	N/A

__________________

1.

The table depicts broker-dealer commissions of 7% of the gross offering proceeds. In addition, we have agreed to reimburse the underwriter for certain expenses and the underwriter will receive compensation in addition to underwriting discounts and commissions. Please refer to the section entitled “Underwriting” for additional information regarding total underwriter compensation.

2.

In addition to the broker-dealer discounts and commissions included in the above table, we have agreed to issue Boustead Securities, LLC warrants to purchase shares of our common stock equal to 7% of the aggregate shares sold in this offering (“Underwriter Warrants”) with an exercise price of 100% of the offering price. Assumes that the maximum aggregate offering price of $20,000,000.00 is received by the Company from investors. The aggregate offering price of this offering is $21,400,000, which includes the maximum offering amount of common stock that may be sold to investors in this offering ($20,000,000) and the value of the shares of common stock underlying the warrants issued to the Underwriter in connection with the offering ($1,400,000).

3.

This does not include deductions for expenses of the Offering, which are estimated to be approximately $232,500. This amount represents the proceeds of the offering to the Company, which will be used as set out in “Use of Proceeds to Issuer.”

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

An investment in our common stock is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the RISK FACTORS beginning on page 12.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is ___________, 2021

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You should rely only on the information contained in this Offering Circular. Neither we nor the Underwriter have authorized anyone to provide you with information that is different, and neither we nor the Underwriter take any responsibility for, and provide any assurance as to the reliability of, any information, other than the information in this Offering Circular. We are offering to sell our securities, and seeking offers to buy our securities, only in jurisdictions where such offers and sales are permitted. This Offering Circular is not an offer to sell, or a solicitation of an offer to buy, our securities in any jurisdictions where, or under any circumstances under which, the offer, sale, or solicitation is not permitted. In particular, our securities have not been qualified for distribution by prospectus in Canada and may not be offered or sold in Canada during the course of their distribution hereunder except pursuant to a Canadian offering document or exemption. The information in this Offering Circular is accurate only as of the date on its respective cover, regardless of the time of delivery of this Offering Circular or the time of any sale of our securities. Our business, results of operations, financial condition, or prospects may have changed since those dates.

For investors outside of the United States: Neither we nor the Underwriter have done anything that would permit this offering, or the possession or distribution of this Offering Circular, in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and observe any restrictions relating to, this offering and the distribution of this Offering Circular.

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OFFERING CIRCULAR SUMMARY

The following summary highlights information contained elsewhere in this Offering Circular. It may not contain all of the information that is important to you. You should read the entire Offering Circular carefully, especially the discussion regarding the risks of investing in Allied Corp Common Stock under the heading "Risk Factors" before investing and our historical financial statements and the notes thereto, included elsewhere in this Offering Circular.

OUR COMPANY

Allied Corp. (“Allied” or the “Company”) is a Nevada corporation, based in Kelowna, British Columbia, Canada. Allied Corp. (“Allied”) is an international medical cannabis production company with a mission to address today’s medical issues by researching, creating and producing targeted cannabinoid health solutions. Allied Corp. uses what it considers to be an evidence-informed scientific approach to make this mission possible, through cutting-edge pharmaceutical research and development, innovative plant-based production and unique development of therapeutic products.

References in this Offering Circular to “Allied” or the “Company” may include references to the operations of our subsidiaries AM (Advanced Micro) Biosciences, Inc., Allied Corp Colombia S.A.S., Tactical Relief, LLC, Allied US Products, LLC, and Pacific Sun Fungi Inc. Each of these corporations is a 100% wholly owned subsidiary of Allied and consequentially reports quarterly financials up to a consolidated quarterly submission.

The Company’s principal corporate office is located at 1405 St. Paul St., Suite 201, Kelowna, BC Canada V1Y 9N2. Our telephone number is (877) 255-4337. Our email is ir@allied.health. Allied is a public company, subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and trades on the OTCQB tier of the OTC Markets under the ticker symbol “ALID.”

Our Opportunity

We focus on the development of medicinal cannabis and psilocybin products for patients with conditions potentially suitable for treatment therewith. Such conditions include anxiety, insomnia, anorexia, chronic pain, epilepsy, chemotherapy-induced nausea and vomiting, post-traumatic stress disorder (PTSD), Parkinson’s disease, Tourette syndrome, irritable bowel syndrome (IBS) and spasticity associated with multiple sclerosis (MS) and spinal cord injury (SCI)1.

Our objective is to be a company that controls its own international vertically integrated supply chain or CBD, cannabis, and psilocybin products in order to maximize cash flow and profit margins. Our management team believes that having control over our supply chain should enable us to provide a consistent, rolling-harvest supply to the global cannabis community.

Given the average cost of production in North America being approximately $1.00 to $2.00 per gram, we believe our anticipated cash cost of $0.05 per gram (non-GAAP) of cannabis production based on historical production of our operations and other companies growing raw flowers in Columbia afforded by our Colombian production and cultivation should provide us a competitive advantage.

In addition to what we consider our demonstrated ability to cultivate low-cost, high margin cannabis in Colombia primarily for use in proprietary cannabinoid drug and natural health products for international distribution, we have hemp derived CBD natural health products for sale in the United States, have received commercial approval for sale of medical cannabis being produced in Colombia for export to nations other than the United States, and have initiated human clinical phase I trial for our psilocybin-based pharma products ALID 11, ALID 12 and Psilonex™ which are protected under provisional patent and trademarks in the United States.

We intend for our clients to access superior cannabis-related products developed with a high level of quality control. The Company believes that is fortunate to have assembled a team of industry veterans and management professionals with the background and experience to enable the Company to build, manage and grow such systems.

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Key Strategic Objectives

Scale cannabis production in Colombia

We believe our Bucaramanga, Colombia development and cultivation facility gives us a significant competitive advantage in our production and sales of cannabis:

•	We are licensed to produce, extract, as well as both import and export psychoactive and non-psychoactive strains of cannabis.
•	We were approved to export cannabis by the Colombian government in April 2021.
•	We have constructed a one-hectare greenhouse, with another three to five additional hectares are anticipated in 2021, and ten to twenty hectares more planned for 2022.
•	The Company has received multiple purchase orders for Columbian cannabis and derived revenue beginning in May 2021 through the successful completion of revenue transactions.
•	We completed our first harvest in July 2020 as part of the approval process for the Colombian Ministry of Agriculture (“ICA”).
•	We obtained commercial approval for production of non-psychoactive cannabis in October 2020, and commercial approval for production of psychoactive cannabis in February 2021.
•	Each of our ten non-psychoactive CBD seed strains, and our ten THC seed strains submitted to ICA have been approved over a course of a process that began in October 2019.
•	Lower production cost: Our anticipated cash cost of raw flower production is approximately $0.05 per gram based on historical production of ours and other companies in the same region, as favorably compared to the North American production costs of as opposed to most production between $1.00 and $2.00 per gram that we have observed.
•

Access to scalable land holdings in what we consider to be one of Colombia’s best suited climates for cannabis production in the order of 200 acres. Our Vice President of Colombia operations holds 8000 hectares of production land available to us upon the satisfaction of certain conditions.

•

We have all Colombian commercial production approvals and has applied for psychoactive quota for the equivalent of 10,000 kgs of psychoactive flower for 2021 and 85,000 kgs of flower production in 2022, as applied for on April 29, 2021. Non psychoactive production and sales are limitless under current Colombian law.

•	We have engaged what we consider to be one of Colombia’s leading agricultural genetics teams for cannabis production.

Since we received cultivation approval from ICA, we have developed what we consider to be competitive advantages of Yield, Cannabinoid Potency, Quality, Cost, Frequency of Harvests, and, notably have:

•	Yield-Continually increased our yields per hectare.
•	Potency-Increased and replicated the THC and CBD yields of our plant/seed strains.
•	Cost-Reduced our cash cost of raw flower production to as little as $0.05 per gram.
•	Quality-Met or Exceeded European Pharmacopeia Standards.
•

Frequency of Harvest-We currently harvest six to seven times per year in order maximize our production footprint. Consequently, each hectare at our Colombian cultivation site is expected to produce the equivalent of six to seven hectares of cannabis on a mono-crop yearly cycle. (See-Cannabis Production-Colombia).

Establish United States Production of Cannabis if Federally legalized

Our wholly owned subsidiary, Allied US Products LLC, a Nevada limited liability company, entered into a contingent asset purchase agreement (the “ Contingent Asset Purchase Agreement”) which allows for the purchase of a Nevada State US-based cannabis license from a subsidiary of Fiore Cannabis, Ltd. upon on the occurrence or waiver of the changes in U.S. federal law to permit the general cultivation, distribution and possession of marijuana or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event”). We will only conduct business activities related to growing or processing cannabis in jurisdictions, including the United States, when it is federally permissible to do so. While we have several arrangements with United States based companies that may themselves participate in the United States cannabis market, these relationships do not violate the federal laws of the United States respecting cannabis and in no manner involve us in any activities in the United States respecting cannabis. (See- Our Business - Potential United States Production in the Event of Federal Cannabis Legalization).

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Generate Revenues from Natural Health Products containing Hemp-based CBD.

With the launch of our health hemp-based CBD brands in the United States, we expect from product rollout and expanded distribution. We have conducted focus groups, brand creation and test marketing over the past year. We have now commercially launched three brands in the US: Tactical Relief™, Equilibrium Bio™, MaXXa ©. The Buds Pure Naturals brand is intended to be licensed to a Canadian License holder to sell into the Canadian market. (See-Our Business – Our CBD Brands and Products).

Complete trials of ALID 11, 11 and Psilonex™ Prescription Medications.

We expect to complete our clinical Phase 1 pharma trials in 2021, eventually leading to a drug indication for PTSD. We then plan to pursue a licensing deal with a larger developer, producer, and distributor of pharmaceuticals. (See-Our Business - Pharmacologic Products).

Distribution

Our goal is to become a market leader in the cultivation and processing of medicinal-grade cannabis oil and high quality cannabis derived medical and well-being products for large channel distributors, including pharmacies, medical clinics, and cosmetic companies, by expanding our production capacity, creating sustainable and natural products, expanding our geographic footprint, continuing to explore strategic partnerships and pursuing accretive acquisitions to supplement our organic growth as set forth below.

Explore strategic partnerships.

Because we offer a variety of cannabis related products, including beauty and skincare products, foods and beverages, we believe that we can create a competitive advantage by partnering with national and multinational companies, across various product categories to jointly develop and market branded cannabis offerings.

Pursue accretive acquisitions.

We believe that our deal-making capabilities and experience will allow us to successfully identify, consummate and integrate acquisitions. The cannabis industry is highly fragmented and as it continues to evolve, we expect significant industry consolidation in existing and new markets. Our deal-making capabilities and experience may allow us to successfully identify, consummate and integrate acquisitions. As a public company, we could have greater ability to finance acquisitions, including through using our equity as consideration and accessing the capital markets.

Due to the competitive and dynamic nature of the emerging cannabis products market and rapid changes in the regulatory environment, we recognize the need to remain flexible, so we can react to opportunities and risks as they develop. We will continue to re-evaluate and re-prioritize our strategies to respond to these developments. We are actively fostering a culture of continued agility and exploration since the ability to pivot depending on market dynamics will deliver competitive advantage.

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Risk Factors

Our business is subject to numerous risks and uncertainties, including those described in “Risk Factors” immediately following this offering circular summary and elsewhere in this offering circular. These risks represent challenges to the successful implementation of our strategy and to the growth and future profitability of our business. These risks include, but are not limited to, the following:

•	We have a history of operating losses;
•	Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business;
•	We may not be able to obtain sufficient additional capital to continue our operations;
•	We recently launched our cannabis products and have limited sales and marketing experience;
•	The cannabis industry is heavily regulated in the United States, Canada and Colombia, and if we fail to comply with these laws and governmental regulations, we could incur penalties or be required to make significant changes to our operations or even face criminal or civil sanctions;
•	There are conflicts in the United States between Federal and State regulations related to marijuana;
•	There are also provincial variations in cannabis regulation in Canada that could restrict certain of our operations;
•	Past and future cannabis reform legislation and other changes in the health care industry could adversely affect our business, financial condition and results of operations;
•	We are subject to the Canada Health Act, Canada’s National Health Insurance Program and Food and Drugs Act and analogous provisions of applicable federal, provincial, state and local laws and could face substantial penalties if we fail to comply with such laws;
•	Our products may not be accepted in the marketplace or achieve sales sufficient to provide sufficient profitability;
•	In the United States in particular and also elsewhere we are required to rely on third parties to perform many necessary services for our products, including services related to cultivation, distribution, invoicing, storage and transportation of our products;
•	We may be unable to consistently retain or hire third-party manufacturers, suppliers or other service providers to produce our products;
•	We will depend on a limited number of customers for the majority of our revenue;
•	There may be unanticipated delays in the development and introduction of our current and future products and/or our inability to control costs;
•	Significant competition;
•	Potential third party infringement claims;
•	Risks associated with our current and potential acquisitions related to costs and integration into our product line;
•	We are subject to significant regulatory requirements in the United States, Canada and Colombia;
•	Our stock is subject to dilution through future sale of shares or conversion of existing convertible securities;
•	A significant portion of our stock is held by our officers and directors;
•	We depend on our management and key personnel for our success;
•	The market price for our common stock has and may continue to be volatile;
•	Adequate protection of confidential information;
•	Potential litigation from competitors and claims from customers;
•	Our ability to adequately protect the intellectual property used to produce our products; and
•	Our ability to stay abreast of modified or new laws and regulations applying to our business.

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In addition, the management of the Company has concluded that its historical recurring losses from operations and negative cash flows from operations as well as its dependence on securing private equity and other financings raise substantial doubt about its ability to continue as a going concern and the auditor of the Company has included an explanatory paragraph relating to its ability to continue as a going concern in its audit report for the years ended August 31, 2020 and 2019.

THE OFFERING

Issuer	Allied Corp.

Securities offered by us	20,000,000 shares of Common Stock, par value $0.0001 per share, at an offering price of $1.00 per share.

Common stock outstanding before this offering	86,016,824 shares of common stock.

Common Stock outstanding after this offering	106,016,824, assuming all shares of common stock offered in this offering are sold.

Underwriter

Boustead Securities, LLC, or the Underwriter, has agreed to act as our exclusive, lead managing underwriter to offer the shares to prospective investors on a “best efforts” basis. In addition, the Underwriter may engage such other broker dealers or agents as it determines to assist in this Offering. The Underwriter is not purchasing the offered shares, and is not required to sell any specific number or dollar amount of the offered shares by us.

Underwriters’ Warrants	We will issue to the Underwriter, Boustead Securities, LLC, or its permitted designees warrants to purchase up to 7% of the shares sold in the offering or up to 1,400,000 if the offering is sold in full. The underwriters’ warrants will have an exercise price of 100% of the per share offering price, will be exercisable upon issuance, will have a cashless exercise provision and will terminate on the fifth anniversary of the effective date of the Offering Statement of which this Offering Circular is a part. The underwriters’ warrants are not exercisable or convertible for more than five years from the commencement of sales of this offering.

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $18,412,500 if this offering is sold in full, after deducting the underwriting discounts and commissions (7% of gross proceeds of the offering) and estimated offering expenses payable by us, estimated at $232,500 (which includes $100,000 of the Placement Agent’s expenses). We intend to use the net proceeds from this offering (i) for our operations in Colombia and the United States; (ii) for development of our natural health products; (iii) for pharmaceutical product clinical trials and licensing agreements and (iv) for general working capital purposes. See “Use of Proceeds” on page 37 of this Offering Circular.

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Lock ups

Our company and certain holders of our Common Shares have agreed with the underwriters not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, any of our securities for the following periods from the effective date of this offering: (i) a period of 180 days in the case of our Company; (ii) a period of up to 365 days in the case of directors and officers of our Company. Notwithstanding the foregoing, if after the first 90 days following the effective date of this offering the closing bid price of our Common Shares is $5.00 or greater for any ten consecutive trading days, and the average daily trading volume for the first 90 days is 100,000 shares or greater, then the holders may sell up to 33% of his, her or its holdings with a limit of three percent (3%) of the average trading volume on any one day. If after the first 180 days following the effective date of this offering the closing bid price of our Common Shares is $7.00 or greater for any ten consecutive trading days, and the average daily trading volume for the first 180 days is 100,000 shares or greater, then the holders may sell up to an additional 33% of his, her or its holdings with a limit of three percent (3%) of the average trading volume on any one day. See “Underwriting—No Sales of Similar Securities” for more information.

Risk Factors

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

Escrow

All subscription proceeds will be held in an escrow account at Sutter Securities Clearing, LLC ("Sutter") which is serving as the escrow agent for this offering. Upon each closing as determined by the underwriter, funds will be disbursed to us after deduction of sales commissions and expenses.

Market for the common stock	Our common stock is currently quoted on the OTCQB tier of the OTC Market Group, Inc. under the symbol “ALID.” On June 10, 2021, the last reported sale price of our common stock was $1.10.

Unless we indicate otherwise, all information in this Offering Circular:

●	is based on 86,016,824 shares of common stock issued and outstanding as of June 10, 2021; and

●	excludes 1,400,000 shares of our common stock underlying the Underwriter’s Warrants to be issued to the Underwriter in connection with this offering if the Maximum Offering Amount is sold.

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents our selected historical consolidated financial data for the periods indicated. The selected historical consolidated financial data for the years ended August 31, 2020 and 2019 are derived from the audited financial statements. The summary historical financial data for the six months ended February 29, 2021 and February 28, 2020 and the balance sheet data as of February 28, 2021and February 29, 2020 are derived from our unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. The data presented below should be read in conjunction with, and are qualified in their entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto included elsewhere in this Offering Circular.

	Year Ended		Six Months Ended
	August 31, 2020	August 31, 2019	February 28, 2021	February 29, 2020
			(unaudited)	(unaudited)
Total revenues	-	-	5,260	-
Total operating expenses	3,593,246	1,300,803	3,446,152	1,394,036
Total other expense	3,014,517	-	454,406	100,400
Net loss	(6,607,763)	(1,300,803)	(3,895,298)	(1,494,436)
Basic and diluted net loss per share	(0.08)	(0.03)	(0.05)	(0.02)

Balance Sheet Data (at period end)
Cash and cash equivalents	94,047	1,080,882	148,894	178,160
Working deficit	(2,869,026)	(3,665,028)	(3,676,198)	(1,246,485)
Total assets	7,104,577	4,382,302	6,539,953	9,130,540
Total liabilities	3,400,413	4,771,740	4,035,712	1,756,972
Stockholders’ equity (deficit)	3,704,164	(389,438)	2,504,241	7,373,568

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FORWARD-LOOKING STATEMENTS

                This Offering Circular contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital.  Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology.  This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements.  These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business,” as well as in this Offering Circular generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Offering Circular generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur.  In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks, and the market or trading price of our securities could decline due to any of these risks.  In addition, please read "Disclosure Regarding Forward-Looking Statements" in this Offering Circular, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this Offering Circular.  Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.  In this Section, the terms the “Company,” “we”, “our” and “us” refer to Allied Corp. as well as its subsidiaries AM (Advanced Micro) Biosciences, Inc., Allied Colombia S.A.S., Allied U.S., Products, LLC and Tactical Relief LLC.

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

•	We have a history of operating losses;
•	Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business;
•	We may not be able to obtain sufficient additional capital to continue our operations;
•	We recently launched our cannabis products and have limited sales and marketing experience;
•	The cannabis industry is heavily regulated in the United States, Canada and Colombia, and if we fail to comply with these laws and governmental regulations, we could incur penalties or be required to make significant changes to our operations or even face criminal or civil sanctions;
•	There are conflicts in the United States between Federal and State regulations related to marijuana;
•	There are also provincial variations in cannabis regulation in Canada that could restrict certain of our operations;
•	Past and future cannabis reform legislation and other changes in the health care industry could adversely affect our business, financial condition and results of operations;
•	We are subject to the Canada Health Act, Canada’s National Health Insurance Program and Food and Drugs Act and analogous provisions of applicable federal, provincial, state and local laws and could face substantial penalties if we fail to comply with such laws;
•	Our products may not be accepted in the marketplace or achieve sales sufficient to provide sufficient profitability;
•	In the United States in particular and also elsewhere we are required to rely on third parties to perform many necessary services for our products, including services related to cultivation, distribution, invoicing, storage and transportation of our products;
•	We may be unable to consistently retain or hire third-party manufacturers, suppliers or other service providers to produce our products;
•	We will depend on a limited number of customers for the majority of our revenue;
•	There may be unanticipated delays in the development and introduction of our current and future products and/or our inability to control costs;
•	Significant competition;
•	Potential third party infringement claims;
•	Risks associated with our current and potential acquisitions related to costs and integration into our product line;
•	We are subject to significant regulatory requirements in the United States, Canada and Colombia;
•	Our stock is subject to dilution through future sale of shares or conversion of existing convertible securities;
•	A significant portion of our stock is held by our officers and directors;
•	We depend on our management and key personnel for our success;
•	The market price for our common stock has and may continue to be volatile;
•	Adequate protection of confidential information;
•	Potential litigation from competitors and claims from customers;
•	Our ability to adequately protect the intellectual property used to produce our products; and
•	Our ability to stay abreast of modified or new laws and regulations applying to our business.

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Risks Related to Our Operations

We have a history of operating losses and our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to its ability to continue as a going concern in their audit report for the years ended August 31, 2020 and 2019.

We are a relatively newly formed company focused on cultivating, processing and supplying natural, medicinal-grade cannabis well being products to large channel distributors, and have limited operating history. We have limited financial resources and minimal operating cash flow. In addition, we do not currently have significant revenues and for the year ended August 31, 2020 or the six months ended February 28, 2021, had losses of $6,607,763 and $3,895,298, respectively, and at February 28, 2021 had an accumulated deficit of $11,803,864. There is no guarantee that we will ever become profitable. The costs for research, product development, machinery adaptation to create our product candidates and cannabis products and/or technologies, along with marketing and selling expenses, and the general and administrative expenses, will be principal causes of our costs and/or potential losses. We may never become profitable and if we do not become profitable your investment could be harmed or lost completely.

We anticipate that we will continue to report losses and negative cash flow for the foreseeable future. We have concluded that our historical recurring losses from operations and negative cash flows from operations as well as our dependence on private equity and other financings raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the years ended August 31, 2020 and 2019.

The consolidated financial statements of the Company do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities, including common stock issued in this offering, would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing, including funds to be raised in this offering. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business even if this offering is successful. For further discussion about our ability to continue as a going concern and our plan for future liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Going Concern.”

We may need additional capital in the future in order to continue our operations.

We are currently conducting a private placement of up to $7,961,892 of shares of common stock to fund acquisitions and operations in a transaction that is exempt from the registration requirements of the Securities Act pursuant to Regulation 506(c) of common stock pursuant to which we have issued $_________ of shares of common stock, during the period from June __, 2021 through June __, 2021. Not including that offering we have obtained approximately $7,961,892 in our recent private placements which we are using for acquisitions and operations. However, if in the future we do not turn profitable or generate cash from operations and additional capital is needed to support operations, economic and market conditions may make it difficult or impossible to raise additional funds through debt or equity financings. If funds are not sufficient to support operations, we may need to pursue a financing or reduce expenditures to meet our cash requirements. If we do obtain such financing, we cannot assure that the amount or the terms of such financing will be as attractive as we may desire, and your equity interest in the company may be diluted considerably. If we are unable to obtain such financing when needed, or if the amount of such financing is not sufficient, it may be necessary for us to take significant cost saving measures or generate funding in ways that may negatively affect our business in the future. To reduce expenses, we may be forced to make personnel reductions or curtail or discontinue development programs. To generate funds, it may be necessary to monetize future royalty streams, sell intellectual property, divest of technology platforms or liquidate assets. However, there is no assurance that, if required, we will be able to generate sufficient funds or reduce spending to provide the required liquidity. Long-term capital requirements will depend on numerous factors, including, but not limited to, the status of collaborative arrangements, the progress of research and development programs and the receipt of revenues from sales of products. Our ability to achieve and/or sustain profitable operations depends on a number of factors, many of which are beyond our control, including:

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•	our ability to successfully sell our cannabis products;
•	Government legislation changes
•	our ability to successfully develop and obtain necessary national, federal, provincial, and/or state regulatory approval(s) for our own product candidates such as hemp cigarettes;
•	the success of our partners and distributors in selling our products;
•	our ability to successfully sell future products if we choose not to partner the product;
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our ability to manufacture, or have manufactured, products efficiently, at the appropriate commercial scale, and with the required quality, and our ability to source and purchase from third party hemp cultivators that supplies required to produce our products;

•	timing of our partners’ development, regulatory and commercialization plans;
•	the demand for our products from current and future distribution and/or wholesale and/or retails partners;
•	our ability to increase and continue to outsource our raw materials, quality cannabis, and our manufacturing capacity to allow for new product introductions;
•	the level of product competition and of price competition;
•	consumer acceptance of our current and future products;
•	our ability to obtain reimbursement for our products from third-party payers;
•	our ability to develop additional commercial applications for our products;
•	our ability to attract the right personnel to execute our plans;
•	our ability to develop, maintain or acquire patent positions;
•	our ability to procure quality industrial hemp flowers and control these costs; and
•	general economic conditions in the USA and the hemp industry.

The recent Coronavirus (“COVID-19”) outbreak or similar pandemics could adversely affect our operations.

The Company’s operations could be significantly adversely affected by the effects of a widespread global outbreak of a contagious disease and other unforeseen events, including the recent outbreak a of respiratory illness caused by COVID-19 and the related economic repercussions. We cannot accurately predict the effects COVID-19 will have on our operations and the ability of others to meet their obligations with the Company, including uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. We were required to postpone distribution of our MaXXa© product as a direct result of COVID-19. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could further affect the Company’s operations and ability to finance its operations. Agricultural activity has been declared as an essential activity in Colombia. We take safety precautions include the use of masks and gloves at our affiliated company in Colombia for the cultivation of our product.

We launched our cannabis products in 2019 in an initially limited fashion and as a company, we have limited sales and marketing experience.

We launched marketing for our cannabis products in 2019, and although we have hired highly qualified personnel with specialized expertise, as a company, we have limited experience commercializing cannabis products on our own. In order to commercialize the cannabis products business, we have to build our sales, marketing, distribution, managerial and other non-technical capabilities and make arrangements with third parties to perform these services when needed. We may have to hire sales representatives and district managers to fill sales territories. To the extent we are relying on third parties to commercialize our business, we may receive less revenues or incur more expenses than if we had commercialized the products ourselves. In addition, we may have limited control over the sales efforts of any third parties involved in our commercialization efforts. If we are unable to successfully implement our commercial plans and drive adoption by patients and physicians of our products through our sales, marketing and commercialization efforts, or if our partners fail to successfully commercialize our products, then we may not be able to generate sustainable revenues from product sales which will have a material adverse effect on our business and future product opportunities. Similarly, we may not be successful in establishing the necessary commercial infrastructure, including sales representatives, wholesale distributors, legal and regulatory affairs teams. The establishment and development of commercialization capabilities to market our products has been and will continue to be expensive and time-consuming. As we continue to develop these capabilities, we will have to compete with other hemp companies to recruit, hire, train and retain sales and marketing personnel. If we have underestimated the necessary sales and marketing capabilities or have not established the necessary infrastructure to support successful commercialization, or if our efforts to do so take more time and expense than anticipated, our ability to market and sell our products may be adversely affected.

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Recent and future acquisitions and strategic investments could be difficult to integrate, divert the attention of key management personnel, disrupt our business, dilute shareholder value, and harm our results of operations and financial condition.

We have relatively recently acquired Medicolombia S.A.S. (renamed Allied Colombia S.A.S.), and we may in the future seek to acquire or invest in, businesses, products, or technologies that we believe could complement our operations or expand our breadth, enhance our capabilities, or otherwise offer growth opportunities. Our diversity of product offerings may not be successful. While our growth strategy includes broadening our service and product offerings, implementing an aggressive marketing plan and employing product diversification, there can be no assurance that our systems, procedures and controls will be adequate to support our operations as they expand. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of our planned growth and diversified product offerings, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. Additionally, the integration of our acquisitions and pursuit of potential future acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable acquisitions, whether or not they are consummated. Any acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In addition, we have limited experience in acquiring other businesses. Specifically, we may not successfully evaluate or utilize the acquired products, assets or personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges. Moreover, the anticipated benefits of any acquisition, investment, or business relationship may not be realized, or we may be exposed to unknown risks or liabilities of our acquisitions.

We may not be able to find and identify desirable acquisition targets or we may not be successful in entering into an agreement with any one target. Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could harm our results of operations. In addition, if an acquired business fails to meet our expectations, our business, results of operations, and financial condition may suffer. In some cases, minority shareholders may exist in certain of our non-wholly-owned acquisitions (for businesses we do not purchase as an 100% owned subsidiary) and may retain minority shareholder rights which could make a future change of control or corporate approvals for actions more difficult to achieve and/or more costly.

We also make strategic investments in early-stage companies developing products or technologies that we believe could complement our business or expand our breadth, enhance our technical capabilities, or otherwise offer growth opportunities. These investments may be in early-stage private companies for restricted stock. Such investments are generally illiquid and may never generate value. Further, the companies in which we invest may not succeed, and our investments would lose their value.

Certain conditions or events could disrupt the Company’s supply chains, disrupt operations, and increase operating expenses.

Conditions or events including, but not limited to, the following could disrupt the Company’s supply chains and in particular its ability to deliver its products, interrupt operations at its facilities, increase operating expenses, resulting in loss of sales, delayed performance of contractual obligations or require additional expenditures to be incurred: (i) extraordinary weather conditions or natural disasters such as hurricanes, tornadoes, floods, fires, extreme heat, earthquakes, etc.; (ii) a local, regional, national or international outbreak of a contagious disease, including the COVID-19 coronavirus, Middle East Respiratory Syndrome, Severe Acute Respiratory Syndrome, H1N1 influenza virus, avian flu, or any other similar illness could result in a general or acute decline in economic activity; (iii) political instability, social and labor unrest, war or terrorism; or (iv) interruptions in the availability of basic commercial and social services and infrastructure including power and water shortages, and shipping and freight forwarding services including via air, sea, rail and road.

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We will depend on a limited number of customers for the majority of our revenue, and the loss of any one of these customers could substantially reduce our revenue and impact our liquidity.

The loss of any significant customers or partners or reduction in our business activities could cause our revenues to decrease significantly and increase our continuing losses from operations. If our cannabis products are not successful and we cannot broaden our customer base, we will continue to depend on a few customers for the majority of our revenues. Additionally, if we are unable to negotiate favorable business terms with these customers in the future, our revenues and gross profits may be insufficient to allow us to achieve and/or sustain profitability or continue operations.

Demand for cannabis and derivative products could be adversely affected and significantly influenced by scientific research or findings, regulatory proceedings, litigation, media attention or other research findings.

Consumer perceptions regarding legality, morality, consumption, safety, efficacy and quality of medicinal cannabis are mixed and evolving and can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of medicinal cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the medicinal cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity, could have a material adverse effect on the demand for medicinal cannabis and on our business, results of operations, financial condition and cash flows. Further, adverse publicity reports or other media attention regarding cannabis in general or associating the consumption of medicinal cannabis with illness or other negative effects or events, could have such a material adverse effect. Public opinion and support for medicinal cannabis use has traditionally been inconsistent and varies from jurisdiction to jurisdiction. Our ability to gain and increase market acceptance of our business may require substantial expenditures on investor relations, strategic relationships and marketing initiatives. There can be no assurance that such initiatives will be successful and their failure to materialize into significant demand may have an adverse effect on our financial condition.

Damage to the Company’s reputation can be the result of the actual or perceived occurrence of any number of events, and could include any negative publicity, whether such publicity is accurate or not.

The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views regarding the Company and its activities, whether true or not. Although the Company believes that it operates in a manner that is respectful to all stakeholders and that it takes pride in protecting its image and reputation, it does not ultimately have direct control over how it is perceived by others. Reputational loss may result in decreased ability to enter into new customer, distributor or supplier relationships, retain existing customers, distributors or suppliers, reduced investor confidence and access to capital, increased challenges in developing and maintaining community relations and an impediment to our overall ability to advance our projects, thereby having a material adverse effect on our financial performance, financial condition, cash flows and growth prospects.

We are subject to the inherent risks involved with product recalls.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labelling disclosure. If any of our products are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin, or at all. In addition, a product recall may require significant management attention. There can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if our products are subject to recall, our reputation could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on our results of operations and financial condition. Additionally, product recalls may lead to increased scrutiny of our operations by regulatory agencies, requiring further management attention, potential loss of applicable licenses, and potential legal fees and other expenses.

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The Company’s products could have unknown side effects.

If the products the Company sells are not perceived to have the effects intended by the end user, its business may suffer and the business may be subject to products liability or other legal actions. Many of the Company’s products contain innovative ingredients or combinations of ingredients. There is little long-term data available with respect to efficacy, unknown side effects and/or interaction with individual human biochemistry, or interaction with other drugs. Moreover, there is little long-term data available with respect to efficacy, unknown side effects and/or its interaction with individual animal biochemistry. As a result, the Company’s products could have certain side effects if not taken as directed or if taken by an end user that has certain known or unknown medical conditions.

The Company may be unable to anticipate changes in its potential client requirements that could make the Company’s existing products and services obsolete. The Company’s success will depend, in part, on its ability to continue to enhance its product and service offerings so as to address the increasing sophistication and varied needs of the market and respond to technological and regulatory changes and emerging industry standards and practices on a timely and cost-effective basis.

Research regarding the medical benefits, viability, safety, efficacy, use and social acceptance of cannabis remains in early stages.

There have been relatively few clinical trials on the benefits of cannabis. Although the Company believes that the articles, reports and studies support its beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Given these risks, uncertainties and assumptions, investors should not place undue reliance on such articles and reports. Future research studies and clinical trials may draw opposing conclusions to those stated herein or reach negative conclusions related to medical cannabis, which could have a material adverse effect on the demand for the Company’s products, which could result in a material adverse effect on our business, financial condition and results of operations or prospects.

The seasonal trends in our business create variability in our financial and operating results.

Our financial and operating results are subject to seasonal and quarterly variations in our net revenue and operating income and, as a result, our quarterly results may fluctuate and could be below expectations.

We anticipate that our business will realize a disproportionate amount of net revenue and earnings in the third and fourth quarter as a result of the holiday season. If we experience lower than expected net revenue during any third or fourth quarter, it may have disproportionately large effects on our operating results and financial condition for that year. Any factors that harm our third or fourth quarter operating results, including disruptions in our brands or our supply chains or unfavorable economic conditions, could have a disproportionate effect on our results of operations and our financial condition for our entire fiscal year.

The Company may not be able to maintain effective quality control systems.

The Company may not be able to maintain an effective quality control system. The Company ascribes its early successes, in part, on its commitment to product quality and its effective quality control system. The effectiveness of the Company’s quality control system and its ability to obtain or maintain regulatory certification with respect to its manufacturing, processing and testing facilities depend on a number of factors, including the design of its quality control procedures, training programs, and its ability to ensure that its employees adhere to the Company’s policies and procedures. The Company also depends on service providers such as toll manufacturers and contract laboratories to manufacture, process or test its products, that are subject to regulatory certification requirements.

We expect that regulatory agencies will periodically inspect our and our service providers’ facilities to evaluate compliance with applicable requirements. Failure to comply with these requirements may subject us or our service providers to possible regulatory enforcement actions. Any failure or deterioration of the Company’s or its service providers’ quality control systems, including loss of any required certification, may have a material adverse effect on the Company’s business, results of operations and financial condition.

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Energy prices and supply may be subject to change or curtailment due to new laws or regulations, imposition of new taxes or tariffs, interruptions in production by suppliers, imposition of restrictions on energy supply by government, worldwide price levels and market conditions.

The Company requires diesel and electric energy and other resources for its cultivation and harvest activities and for transportation of cannabis. the Company relies upon third parties for its supply of energy resources used in its operations. The prices for and availability of energy resources may be subject to change or curtailment, respectively, due to, among other things, new laws or regulations, imposition of new taxes or tariffs, interruptions in production by suppliers, imposition of restrictions on energy supply by government, worldwide price levels and market conditions. Although the Company attempts to mitigate the effects of fuel shortages, electricity outages and cost increases, the Company’s operations will continue to depend on external suppliers of fuel and electricity. If energy supply is cut for an extended period and the Company is unable to find replacement sources at comparable prices, or at all, the Company’s business, financial condition and results of operations could be materially and adversely affected.

There are risks associated with the regulatory regime and permitting requirements of our operations.

Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by governmental authorities and obtaining all regulatory approvals, where necessary, for the sale of our products. We may not be able to obtain or maintain the necessary licenses, permits, quotas, authorizations or accreditations to operate our business, or may only be able to do so at great cost. We cannot predict the time required to secure all appropriate regulatory approvals for our products, or the extent of testing and documentation that may be required by local governmental authorities.

Our officers and directors must rely, to a great extent, on Colombian legal counsel and local consultants retained in order to keep abreast of material legal, regulatory and governmental developments as they pertain to and affect our business operations, and to assist us with governmental relations. We must rely, to some extent, on those members of management and the Board who have previous experience working and conducting business in Colombia in order to enhance our understanding of and appreciation for the local business culture and practices in Colombia.

We also rely on the advice of local experts and professionals in connection with any current and new regulations that develop in respect of banking, financing and tax matters in Colombia. Any developments or changes in such legal, regulatory or governmental requirements or in local business practices in Colombia are beyond our control and may adversely affect our business.

We will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. We may be required to compensate those suffering loss or damage by reason of our operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on our business, results of operations and financial condition.

The cannabinoid industry faces strong opposition and may face similar opposition in other jurisdictions in which we operate.

Many political and social organizations oppose hemp and cannabis and their legalization, and many people, even those who support legalization, oppose the sale of hemp and cannabis in their geographies. Our business will need support from local governments, industry participants, consumers and residents to be successful. Additionally, there are large, well-funded businesses that may have a strong opposition to the cannabis industry. For example, the pharmaceutical and alcohol industries have traditionally opposed cannabis legalization. Any efforts by these or other industries opposed to cannabis would make in halting or impeding the cannabis industry could have detrimental effects on our business.

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We are subject to the risks inherent in an agricultural business.

Our business involves the growing of cannabis, which is an agricultural product. The occurrence of severe adverse weather conditions, especially droughts, fires, storms or floods is unpredictable and may have a potentially devastating impact on agricultural production and may otherwise adversely affect the supply of cannabis. Adverse weather conditions may be exacerbated by the effects of climate change and may result in the introduction and increased frequency of pests and diseases. The effects of severe adverse weather conditions may reduce our yields or require us to increase our level of investment to maintain yields. Additionally, higher than average temperatures and rainfall can contribute to an increased presence of insects and pests, which could negatively affect cannabis crops. Future droughts could reduce the yield and quality of our cannabis production, which could materially and adversely affect our business, financial condition and results of operations.

The occurrence and effects of plant disease, insects and pests can be unpredictable and devastating to agricultural production, potentially rendering all or a substantial portion of the affected harvests unsuitable for sale. Even when only a portion of the production is damaged, our results of operations could be adversely affected because all or a substantial portion of the production costs may have been incurred. Although some plant diseases are treatable, the cost of treatment can be high and such events could adversely affect our operating results and financial condition. Furthermore, if we fail to control a given plant disease and the production is threatened, we may be unable to adequately supply our customers, which could adversely affect our business, financial condition and results of operations. There can be no assurance that natural elements will not have a material adverse effect on production.

Our operations could be materially and adversely affected if the supply of cannabis seeds is ceased or delayed and we do not find replacement suppliers and obtain all necessary authorizations.

If for any reason the supply of cannabis seeds is ceased or delayed, we would have to seek alternate suppliers and obtain all necessary authorization for the new seeds. If replacement seeds cannot be obtained at comparable prices, or at all, or if the necessary authorizations are not obtained, our business, financial condition and results of operations would be materially and adversely affected.

Many of our competitors have greater resources that may enable them to compete more effectively than us in the cannabis industry.

The industry in which we operate is subject to intense and increasing competition. Some of our competitors have a longer operating history and greater capital resources and facilities, which may enable them to compete more effectively in this market. We expect to face additional competition from existing licensees and new market entrants who are granted licenses in Colombia, who are not yet active in the industry. If a significant number of new licenses are granted in the near term, we may experience increased competition for market share and may experience downward pricing pressure on our products as new entrants increase production. Such competition may cause us to encounter difficulties in generating revenues and market share, and in positioning our products in the market. If we are unable to successfully compete with existing companies and new entrants to the market, our lack of competitive advantage will have a negative effect on our business and financial condition.

The legalization of adult-use, recreational cannabis may reduce sales of medical cannabis.

Legalization of the sale to adults of recreational, non-medical cannabis in any country may increase competition in the medical cannabis market. We may not be able to achieve our business plan in a highly competitive market where recreational, adult-use cannabis is legal, or the market may experience a drop in the price of cannabis and cannabis products over time, decreasing our profit margins.

The Company is reliant on third party transportation services and importation services to deliver its products to customers.

The Company relies on third party transportation services and importation services to deliver its products to its customers. The Company is exposed to the inherent risks associated with relying on third party transportation service-providers, including logistical problems, delays, loss or theft of product and increased shipping and insurance costs. Any delay in transporting the product, breach of security or loss of product, could have a material adverse effect on the Company’s business, financial performance and results of operations. Further, any breach of security and loss of product during transport could affect the Company’s status as a licensed producer in Colombia.

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The Company is dependent on suppliers to supply equipment, parts and components for the operation of its business.

The Company’s ability to compete and grow will be dependent upon having access, at a reasonable cost and in a timely manner, to equipment, parts and components. No assurances can be given that the Company will be successful in maintaining the required supply of equipment, parts and components. It is also possible that the final costs of the major equipment contemplated by capital expenditure programs may be significantly greater than anticipated or available, in which circumstance there could be a materially adverse effect on the Company’s financial results.

We may not be able to establish and maintain bank accounts in certain countries.

There is a risk that banking institutions in countries where we operate will not open accounts for us or will not accept payments or deposits from proceeds related to the cannabis industry. Such risks could increase our costs or prevent us from expanding into certain jurisdictions.

The Company may be subject to cyber-security and privacy risks that could disrupt its operations and expose the Company to financial losses, contractual losses, liability, reputational damage and additional expense.

The Company may be subject to risks related to our information technology systems, including cyber-attacks, malware, ransomware and phishing attacks that could target our intellectual property, trade secrets, financial information, personal information of our employees, customers and patients, including sensitive personal health information. The occurrence of such an attack could disrupt our operations and expose the Company to financial losses, contractual damages, liability under labor and privacy laws, reputational damage and additional expenses. We have implemented security measures to protect our data and information technology systems; however, such measures may not be effective in preventing cyber-attacks. We may be required to allocate additional resources to implement additional preventative measures including significant investments in information technology systems. A serious cyber-security breach could have a material adverse effect on our business, financial condition and results of operations.

The Company may collect and store certain personal information about customers and is responsible for protecting such information from privacy breaches. A privacy breach may occur through procedural or process failure, information technology malfunction, or deliberate unauthorized intrusions. In addition, theft of data is an ongoing risk whether perpetrated via employee collusion or negligence or through deliberate cyber-attack. Any such privacy breach or theft could have a material adverse effect on the Company’s business, financial condition and results of operations. If the Company were found to be in violation of privacy or security rules or other laws protecting the confidentiality of information, the Company could be subject to sanctions and civil or criminal penalties, which could increase its liabilities, harm its reputation and have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company may incur significant costs to defend its intellectual property and other proprietary rights.

The ownership and protection of trademarks, patents, trade secrets and intellectual property rights are significant aspects of the Company's future success. Unauthorized parties may attempt to replicate or otherwise obtain and use the Company's products and technology. Policing the unauthorized use of the Company's current or future trademarks, patents, trade secrets or intellectual property rights could be difficult, expensive, time-consuming and unpredictable, as may be enforcing these rights against unauthorized use by others.

In addition, other parties may claim that the Company's products infringe on their proprietary and perhaps patent protected rights. Such claims, regardless of their merit, may result in the expenditure of significant financial and managerial resources, legal fees, injunctions, temporary restraining orders and/or require the payment of damages. As well, the Company may need to obtain licenses from third parties who allege that the Company has infringed on their lawful rights. Such licenses may not be available on terms acceptable to the Company or at all. In addition, the Company may not be able to obtain or utilize on terms that are favorable to it, or at all, licenses or other rights with respect to intellectual property that it does not own.

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Risks Related to Operations in Colombia

We are reliant on certain licenses and authorizations to operate in Colombia.

Our ability to grow, store and sell cannabis in Colombia is dependent on our ability to sustain and/or obtain the necessary licenses and authorizations by certain authorities in Colombia. To date, we have received the licenses we need to operate our facilities in Colombia. The effects of the compliance regime, any delays in obtaining, or failure to obtain or keep the regulatory approvals may significantly delay or impair the development of markets, products and sales initiatives and could have a material adverse effect on our business, results of operations and financial condition.

The licenses and authorizations are subject to ongoing compliance and reporting requirements and our ability to obtain, sustain or renew any such licenses and authorizations on acceptable terms is subject to changes in regulations and policies and to the discretion of the applicable authorities or other governmental agencies in Colombia and potentially in other foreign jurisdictions. Failure to comply with the requirements of the licenses or authorizations or any failure to maintain the licenses or authorizations would have a material adverse effect on our business, financial condition and operating results.

Although we believe that we will meet the requirements to obtain, sustain or renew the necessary licenses and authorizations, there can be no guarantee that the applicable authorities will issue these licenses or authorizations. Should the authorities fail to issue the necessary licenses or authorizations, we may be curtailed or prohibited from the production and/or distribution of cannabis or from proceeding with the development of our operations as currently proposed and our business, results of operations and financial condition may be materially adversely affected.

Restrictions or regulations concerning changes in corporate structure may discourage transactions that otherwise could involve payment of a premium over prevailing market process for our securities.

Colombian cannabis licenses are granted on a non-transferable, non-exchangeable and non-assignable basis. Any breach of this restriction may result in the revocation of the license. While there are no specific regulations or restrictions regarding the effects of a change in control, modification of the corporate structure, issuance of shares, or any changes in holders or final beneficiaries on the cannabis licenses, these restrictions may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our cultivation operations are located in Colombia, which may make it more difficult for investors to understand and predict how changing market and economic conditions will affect our financial results.

Our cultivation operations are located in Colombia and, consequently, are subject to the economic, political and tax conditions prevalent in that country. The economic conditions in Colombia are subject to different growth expectations, market weaknesses and business practices than economic conditions in other markets. We may not be able to predict how changing market conditions in Colombia will affect our financial results.

As of the date of this Offering Circular, Colombia’s long-term foreign currency sovereign credit ratings were affirmed “Baa2” by Moody’s, “BBB-” by S&P and “BBB” by Fitch, three of the main rating agencies worldwide. The Colombian economy is expected to experience a modest recovery in growth in 2019, along with a decrease in the current account deficit and a marginal increase in debt in the coming three years. The stable outlook reflects their expectation that Colombia’s established political institutions and track record of consensus on key economic policies will contribute to economic stability and continuity over the coming two to three years.

Colombia’s economy, like most Latin-American countries, continues to suffer from the effects of lower commodity prices, mainly oil, reflected in its elevated level of external debt. Even though the country has taken measures to stabilize the economy, it is uncertain how these measures will be perceived and if the intended goal of increasing investor’s confidence will be achieved.

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Economic and political conditions in Colombia may have an adverse effect on our financial condition and results of operations.

Our cultivation operations are located in Colombia. Consequently, our financial condition and results of operations depend significantly on macroeconomic and political conditions prevailing in Colombia. Decreases in the growth rate, periods of negative growth, increases in inflation, changes in law, regulation, policy, or future judicial rulings and interpretations of policies involving exchange controls and other matters such as (but not limited to) currency depreciation, inflation, interest rates, taxation, banking laws and regulations and other political or economic developments in or affecting Colombia may affect the overall business environment and may, in turn, adversely affect our financial condition and results of operations in the future. The Colombian government frequently intervenes in Colombia’s economy and from time to time makes significant changes in monetary, fiscal and regulatory policy. Our business and results of operations or financial condition may be adversely affected by changes in government or fiscal policies, and other political, diplomatic, social and economic developments that may affect Colombia. We cannot predict what policies the Colombian government will adopt and whether those policies would have a negative effect on the Colombian economy or on our business and financial performance in the future.

We cannot assure you whether current stability in the Colombian economy will be sustained. If the condition of the Colombian economy were to deteriorate, we would likely be adversely affected.

Colombia could experience substantial inflation in the future resulting in the Company’s costs in the Colombian peso increasing significantly.

Colombia has in the past experienced double-digit rates of inflation. If Colombia experiences substantial inflation in the future, the Company’s costs in Colombian peso terms will increase significantly, subject to movements in applicable exchange rates. Inflationary pressures may also curtail the Company’s ability to access global financial markets in the longer term and its ability to fund planned capital expenditures, and could materially adversely affect the Company’s business, financial condition and results of operations. The Colombian government’s response to inflation or other significant macro-economic pressures may include the introduction of policies or other measures that could increase the Company’s costs, reduce operating margins and materially adversely affect its business, financial condition and results of operations.

Colombia has experienced and continues to experience internal security issues that have had or could have a negative effect on the Colombian economy and our financial condition.

Colombia is subject to sustained internal security issues, primarily due to the activities of guerrilla groups, such as dissidents from the former Revolutionary Armed Forces of Colombia (Fuerzas Armadas Revolucionarias de Colombia), or “FARC,” the National Liberation Army (Ejército de Liberación Nacional), or “ELN,” paramilitary groups, drug cartels and criminal gangs (Bacrim). In remote regions of the country with minimal governmental presence, these groups have exerted influence over the local population and funded their activities by protecting and rendering services to drug traffickers and participating in drug trafficking activities. Even though the Colombian government’s policies have reduced guerilla presence and criminal activity, particularly in the form of terrorist attacks, homicides, kidnappings and extortion, such activity persists in Colombia, and possible escalation of such activity and the effects associated with them have had and may have in the future a negative effect on the Colombian economy and on us, including on our employees, results of operations and financial condition. The Colombian government commenced peace talks with the FARC in August 2012, and peace negotiations with the ELN began in November 2016. The Colombian government and the FARC signed a peace deal on September 26, 2016, which was amended after voters rejected it in the referendum held on October 2, 2016. The new agreement was signed on November 24, 2016 and was ratified by the Colombian Congress on November 30, 2016 and is being implemented after four years of negotiations. Pursuant to the peace agreements negotiated between the FARC and the Colombian government in 2016, the FARC occupies five seats in the Colombian Senate and five seats in the Colombian House of Representatives. The new deal clarifies protection to private property, is expected to increase the government’s presence in rural areas and bans former rebels from running for office in certain newly created congressional districts in post-conflict zones. As a result, during the transition process, Colombia may experience an increase in internal security issues, drug-related crime and guerilla and paramilitary activities, which may have a negative effect on the Colombian economy. Our business or financial condition could be adversely affected by rapidly changing economic or social conditions, including the Colombian government’s response to implementation of the agreement with FARC and ongoing peace negotiations, if any, which may result in legislation that increases the tax burden of Colombian companies.

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Despite efforts by the Colombian government, drug-related crime, guerrilla paramilitary activity and criminal bands continue to exist in Colombia, and allegations have surfaced regarding members of the Colombian congress and other government officials having ties to guerilla and paramilitary groups. Although the Colombian government and ELN have been in talks since February 2017 to end a five-decade war, the Colombian government has suspended the negotiations after a series of rebel attacks. On January 17, 2019, a car with explosives burst through the gates at a police academy in Bogotá resulting in 21 people dead and many injured. The Colombian Defense Minister confirmed that the terrorist attack was perpetrated by the ELN. Any possible escalation in the violence associated with this terrorist attack and/or these activities may have a negative effect on the Colombian economy. In addition, the current administration has not honored the peace protocols to be applied in the event of a suspension of peace negotiations entered into by the prior administration, on the grounds that these protocols are only binding to the administration that agreed to them. This situation could result in escalated violence by the ELN and may have a negative effect on the credibility of the Colombian government which could in turn have a negative effect on the Colombian economy. Any terrorist activity in Colombia generally may disrupt supply chains and discourage qualified individuals from being involved with our operations.

Political and economic instability in the region may affect the Colombian economy and, consequently, our results of operations and financial condition.

Some of Colombia’s neighboring countries, particularly Venezuela, have experienced and continue to experience periods of political and economic instability. According to figures from the United Nations, more than two million Venezuelans have emigrated amid food and medicine shortages and profound political divisions in their country. Approximately half of those migrants have opted to live in Colombia, and many have arrived with only what they could carry. Providing migrants with access to healthcare, utilities and education may have a negative effect on Colombia’s economy if the Colombian government is not able to respond adequately to legalize migrants, generate programs to help them find formal jobs, and increase tax revenue and consumption.

Moreover, diplomatic relations with Venezuela and Ecuador have from time to time been tense and affected by events surrounding the Colombian military forces’ confrontations with guerilla groups, particularly on Colombia’s borders with each of Venezuela and Ecuador. More recently, the Colombian government joined an international campaign against Nicolás Maduro asking him to relinquish power, which has further increased diplomatic tensions with Venezuela.

On November 19, 2012, the International Court of Justice placed a sizeable area of the Caribbean Sea within Nicaragua’s exclusive economic zone, which until then had been deemed by Colombia as part of its own exclusive economic zone. A worsening of diplomatic relations between Colombia and Nicaragua involving the disputed waters could result in the Nicaraguan government taking measures, or a reaction among the Nicaraguan public, which would be detrimental to Colombian-owned interests in that country.

Further economic and political instability in Colombia’s neighboring countries or any future deterioration in relations with Venezuela, Ecuador, Nicaragua and other countries in the region may result in the closing of borders, the imposition of trade barriers and a breakdown of diplomatic ties, or a negative effect on Colombia’s trade balance, economy and general security situation, which may adversely affect our results of operations and financial condition.

Finally, political conditions such as changes in the United States policies related to immigration and remittances could affect the regions in which we operate. Economic conditions in the United States and the region generally may be affected by the new United States-Mexico-Canada Agreement. This could have an indirect effect on the Colombian economy and other countries in which we may operate.

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Any additional taxes resulting from changes to tax regulations or the interpretation thereof in Colombia or other countries where we operate, could adversely affect our consolidated results.

Uncertainty relating to tax legislation poses a constant risk to us. Colombian national authorities have levied new taxes in recent years. Changes in legislation, regulation and jurisprudence can affect tax burdens by increasing tax rates and fees, creating new taxes, limiting stated expenses and deductions, and eliminating incentives and non-taxed income.

Additional tax regulations could be implemented that could require us to make additional tax payments, negatively affecting our financial condition, results of operation, and cash flow. In addition, either national or local taxing authorities may not interpret tax regulations in the same way that we do. Differing interpretations could result in future tax litigation and associated costs.

Risks Related to Our Regulatory Framework

United States Federal regulation and enforcement may adversely affect the implementation of medical Cannabis and/or Cannabis adult use laws and regulations may negatively impact our revenues and profits.

Legislation in the United States continues to evolve throughout 2020 relative to laws regulating marijuana. Subsequent to the 2020 elections, there are currently 37 states in the United States, plus the District of Columbia that have laws and/or regulations that recognize in one form or another legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. An additional fifteen states have laws and/or regulations that allow cannabis use by adults for non-medical purposes. More states are considering permitting cannabis use. Congress recently presented legislation which would decriminalize marijuana use federally and relegate legalization to state law.

Around the world there are countries who are enacting medical and/or adult use cannabis regulations almost weekly. Conversely, currently under the Controlled Substance Act (the “CSA”), the policy and regulations of the Federal government and its agencies is that cannabis has no medical benefit and a range of activities including cultivation and use of cannabis for personal use is prohibited. Until Congress amends the CSA with respect to medical marijuana or there is an outcome of the current lawsuit against the un-constitutional application of cannabis in the CSA, there is a risk that federal authorities may enforce current federal law, and we may be deemed to be facilitating the selling or distribution of drug paraphernalia in violation of federal law. Active enforcement of the current federal regulatory position on cannabis may thus indirectly and adversely affect revenues and profits of the Company. The risk of strict enforcement of the CSA in light of congressional activity, judicial holdings and stated federal policy remains uncertain.

The DOJ (Department of Justice) has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but relied on state and local law enforcement to address marijuana activity. In the event the DOJ reverses stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to our revenue and profits.

There are conflicts in the United States between Federal and State regulations related to marijuana.

Federal regulation and enforcement may adversely affect the implementation of adult use/medical Cannabis laws and regulations may negatively impact our revenues and profits. As of the date of this Annual Report, 37 states and the District of Columbia allow its citizens to use medical marijuana. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. Both the Obama and Trump administrations effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state designated laws allowing the use and distribution of medical cannabis. The Biden administration has followed the same principles. In May 2017, Congress unveiled their new budget bill and as such, lawmakers included a provision, known as the Rohrabacher-Farr amendment, that allows states to carry on with crafting their own medical marijuana policies without fear of federal intervention. This bill was passed and as a result, no federal monies have been approved or appropriated to be used to enforce federal law in these cannabis program participating states.

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In 2020, the Democrats through President Biden called for decriminalizing and rescheduling marijuana through executive action, with support for legalizing medical marijuana and expunging past criminal convictions for cannabis-related offenses all on the table.

Investors should understand that there is no guarantee that current or future administrations will not attempt to change this again in the future. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to the Company and its shareholders. While we will not harvest, distribute, or sell cannabis directly, we may be irreparably harmed by a change in enforcement by the Federal or state governments.

Cannabis remains illegal under United States federal law. It is a schedule-I controlled substance. Even in those jurisdictions in which the use of medical marijuana has been legalized at the state level, its prescription is a violation of federal law. The United States Supreme Court has ruled in United States v. Oakland Cannabis Buyers’ Coop. and Gonzales v. Raich that it is the federal government that has the right to regulate and criminalize cannabis, even for medical purposes. Therefore, federal law criminalizing the use of marijuana trumps state laws that legalize its use for medicinal purposes. At present, the states are standing tall against the federal government, maintaining existing laws and passing new ones in this area. A change in the federal attitude towards enforcement could have a negative effect on the industry, potentially ending it entirely. While we are not insulated from economic risk if such a change were to occur, we believe that by virtue of the fact that we do not sell, or produce Cannabis or Cannabis related products, our shareholders and we should be insulated from federal prosecution or harassment. However, the growers and sellers of adult use and medical cannabis are our primary customers, and if this industry were unable to operate, we would lose substantially all of our potential clients, which would have a negative impact on our business, operations, and financial condition.

Laws and regulations affecting the Cannabis industry are constantly changing, which could detrimentally affect our proposed operations. Local, state, and federal Cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our business. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Any failure on our part to comply with applicable regulations could prevent us from being able to carry on our business, and there may be additional costs associated with any such failure.

Our business activities are heavily regulated in all jurisdictions where we do business. Our operations are subject to various laws, regulations and guidelines by governmental authorities relating to the cultivation, processing, manufacture, marketing, management, distribution, transportation, storage, sale, packaging, labelling, pricing and disposal of cannabis and cannabis products. In addition, we are subject to laws and regulations relating to employee health and safety, insurance coverage and the environment. Laws and regulations, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over our activities, including the power to limit or restrict business activities as well as impose additional disclosure requirements on our products and services.

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Any failure by us to comply with the applicable regulatory requirements could

•	require extensive changes to our operations;
•	result in regulatory or agency proceedings or investigations;
•	result in the revocation of our licenses and permits, increased compliance costs;
•	result in damage awards, civil or criminal fines or penalties;
•	result in restrictions on our operations;
•	harm our reputation; or
•	give rise to material liabilities.

There can be no assurance that any future regulatory or agency proceedings, investigations or audits will not result in substantial costs, a diversion of management’s attention and resources or other adverse consequences to our business.

Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by governmental authorities and obtaining all necessary regulatory approvals for the cultivation, processing, production, storage, distribution, transportation, sale, import and export, as applicable, of our products. Any failure to comply with the regulatory requirements applicable to our operations may lead to possible sanctions, including:

•	the revocation or imposition of additional conditions on licenses to operate our business;
•	the suspension or expulsion from a particular market or jurisdiction or of our key personnel;
•	the imposition of additional or more stringent inspection, testing and reporting requirements;
•	product recalls or seizures; and
•	the imposition of fines and censures.

In addition, changes in regulations, government or judicial interpretation of regulations, or more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increase compliance costs or give rise to material liabilities or a revocation of our licenses and other permits. Furthermore, governmental authorities may change their administration, application or enforcement procedures at any time, which may adversely affect our ongoing regulatory compliance costs. There is no assurance that we will be able to comply or continue to comply with applicable regulations.

The legal cannabis market is a relatively new industry. As a result, the size of our target market is difficult to quantify, and investors will be reliant on their own estimates on the accuracy of market data.

Because the cannabis industry is in a nascent stage, there is a lack of information about comparable companies available for potential investors to review in deciding about whether to invest in us and, few, if any, established companies whose business model we can follow or upon whose success we can build. Accordingly, investors should rely on their own estimates regarding the potential size, economics and risks of the cannabis market in deciding whether to invest in our Common Shares. We are an early-stage company that has not generated net income. There can be no assurance that our growth estimates are accurate or that the cannabis market will be large enough for our business to grow as projected.

Although we are committed to researching and developing new markets and products and improving existing products, there can be no assurances that such research and market development activities will prove profitable or that the resulting markets or products, if any, will be commercially viable or successfully produced and marketed. We must rely largely on our own market research to forecast sales and design products as detailed forecasts and consumer research are not generally obtainable from reliable third-party sources in Canada and in other international jurisdictions.

In addition, there is no assurance that the industry and market will continue to exist and grow as currently estimated or anticipated or function and evolve in the manner consistent with management’s expectations and assumptions. We could also be subject to other events or circumstances that that adversely affect the cannabis industry, such as the imposition of further restrictions on sales and marketing or further restrictions on sales in certain areas and markets.

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We could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar international anti-bribery and anti-kickback laws with respect to our activities outside the United States.

We anticipate distributing our products to locations in Canada and United States as well as operate our business in Canada and United States. The U.S. Foreign Corrupt Practices Act, and other similar anti-bribery and anti-kickback laws and regulations, generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. We cannot assure you that we will be successful in preventing our agents from taking actions in violation of these laws or regulations. Such violations, or allegations of such violations, could disrupt our business and result in a material adverse effect on our financial condition, results of operations and cash flows.

Risks Related to Financials and Accounting

Assumptions, estimates and judgments related to critical accounting matters could significantly affect our reported financial results or financial condition.

The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the notes to our financial statements, the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, revenue and expenses that are not readily apparent from other sources. Our operating results may be adversely affected if the assumptions change or if actual circumstances differ from those in the assumptions, which could cause our operating results to fall below the expectations of securities analysts and investors, resulting in a decline in the price of our Common Shares. Significant assumptions and estimates used in preparing the financial statements include those related to the credit quality of accounts receivable, income tax credits receivable, share based payments, impairment of non-financial assets, fair value of biological assets, as well as revenue and cost recognition.

There are tax risks the Company may be subject to in carrying on business in multiple jurisdictions.

We and our subsidiaries will operate and, accordingly, will be subject to income tax and other forms of taxation in multiple jurisdictions. We may be subject to income taxes and non-income taxes in a variety of jurisdictions and our tax structure may be subject to review by both domestic and foreign taxation authorities. Those tax authorities may disagree with our interpretation and/or application of relevant tax rules. A challenge by a tax authority in these circumstances might require us to incur costs in connection with litigation against the relevant tax authority or reaching a settlement with the tax authority and, if the tax authority’s challenge is successful, could result in additional taxes (perhaps together with interest and penalties) being assessed on us, and as a result an increase in the amount of tax payable by us. In addition, we may be subject to different taxes imposed by the Colombian government, and changes within such tax, legal and regulatory framework may have an adverse effect on our financial results.

Taxation laws and rates which determine taxation expenses may vary significantly in different jurisdictions, and legislation governing taxation laws and rates are also subject to change. Therefore, our earnings may be affected by changes in the proportion of earnings taxed in different jurisdictions, changes in taxation rates, changes in estimates of liabilities and changes in the amount of other forms of taxation. The determination of our provision for income taxes and other tax liabilities will require significant judgment (including based on external advice) as to the interpretation and application of these rules. We may have exposure to greater than anticipated tax liabilities or expenses.

Additionally, dividends and other intra-group payments made by our subsidiaries or international branches may expose the recipients of such payments to taxes in their jurisdictions of organization and operation and such dividends and other intra-group payments may also be subject to withholding taxes imposed by the jurisdiction in which the entity making the payment is organized or tax resident. Unless such withholding taxes are fully creditable or refundable, dividends and other intra-group payments may increase the amount of tax paid by us. Although the Company and its subsidiaries arrange themselves and their affairs with a view to minimizing the incurrence of such taxes, there can be no assurance that we will succeed.

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Restrictions on Deduction of Certain Expenses for U.S. Federal Income Tax Purposes

Section 280E of the Internal Revenue Code of 1986, as amended (the “Code”), prohibits businesses from deducting certain expenses associated with trafficking controlled substances for United States federal income tax purposes. The IRS has invoked Code Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Section 280E of the Code prohibits cannabis businesses that are deemed to be trafficking in controlled substances from deducting certain ordinary and necessary business expenses, forcing them to pay higher effective federal tax rates than similar companies in other industries. The effective tax rate on a cannabis business depends on how large its ratio of non-deductible expenses is to its total revenues. Therefore, businesses in the legal cannabis industry may be less profitable than they would otherwise be.

Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative bodies and federal courts challenging these restrictions, there is no guarantee that these authorities will issue an interpretation of Code Section 280E favorable to cannabis businesses.

Failure to develop our internal controls over financial reporting as we grow could have an adverse effect on our operations.

As our Company matures we will need to continue to develop and improve our current internal control systems and procedures to manage our growth. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish appropriate controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse effect on the price of our Common Shares.

Risks Related to Our Common Shares and this Offering

We will need, but may be unable to, obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

In the future, we hope to rely on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Shares will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. There can be no assurance that we will be able to generate any investor interest in our securities. If we do not obtain additional financing, our business may never commence, in which case you would likely lose the entirety of your investment in the Company.

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Even if this offering is successful, we may need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We expect the net proceeds from this offering to be $18,285,000 if this offering is sold in full. We expect that the net proceeds from this offering will be sufficient to fund our current operations for at least through 2021. However, our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. It is not certain that we have accounted for all costs and expenses of future development and regulatory compliance. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our products. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our shareholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The sale of additional equity or convertible securities may dilute our existing shareholders. The incurrence of indebtedness would result in increased fixed payment obligations and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely affect our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of any product, or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

If you purchase our Common Shares in this offering, you will incur immediate and substantial dilution in the book value of your Common Shares.

You will suffer immediate and substantial dilution in the net tangible book value of the Common Shares you purchase in this offering. Assuming an offering price of $1.00 per Common Share and assuming all 20,000,000 Common Shares are sold (after deducting estimated offering expenses), purchasers of Common Shares in this offering will experience dilution of approximately $0.83 per Common Share in net tangible book value of the Common Shares.

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Holders of our Common Shares are subject to dilution resulting from the issuance of equity-based compensation by us.

We intend to award warrants or restricted stock units to management to incentivize their performance and retention. Any additional equity grants and any exercise of existing warrants or restricted stock units will cause our shareholders to be diluted and may negatively affect the price of the Common Shares.

The offering price of this offering and the resale offering could differ.

The offering price of the Common Shares in this offering has been determined by negotiations between the Company and the Underwriter. The offering price in this offering bears no relationship to our assets, earnings or book value, or any other objective standard of value. The selling shareholders may sell the resale shares at prevailing market prices or privately negotiated prices after the close of this offering and listing of the Common Shares on the OTCQB Tier of OTC Markets Group. Therefore, the offering prices of this offering and the resale offering could differ. As a result, the purchasers in the resale offering could pay more or less than the offering price in this offering.

Ownership of our Common Shares may be considered unlawful in some jurisdictions and holders of our Common Shares may consequently be subject to liability in such jurisdictions.

Cannabis-related financial transactions, including investment in the securities of cannabis companies and receipt of any associated benefits, such as dividends, are currently subject to anti-money laundering and a variety of other laws that vary by jurisdiction, many of which are unsettled and still developing. While the interpretation of these laws is unclear, in some jurisdictions, financial benefit directly or indirectly arising from conduct that would be considered unlawful in such jurisdiction may be viewed to be within the purview of these laws, and persons receiving any such benefit, including investors in an applicable jurisdiction, may be subject to liability under such laws. Each prospective investor should therefore contact his, her or its own legal advisor regarding the ownership of our Common Shares and any related potential liability.

Our executive officers and directors and their respective affiliates may continue to exercise significant control over our Company after this offering, which will limit your ability to influence corporate matters and could delay or prevent a change in corporate control.

As of the date of this Offering Circular, our executive officers and directors currently represent beneficial ownership, in the aggregate, of approximately 39.5% of our outstanding Common Shares. Immediately following the completion of this offering (assuming all shares are sold), and disregarding any Common Shares that they purchase in this offering, if any, the existing holdings of our executive officers and directors and their affiliates will represent beneficial ownership, in the aggregate, of approximately 30.2% of our outstanding Common Shares. As a result, these shareholders may be able to influence our management and affairs and control the outcome of matters submitted to our shareholders for approval, including the election of directors and any sale, merger, consolidation, or sale of all or substantially all of our assets. These shareholders may have interests, with respect to their Common Shares, that are different from those of investors in this offering, and the concentration of voting power among one or more of these shareholders may have an adverse effect on the price of our Common Shares. In addition, this concentration of ownership might adversely affect the market price of our Common Shares by:

•	delaying, deferring or preventing a change of control of the Company;
•	impeding a merger, consolidation, takeover or other business combination involving the Company; or
•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

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The Company’s directors and officers may have a conflicts of interest in conducting their duties.

We may be subject to various potential conflicts of interest because of the fact that some of our officers and directors may be engaged in a range of business activities. In addition, our executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to the Company. In some cases, our executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to our business and affairs and that could adversely affect our operations. These business interests could require significant time and attention of our executive officers and directors.

We have broad discretion in how we use the proceeds of this offering and may not use these proceeds effectively, which could affect our results of operations and cause the price of our Common Shares to decline.

We will have considerable discretion in the application of the net proceeds of this offering. We intend to use the net proceeds from this offering for operations in Colombia and Canada, development of our healthcare products, intellectual property, regulatory compliance, working capital and general corporate purposes. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If our share price fluctuates after the offering, you could lose a significant part of your investment.

The market price of our Common Shares has been and could remain subject to wide fluctuations in response to, among other things, the risk factors described in this section of this Offering Circular, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our Common Shares. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

The public offering price of our Common Shares has been determined by negotiations between us and the underwriters based upon many factors and may not be indicative of prices that will prevail following the closing of this offering. Volatility in the market price of our Common Shares may prevent investors from being able to sell their shares at or above the initial public offering price. As a result, you may suffer a loss on your investment.

The regulated nature of our business may impede or discourage a takeover, which could reduce the market price of our Common Shares.

We require and hold various government licenses to operate our business. These licensing requirements could impede a merger, amalgamation, takeover or other business combination involving us or discourage a potential acquiror from making a tender offer for our Common Shares, which, under certain circumstances, could reduce the market price of our Common Shares.

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We do not intend to pay dividends on our Common Shares in the near future, and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Shares.

We have never declared or paid any cash dividend on our Common Shares and do not currently intend to do so in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in the Common Shares will depend upon any future appreciation in their value. There is no guarantee that the Common Shares will appreciate in value or even maintain the price at which you purchased them.

Future issuances of debt securities, which would rank senior to our Common Shares upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our Common Shares for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Shares.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Shares. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of Common Shares in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Shares must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our Common Shares.

General Risk Factors

The Company may become involved in legal proceedings from time to time, which could adversely affect the Company.

From time to time, we may be a party to legal and regulatory proceedings, including matters involving governmental agencies, entities with whom it does business and other proceedings arising in the ordinary course of business. We will evaluate our exposure to these legal and regulatory proceedings and establish reserves for the estimated liabilities in accordance with generally accepted accounting principles. Assessing and predicting the outcome of these matters involves substantial uncertainties. Unexpected outcomes in these legal proceedings, or changes in management’s evaluations or predictions and accompanying changes in established reserves, could have an adverse impact on our financial results.

Our participation in the cannabis industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by third parties, other companies and/or various governmental authorities against us. Litigation, complaints, and enforcement actions involving us could consume considerable amounts of financial and other corporate resources, which could have an adverse effect on our future cash flows, earnings, results of operations and financial condition.

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The Company’s success will depend, in part, on its ability to continue to enhance its product and service offerings to respond to technological and regulatory changes and emerging industry standards and practices.

Rapidly changing markets, technology, emerging industry and regulatory standards and frequent introduction of new products characterize the Company’s business. The introduction of new products embodying new technologies and regulatory developments may render the Company’s equipment obsolete and its products and services less competitive or less marketable. The process of developing the Company’s products and services is complex and requires significant continuing costs, development efforts, third-party commitments and regulatory approvals. The Company may not be successful in developing or effectively commercializing such new products and services, or obtaining any required regulatory approvals, which, together with any capital expenditures made in the course of developing such products and services, may have a material adverse effect on the Company’s business, financial condition and operating results.

We are dependent upon our management and key employees, and the loss of any member of our management team or key employees could have a material adverse effect on our operations.

The Company’s success is dependent upon the ability, expertise, judgment, discretion and good faith of its senior management and key employees. The loss of any member of our management team or key employees could have a material adverse effect on our business and results of operations. While employment agreements and incentive programs are customarily used as primary methods of retaining the services of key employees, these agreements and incentive programs cannot assure the continued services of such employees. Any loss of the services of such individuals, or an inability to attract other suitably qualified persons when needed, could have a material adverse effect on the Company’s business, operating results or financial condition. We do not currently maintain key-person insurance on the lives of any of our key employees. Competition for qualified technical, sales and marketing staff, as well as officers and directors can be intense, and no assurance can be provided that the Company will be able to attract or retain key employees in the future, which may adversely affect the Company’s operations.

Our inability to retain and acquire skilled personnel could impair our business and operations.

The loss of any member of our management team could have a material adverse effect on our business and results of operations. In addition, the inability to hire or the increased costs of hiring new personnel, including members of executive management, could have a material adverse effect on our business and operating results. The expansion of marketing and sales of our products will require us to find, hire and retain additional capable employees who can understand, explain, market and sell our products. There is intense competition for capable personnel in all of these areas and we may not be successful in attracting, training, integrating, motivating, or retaining new personnel, vendors, or subcontractors for these required functions. New employees often require significant training and, in many cases, take a significant amount of time before they achieve full productivity. As a result, we may incur significant costs to attract and retain employees, including significant expenditures related to salaries and benefits and compensation expenses issued in connection to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. In addition, as we move into new jurisdictions, we will need to attract and recruit skilled employees in those new areas.

We will need to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As our development and commercialization plans and strategies develop, we expect to need additional research, development, managerial, operational, sales, marketing, financial, accounting, legal and other resources. Future growth would impose significant added responsibilities on members of management. In order to manage growth and changes in strategy effectively, the Company must: (a) maintain adequate systems to meet customer demand; (b) expand sales and marketing, distribution capabilities, and administrative functions; (c) expand the skills and capabilities of its current management team; and (d) attract and retain qualified employees. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth and successfully growing our Company.

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If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us, our share price and trading volume could decline.

The trading market for our Common Shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our operations. We do not have any control over these analysts and their research and reports. Securities and industry analysts do not currently, and may never, publish research on our business. If no security or industry analysts commence coverage of our Company, the trading price for our Common Shares would likely be negatively affected. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our shares or publish inaccurate or unfavorable research about our business, our share price would likely decline. In addition, if our operating results fail to meet the forecast of analysts, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our shares could decrease, which might cause our share price and trading volume to decline.

After the completion of this offering, we may be at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we are listed on an exchange or quoted over-the-counter and our share price decreases and we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

We expect to incur significant ongoing costs and obligations related to our investment in infrastructure, growth, regulatory compliance and operations.

We expect to incur significant ongoing costs and obligations related to our investment in infrastructure and growth and regulatory compliance, which could have a material adverse effect on our results of operations, financial condition and cash flows. In addition, future changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on our business, results of operations and financial condition. Our efforts to grow our business may be costlier than we expect, and we may not be able to generate sufficient revenue to offset such higher operating expenses. We may incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications and delays, and other unknown events.

There is no assurance that the Company’s insurance coverage will be sufficient to cover all claims to which the Company may become subject.

Our production is, in general, subject to different risks and hazards, including adverse weather conditions, fires, plant diseases and pest infestations, other natural phenomena, industrial accidents, labor disputes, changes in the legal and regulatory framework applicable to us and environmental contingencies.

We currently maintain insurance coverage over our production and facilities. We may not be able to maintain insurance of the type and amount desired at a reasonable cost. If we were to incur significant liability for which we were not fully insured, it could have an adverse effect on our business, financial condition and results of operations.

We do not currently maintain key-person insurance on the lives of any of our key employees.

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We may be unable to implement our business strategy, which could have negative financial and reputational effects on our business.

The growth and expansion of our business is heavily dependent upon the successful implementation of our business strategy as described under the heading “Our Business.” There can be no assurance that we will be successful in the implementation of our business strategy. A failure to do so could have negative financial and reputational effects on us. Future clinical research studies may lead to conclusions that dispute or conflict with our understanding and belief regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis.

The Company could be subject to a security breach that could result in significant damage or theft of products and equipment.

Breaches of security at our facilities may occur and could result in damage to or theft of products and equipment. A security breach at our facilities could result in a significant loss of inventory or work in process, expose us to liability under applicable regulations and increase expenses relating to the investigation of the breach and implementation of additional preventative security measures, any of which could have an adverse effect on our business, financial condition and results of operations.

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MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCQB tier of the OTC Markets Group under the symbol, “ALID.” The OTC Market is a computer network that provides information on current “bids” and “asks,” as well as volume information. Our stock commenced trading on the OTCQB as ALID subsequent to the reverse acquisition in September 2019.

The following table sets forth the range of high and low closing bid quotations for our common stock for each of the periods indicated as reported by the OTC Markets. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Bid Prices
	Low	High
Quarter ended May 30, 2021 to date	$1.03	$1.15
Quarter ended May 30, 2021	$1.01	$1.24
Quarter ended February 28, 2021	$.63	$1.18
Quarter ended November 30, 2020	$.643	$2.10
Quarter ended August 28, 2020	$1.01	$2.765
Quarter ended May 30, 2020	$1.00	$1.55
Quarter ended February 29, 2020	$1.51	$1.55
Quarter ended November 30, 2019	$1.25	$1.30

Holders of Common Stock

As of June 11, 2021, there were approximately 86,016,824 shares of common stock issued and outstanding and 84 record holders of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.  Based on reports we have reviewed relative to such holders, we currently have at least 584 beneficial stockholders.

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

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DILUTION

Purchasers of our common stock in this offering will experience an immediate dilution of net tangible book value per share from the public offering price of $1.00. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this offering.

As of February 28, 2021, our net tangible book value was ($613,871), or ($0.007) per share of common stock. Net tangible book value per share represents our total tangible assets, less our total liabilities, divided by the number of outstanding shares of our common stock.

Dilution represents the difference between the amount per share paid by purchasers in this offering and the pro forma net tangible book value per share of common stock after the offering. After (i) giving effect to the sale of 20,000,000 shares of common stock in this offering at an offering price of $1.00 per share, and (ii) after deducting commissions and other estimated offering expenses payable by us of $1,580,000, our pro forma net tangible book value per share would have been $0.17 per share. This represents an immediate increase in pro forma net tangible book value per share of $0.177 per share to our existing stockholders and immediate dilution of $0.83 per share to new investors purchasing shares at the public offering price of $1.00 per share. We are currently completing a private placement of up to $5,250,000 in gross proceeds consisting at $0.75 per share for units totalling 7,000,000 shares of Common Stock and 7,000,000 warrants exercisable for 7,000,000 shares of Common Stock at an exercise price of $1.25 per share. This offering will revise the dilution numbers set forth below.

The following table illustrates the dilution in pro forma net tangible book value per share to new investors as of February 28, 2021.

Assumed public offering price per share	$1.00
Net tangible book value per share on February 28, 2021	$(0.007)
Increase in net tangible book value per share to the existing stockholders attributable to this offering	$0.1774
Adjusted net tangible book value per share after this offering	$0.17
Dilution in net tangible book value per share to new investors	$0.83

The following tables set forth, as of February 28, 2021, the number of shares of common stock purchased from us, the total cash consideration paid to us and the average price per share paid by the existing holders of our common stock and the price to be paid by new investors at the public offering price of $1.00 per share.

	Shares Purchase		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing investors before this offering	85,305,780	81.0%	$7,961,892	28.5%	$0.09
Investors purchasing shares in this offering	20,000,000	19.0%	$20,000,000	71.5%	$1.00
Total	105,305,780	100.0%	$27,961,892	100.0%	$0.27

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USE OF PROCEEDS

Our offering of 20,000,000 Shares is being made on a best efforts basis: The offering price per share is $1.00. The table below depicts how we plan to utilize the proceeds in the event that 25%, 50%, 75% and 100% of the Shares in this offering are sold; however, the amounts actually expended for working capital as well as other purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under “Risk Factors.” Accordingly, we will retain broad discretion in the allocation of proceeds of this Offering.

Number of shares sold	25%	50%	75%	100%
Gross proceeds from this Offering (1)(2)	$5,000,000	$10,000,000	$15,000,000	$20,000,000
Underwriting discounts and commissions (3)	$350,000	$700,000	$1,050,000	$1,400,000
Other offering costs and listing fees	$232,500	$232,500	$232,500	$232,500
Net proceeds from this Offering	$4,417,500	$9,067,500	$13,717,500	$18,367,500
Operations (Colombia)	$2,565,000	$5,190,000	$7,815,000	$10,440,000
Operations (United States)	$625,000	$1,190,000	$1,815,000	$2,440,000
Natural Health Product Development	$375,000	$750,000	$1,125,000	$1,500,000
Pharmaceutical Product Clinical Trials and Licensing Agreements	$500,000	$1,000,000	$1,500,000	$2,000,000
Regulatory Matters (legal, and compliance)	$62,500	$125,000	$187,500	$250,000
Intellectual Property Patent Submission and Enforcement	$20,000	$40,000	$60,000	$80,000
General & Administrative	$25,000	$690,000	$1,065,000	$1,440,000
Additional General Working Capital	$15,000	$82,500	$150,000	$217,500

__________

1. Expenditures for the 24 months following the completion of this offering. The expenditures are categorized by significant area of activity. The Company will hire more employees and consultants and scale up its operations based on the amount of funds it has.

2. Due to the uncertainties inherent in product development it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for the above purposes.

3. Consists of broker-dealer commissions of 7% of the offering proceeds.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents, debt and capitalization as of February 28, 2021:

You should read the following table in conjunction with the sections entitled “Use of Proceeds”, “Selected Consolidated Financial Information and Operating Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our financial statements and the related notes thereto included elsewhere in this Offering Circular.

As of February 28, 2021
Actual
Cash and cash equivalents	$148,984
Shareholders’ equity:
Common shares, par value $.0001 per share; 85,305,780 shares issued and outstanding	$8,531
Accumulated other comprehensive loss	$(481,543)
Accumulated deficit	$(11,803,864)
Total shareholders’ equity	$2,504,241
Total capitalization	$2,504,241

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DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.0001 par value, and 50,000,000 shares of preferred stock, $0.0001 par value. As of June 11, 2021, we had 86,016,824 shares of common stock, and no preferred stock outstanding.

In this offering, we are offering a maximum of up to 20,000,000 Shares of Common Stock. Each Share will be sold at a price of $1.00.

Common Stock

The following description of our common stock is a summary.  It is not complete and is subject to and qualified in its entirety by our certificate of incorporation and bylaws, both as amended, a copy of each of which has been incorporated as an exhibit to the Offering Statement of which this Offering Circular forms a part.

We are authorized to issue up to 300,000,000 shares of Common Stock, par value $0.0001. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote and may not cumulate their votes. Holders of common stock are entitled to share in all dividends that our Board of Directors, or the Board, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock.

Preferred Stock

The following is a brief summary of our preferred stock and is subject to, and qualified in its entirety by our certificate of incorporation and bylaws, both as amended, a copy of each of which has been incorporated as an exhibit to the Offering Statement of which this Offering Circular forms a part.

We are authorized to issue up to 50,000,000 shares of Preferred Stock, par value $0.0001. The shares of Preferred Stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of Preferred Stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

Listing on the OTCQB Market

Our common stock is listed on the OTCQB tier maintained by OTC Markets Group under the symbol “ALID”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock in the United States is VStock Transfer, LLC, 18 Lafayette Place. Woodmere, New York 11598.

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OUR BUSINESS

Our Company

Allied Corp. (“Allied”) is an international company with a mission to address medical issues by researching, creating and producing targeted cannabinoid health solutions including CBD, cannabis, and psilocybin-based products. Through the efforts of its Officers, Directors, and strategic partners over the past two decades, we have developed a variety of cannabinoid and psilocybin solutions for health and wellness applications, with an initial focus on Post Traumatic Stress Disorder, General Depression and Anxiety. We use what we consider to be an evidence-informed scientific approach to undertake its mission, through pharmaceutical research and development, plant-based production and development of unique therapeutic products.

We are targeting the cannabis and psilocybin markets, which are growing at 50% per year and projected to reach $20 billion of global revenues by 2024, according to BDS Analytics. We believe we have an opportunity to diversify revenue streams across consumer segments of the CBD, cannabis, and psilocybin product markets, including wellness, beauty, as well as food and beverages.

Historical Company Information

We were incorporated in the State of Nevada on February 3, 2013 under the name “Cosmo Ventures, Inc.”  On July 1, 2019 the Company filed a Certificate of Amendment with Nevada changing the name to Allied Corp.

Effective July 25, 2019 the Company entered into a Stock Purchase and Reorganization Agreement with AM (Advanced Micro) Biosciences, Inc., a British Columbia Canada corporation.  Upon completion of the closing effective September 10, 2019, AM (Advanced Micro) Biosciences became a wholly-owned operating subsidiary of the Company.

References in this Offering Circular to “Allied” or the “Company” may include references to the operations of our subsidiaries AM (Advanced Micro) Biosciences, Inc., Allied Corp Colombia S.A.S., Pacific Sun Fungi Inc., Allied US Products, LLC and Tactical Relief, LLC. All of these entities are 100% wholly owned subsidiaries of Allied.

The Company’s principal corporate office is located at 1405 St. Paul St., Suite 201, Kelowna, BC Canada V1Y 9N2. Our telephone number is (877) 255-4337. Our email is ir@allied.health.

Our Opportunity

We focus on the development of medicinal cannabis and psilocybin products for patients with conditions potentially suitable for treatment therewith. Such conditions include anxiety, insomnia, anorexia, chronic pain, epilepsy, chemotherapy-induced nausea and vomiting, post-traumatic stress disorder (PTSD), Parkinson’s disease, Tourette syndrome, irritable bowel syndrome (IBS) and spasticity associated with multiple sclerosis (MS) and spinal cord injury (SCI)1.

Our objective is to be a company that controls its own international vertically integrated supply chain or CBD, cannabis, and psilocybin products in order to maximize cash flow and profit margins. Our management team believes that having control over our supply chain should enable us to provide a consistent, rolling-harvest supply to the global cannabis community.

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Given the average cost of production in North America being approximately $1.00 to $2.00 per gram, we believe our anticipated raw flower cash cost of $0.05 per gram based on historical production of ours and other companies in the same region of cannabis production afforded by our Colombian production and cultivation should provide us a competitive advantage.

In addition to what we consider our demonstrated ability to cultivate low-cost, high margin cannabis in Colombia primarily for use in proprietary cannabinoid drug and natural health products for international distribution, we have hemp derived CBD natural health products for sale in the United States, have received commercial approval for sale of medical cannabis being produced in Colombia for export to nations other than the United States, and have initiated human clinical phase I trial for our psilocybin-based pharma products ALID 11, ALID 12 and Psilonex™ which are protected under provisional patent and trademarks in the United States.

We intend for our clients to access superior cannabis-related products developed with a high level of quality control. The Company believes that is fortunate to have assembled a team of industry veterans and management professionals with the background and experience to enable the Company to build, manage and grow such systems.

Key Strategic Objectives

Scale cannabis production in Colombia

We believe our Bucaramanga, Colombia development and cultivation facility gives us a significant competitive advantage in our production and sales of cannabis:

•	We are licensed to produce, extract, as well as both import and export psychoactive and non-psychoactive strains of cannabis.
•	We were approved to export cannabis by the Colombian government in April 2021.
•	We have constructed a one-hectare greenhouse, with another three to five additional hectares are anticipated in 2021, and ten to twenty hectares more planned for 2022.
•	We are now deriving monthly revenue from our Colombian cannabis harvests.
•	We completed our first harvest in July 2020 for the Colombian Ministry of Agriculture (“ICA”).
•	We obtained commercial approval for production of non-psychoactive cannabis in October 2020, and commercial approval for production of psychoactive cannabis in February 2021.
•	Each of our ten non-psychoactive CBD seed strains, and our ten THC seed strains submitted to ICA have been approved over a course of a process that began in October 2019.
•	Lower production cost: Our anticipated cash cost of raw flower production is approximately $0.05 per gram based on historical production of ours and other companies based in the same region, as favorably compared to the North American production costs of as opposed to most production between $1.00 and $2.00 per gram that we have observed.
•	Access to scalable land holdings in what we consider to be one of Colombia’s best suited climates for cannabis production in the order of 200 acres. Our Vice President of Colombia operations holds 8000 hectares of production land available to us upon the satisfaction of certain conditions.
•	We have all Colombian commercial production approvals and has applied for psychoactive quota for the equivalent of 10,000 kgs of psychoactive flower for 2021 and 85,000 kgs of flower production in 2022, as applied for on April 29, 2021. Non psychoactive production and sales are limitless under current Colombian law.
•	We have engaged what we consider to be one of Colombia’s leading agricultural genetics teams for cannabis production.

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Since we received cultivation approval from ICA, we have developed what we consider to be competitive advantages of Yield, Cannabinoid Potency, Quality, Cost, Frequency of Harvests, and, notably have:

•	Yield-Continually increased our yields per hectare.
•	Potency-Increased and replicated the THC and CBD yields of our plant/seed strains.
•	Cost-Reduced our cash cost of raw flower production to as little as $0.05 per gram based on historical production of ours and other companies in the same region.
•	Quality-Met or Exceeded European Pharmacopeia Standards.
•

Frequency of Harvest-We currently harvest six to seven times per year in order maximize our production footprint. Consequently, each hectare at our Colombian cultivation site is expected to produce the equivalent of six to seven hectares of cannabis on a mono-crop yearly cycle. (See-Cannabis Production-Colombia).

Establish United States Production of Cannabis if Federally legalized

Our wholly owned subsidiary, Allied US Products LLC, a Nevada limited liability company, entered into a contingent asset purchase agreement (the “ Contingent Asset Purchase Agreement”) which allows for the purchase of a Nevada State US-based cannabis license from a subsidiary of Fiore Cannabis, Ltd. upon on the occurrence or waiver of the changes in U.S. federal law to permit the general cultivation, distribution and possession of marijuana or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event”). We will only conduct business activities related to growing or processing cannabis in jurisdictions, including the United States, when it is federally permissible to do so. While we have several arrangements with United States based companies that may themselves participate in the United States cannabis market, these relationships do not violate the federal laws of the United States respecting cannabis and in no manner involve us in any activities in the United States respecting cannabis. (See- Potential United States Production in the Event of Federal Cannabis Legalization).

Generate Revenues from Natural Health Products containing Hemp-based CBD.

With the launch of our health hemp-based CBD brands in the United States, we expect from product rollout and expanded distribution. We have conducted focus groups, brand creation and test marketing over the past year. We have now commercially launched three brands in the US: Tactical Relief™, Equilibrium Bio™, MaXXa ©. The Buds Pure Naturals brand is intended to be licensed to a Canadian License holder to sell into the Canadian market. (See-Our CBD Brands and Products).

Complete trials of ALID 11, 11 and Psilonex™ Prescription Medications

We expect to complete our clinical Phase 1 pharma trials in 2021, eventually leading to a drug indication for PTSD. We then plan to pursue a licensing deal with a larger developer, producer, and distributor of pharmaceuticals. (See-Pharmacologic Products).

Distribution

Our goal is to become a market leader in the cultivation and processing of medicinal-grade cannabis oil and high quality cannabis derived medical and well-being products for large channel distributors, including pharmacies, medical clinics, and cosmetic companies, by expanding our production capacity, creating sustainable and natural products, expanding our geographic footprint, continuing to explore strategic partnerships and pursuing accretive acquisitions to supplement our organic growth as set forth below.

Explore strategic partnerships.

Because we offer a variety of cannabis related products, including beauty and skincare products, foods and beverages, we believe that we can create a competitive advantage by partnering with national and multinational companies, across various product categories to jointly develop and market branded cannabis offerings.

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Pursue accretive acquisitions.

We believe that our deal-making capabilities and experience will allow us to successfully identify, consummate and integrate acquisitions. The cannabis industry is highly fragmented and as it continues to evolve, we expect significant industry consolidation in existing and new markets. Our deal-making capabilities and experience may allow us to successfully identify, consummate and integrate acquisitions. As a public company, we could have greater ability to finance acquisitions, including through using our equity as consideration and accessing the capital markets.

Due to the competitive and dynamic nature of the emerging cannabis products market and rapid changes in the regulatory environment, we recognize the need to remain flexible, so we can react to opportunities and risks as they develop. We will continue to re-evaluate and re-prioritize our strategies to respond to these developments. We are actively fostering a culture of continued agility and exploration since the ability to pivot depending on market dynamics will deliver competitive advantage.

Our CBD Brands and Products

Over the past year we have developed, manufactured and test marketed all of our hemp derived CBD products for sale in the United States. Under the Farm Bill of December 2018, the use and sale of hemp derived CBD products in the United States is legal.

We have three hemp derived CBD product brands to market in the United States all with a catalog of products. We are selling these through e-commerce portal at www.alliedcorpbrands.com, and is also actively seeking physical retail store distribution throughout many states.

Our core hemp derived CBD brands are:

Tactical Relief™ Brand www.tacticalrelief.com

Tactical Relief™ is intended to be considered a patriotic brand under which health and wellness products are brought to market to serve veterans and first responders. The flagship product “Liberty” is a hemp derived CBD tincture for sale in the United States. Additional products include Tactical Hydration, a CBD infused electrolyte replacement drink and many others (described below). The Tactical Relief™. Novel formulations are created to help those living with PTSD across the United States. We signed a distribution Agreement with Hollister Biosciences for the manufacturing and distribution into California, Nevada and Arizona. We own the trademarks for Tactical Relief™ and we license them for distribution by Hollister Biosciences. On June 26, 2020 we signed a definitive agreement with Hollister Biosciences to bring to market a pipeline of products that are targeted towards helping veterans and first responders. These products will be brought to market under the brand Tactical Relief™, a veteran-founded hemp-based CBD oil brand we own.

Branded under Tactical Relief™, the first products to be manufactured will feature products recognized for their medicinal properties in the treatment of Post-Traumatic Stress Disorder (PTSD). Consistent with Hollister’s mission, the products will be crafted in small, artisanal batches for optimal quality and made from premium California-grown cannabis. We license the Tactical Relief hemp-based CBD product brand to Hollister for use in the State of California.

Under the terms of the Agreement with Hollister Biosciences, we will contribute the Tactical Relief™ brand support including use of trademark, artwork, logos and package design for a series of products. On an ongoing basis, we will be financially responsible for all marketing design and support. Hollister will be responsible for all aspects of production and procurement of underlying materials. Hollister will also be responsible for all costs associated with distribution and sales support. All production of cannabis products will take place under Hollister’s supervision and licenses. We and Hollister will further explore the development and marketing of additional hemp-based CBD products, as well as expanding into additional regions within the United States over the coming years. The new Tactical Relief™ products will be distributed exclusively by Hollister’s distribution partner, Indus Holdings Inc. An estimated 5% of net profits from all sales will be donated to charity. The remaining profit generated from the sale of the hemp-based CBD products will be shared 60:40 between us and Hollister.

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We have contributed the veteran brand, artwork, logos, packaging design and marketing for all Tactical Relief™ products. Hollister has completed all aspects of production and procurement of underlying hemp-based CBD materials. We will be supporting the marketing and brand presence with veteran representation.

Some of the Tactical Relief ™ products currently offered under this brand:

•	Tactical Relief ™ Tactical Hydration – a CBD infused electrolyte replacement drink with sodium citrated electrolyte replacement in three refreshing flavors.

•	Tactical Relief ™ Liberty – A mint and vanilla flavored 1000mg CBD tincture fortified with specific terpene profile.

•	Tactical Relief ™ FIZZ Tablets – 35mg CBD fizz tablets for adding to your water bottle.

•	Tactical Relief ™ Battle Balm – CBD roll on activity rub for aches and pains.

•	Tactical Relief ™ Quick Hit – CBD gummies.

Equilibrium Bio™ Brand www.equilibriumbiomed.com

Equilibrium Bio is a lifestyle brand that is focused on everything athletic. From Crossfit workouts to Ironman races to general athletic consumers, Equilibrium Bio products have been formulated to assist the athlete along the competitive journey. Hydration and recovery are the primary areas of focus for Equilibrium Bio products. We built a sales and distribution infrastructure for this brand in 2020. We signed contracts with two major athletes (Camille Leblanc and Dave Lipson) who have 2,000,000 followers on Instagram to endorse the products. On December 10, 2020, we announced the completion of the first manufacturing run of Hydro Sport CBD-infused rehydration drinks from our latest brand, Equilibrium Bio. These drinks have also been produced for the Tactical Relief™ branding as Tactical Hydration electrolyte replacement and rehydration drink products.

The first Equilibrium Bio™ products known as Hydro Sport are available for purchase today on e-commerce platforms and have also been shipped to national retail buyers throughout the United States. The first manufactured batch encompasses six unique product SKUs (stock-keeping units). The CBD-infused drink pouches come in three flavors: Lemon Lime, Berry Fresh and Orange Burst. The all-natural flavoring and ingredients in the drinks include: Filtered Water, CBD 20 (mg), CBD, CBG, Sodium Citrate, Citric Acid, Sea Salt, Natural Flavor, Tripotassium Citrate, Vitamin B Complex, Ascorbic Acid (Vitamin C), Sucralose, Acesulfame Potassium and Beta Carotene for color.

Some of the Equilibrium Bio™ products that are currently offered:

•	Equilibrium Bio™ - Hydrosport CBD Drink – a CBD infused electrolyte replacement drink with sodium citrate electrolyte replacement in three refreshing flavors.

•	Equilibrium Bio™ Hydrosport Tincture – 1000mg CBD tincture fortified with specific terpene profile.

•	Equilibrium Bio™ FIZZ Tablets – 35mg CBD fizz tab for adding to a water bottle.

•	Equilibrium Bio™ Sport Rub – CBD post activity rub for aches and pains.

•	Equilibrium Bio™ Quick Hit – CBD gummies with vitamin B12.

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On December 3, 2020, we announced an endorsement contract with elite athlete, David Lipson (“Lipson”), Founder of Thunder Bro Athletic Company. Lipson is a world-renowned athlete that founded an elite athlete training company called “Thundrbro”. As a professional baseball player and now a strength and conditioning leader, Lipson travels the world training trainers on how nutrition, training and athletic mind set impact sport performance and life. Lipson’s National reputation in the Unites States has several thousands of followers that adhere to his training programs and is well respected athlete within the trainer community. Lipson has trained entertainment celebrities, professional Major League Baseball and National Football League athletes and Crossfit Games champions.

Thundrbro is a training and lifestyle brand with an objective of providing quality products, information, and resources to help people live optimally. The Thundrbro mission is to make the world a better place through physical training, and mental toughness with a winning mindset.

MaXXa© Brand www.maxxabrand.com

MaXXa is a brand designed to be athletically sleek and focused on developing natural CBD infused cosmetics and beauty products. There are currently six unique products in the catalogue. These products are targeted with beauty and anti-aging in mind. There are MaXXa products focusing on anti-aging and cosmetics. MaXXa’s first shipment of products to Asia was completed on January 28, 2020. This shipment included a total of 120 total units encompassing 20 units for every six unique product SKUs (stock-keeping units). We then temporarily paused sales activities due to COVID. We intend to resume sales expansion efforts of MaXXa into the Asian marketplace following the decrease in restrictions due to COVID.

Some of the MaXXa™ products currently offered include:

•	MaXXa™ Skin Structure - Skin Structure is a facial formula topically applied to improve skin’s radiance and youthfulness.

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MaXXa™ Eye Recover - Eye Recover is based on antioxidant power of low molecular weight hyaluronic acid. Ultra-hydrating eye serum helps the delicate eye skin ward off free radicals as well as helping to protect against sun damage.

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MaXXa™ Glossy Lip Recover - Glossy Lip Recover moisturizes and nourishes the lips and gives them a silky smoothness. Enriched with rich fruit extracts - beeswax as well as oils and butter - this lip gloss moisturizes, beautifies and revitalizes your lips.

•	MaXXa™ Skin Designer – skin designer uplifts your skin with the power of CBD extracts and hyaluronic acid. This product stimulates cell regeneration while minimizing age spots.

•	MaXXa™ Vitamin Absolute - Vitamin Absolute is a soothing, calming and all-around moisturizing facial oil.

•	MaXXa™ Absolute Recover - this specialized formulation allows the infused bioactive compounds to be delivered directly to the desired areas of inflammation, pain and other skin ailments.

Pharmacologic Products

Allied was organized because our founders believed veterans and first responders suffering from Post-Traumatic Stress Disorder (“PTSD”) could have their underlying symptoms better addressed with targeted cannabinoid pharmacologic solutions. We entered into an agreement to purchase Pacific Sun Fungi Inc. on January 24, 2021 which was subsequently amended and the acquisition later closed in March 2021. The Company acquired Pacific Sun Fungi Inc. to develop psilocybin-based solutions, including both potential pharmaceutical and natural health products, for those suffering from PTSD. Accordingly, we have expanded our pharmacologic research to find better treatment options for those suffering from depression, anxiety and general mental health issues. Accordingly, we believe we are in a unique position to develop a full-scope, closed-loop therapy protocol, which contrasts with psilocybin therapies that support the patient for an episodic micro-dosing treatment regime following a specific dosing and wash out cycle. We believe our existing cannabinoid treatment solutions may alleviate the effects of the “treatment gaps” between psilocybin dosing periods, providing what we call the “Allied Full Scope Treatment”.

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Our proprietary “Allied Full Scope Treatment” offers the patient continual therapy with treatment options both before and after the psilocybin treatment period. This is accomplished by offering our cannabinoid and natural health products combined with the psilocybin products and protocols under legally mandated licenses with physician supervision.

We are also in the process of applying for a Section 56 exemption in Canada for physicians to be able to prescribe our formulations to military veterans and first responders. Our objective is to be one of the first companies to come to market with a PTSD treatment regimen of internally-developed proprietary psilocybin products augmented by our natural health and cannabis-derived pharmacologic products.

Products in Development

Psilonex™

On March 25, 2021 we announced that we filed for trademark protection with the United States Patent Office for our pharmaceutical product Psilonex™. Psilonex™ is a proprietary formulation prescribed within a treatment path that involves both a pharmaceutical psilocybin-based formulation, followed by a daily cannabinoid maintenance period. Psilonex™ is intended to be prescribed by a physician, followed by the cannabinoid daily therapy that can be purchased by the consumer in regions where it is legal to do so as “Psilonex™ Daily,” Both of these products are currently being researched, developed and tested by our pharmaceutical development team.

The filed trademark protects our intellectual property for Psilonex™ covering: chemical preparations for pharmaceutical or medical purposes, namely, for treating depression, anxiety, and PTSD, and for improving mental health; nutraceuticals for the treatment of mental health disorders and conditions, including depression, anxiety, and PTSD; nutraceuticals for use as a dietary supplement; Nutraceuticals for use as a dietary supplement for improving mental health; pharmaceutical preparations and substances for the treatment of psychiatric diseases and disorders; pharmaceutical preparations for the treatment and prevention of mental health disorders; Pharmaceuticals, namely, psychotropics; dietary and nutritional supplements; fungal extracts sold as a component ingredient of nutritional supplements and vitamins, and; related websites.

ALID 10 and ALID 11

ALID 10 and ALID 11 target the treatment of Post-Traumatic Stress Disorder and related mental health conditions through the targeted function of the 5-HT2 receptor and physiological pathways. Following the completion of the pre-clinical research phase, we intend to bring ALID 10 and ALID 11 through human clinical trials through its relationships with the University of Haifa, Israel and MGC Pharma in Europe.

In 2020, we filed a United States provisional patent application entitled “Compositions and Methods for Modulating Endocannabinoid Systems Activity and Treating Mental Health Disorders”. The patent application covers ALID-10 and ALID-11, as well as other cannabis derived compounds designed for superior pharmaceutical properties for treatment of PTSD and other mental disorders.

In October 2019, we signed a Master Services Agreement with the University of Haifa, Israel. This academic research center gives us access to a proprietary pre-clinical animal model that is owned by Carmel. Carmel is the business unit that manages the University of Haifa center for Research in Israel. Specifically, we will use this proprietary animal model for the purposes of specialized pharmaceutical cannabinoid research and pharmaceutical product development. Through our agreement, we have access to the University of Haifa’s leading-edge facilities, proprietary animal model, pharmaceutical development, academic laboratory and associated scientists and investigators. This should enable us to conduct the pre-clinical phase of the development of a proprietary pharmaceutical product for ALID-10 and ALID-11.

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In the second quarter of 2020, we expanded our ALID-10 and ALID-11 research activities, as well as entered into a manufacturing and sales agreement with MGC Pharmaceuticals of Australia (“MGC”). Under the terms of these agreements, MGC will manufacture our pharmaceutical products within their GMP (Good Manufacturing Practices) certified factory in Slovenia (which is in the European Union, or EU), which should enable us to have our pharmacological products produced under procedures and methods that meet those high-quality standards. In addition, the MGC sales and distribution agreement, should provide us a channel to sell our products following the completion of a PHASE I clinical trial. MGC currently has cannabis-based pharmaceutical products for sale in Europe, and. Moreover, we believe it has demonstrated a proven ability to commercialize cannabis based pharmaceutical products. We also announced the initiation of a pharmaceutical human clinical PHASE I research trial with MGC, but COVID-19 had an operational impact on the progression of this research trial. We intend to complete this trial as a part of the use of proceeds from this financing.

Under the terms of our agreements with MGC, it will provide what we consider to be a comprehensive suite of pharmaceutical services to advance our pharmaceutical products into human clinical PHASE 1. This trial is expected to test the efficacy and pharmacodynamics of our pipeline of proprietary cannabis derived drug candidates targeting PTSD. The scope of MGC Pharma’s services are to cover clinical research, Investigational Medicinal Product (IMP) registration, manufacturing of lab volumes for the research project, drug stability testing, GMP manufacturing and regulatory assistance for obtaining an IMP numbers that are needed in order for pharmaceutical products to be sold.

Psilocybin Development

Recent Regulatory Developments Suggest Increased Acceptance of Pharmacologic Psilocybin

•	In 2018, the FDA recognized psilocybin therapies as a “breakthrough” therapy for PTSD and Major Depressive Disorder. (Food and Drug Administration, 2018).

•	In 2019, Imperial College of London and John Hopkins open the first psychedelic research centers. MAPS clinics across the nation conduct research on psilocybin therapy. (Forbes.com, 2019).

•	In 2020, Health Canada approves psilocybin for use with select patients with terminal illnesses, while the State of Oregon decriminalized psilocybin. (Health Canada, 2020 and Oregon State Health, 2020).

Our Psilocybin Patent Applications

On October 20, 2020 we filed a new United States provisional patent application entitled “PSILOCYBIN COMPOSITIONS AND FORMULATIONS AND THEIR USE IN TREATING MENTAL HEALTH DISORDERS AND IMPROVING MENTAL HEALTH”. The provisional patent application covers a novel combination of psilocybin and proprietary mushroom formulation, as well as a novel treatment regimen targeting Post Traumatic Stress (PTSD), Depression and General Anxiety. Along with the novel treatment regimen, our formulation consists of novel micro-dose ratios of several medical mushroom compounds combined with additional natural health molecules.

Along with the proprietary functional mushroom formulation under provisional patent, a full scope treatment regime involving our specific CBD and terpene products is ready to add to the patent. This is the first full scope treatment of its kind that involves a specific psilocybin treatment regime that is bridged with a cannabinoid therapy approach. A full scope psilocybin and cannabinoid treatment approach to mental health.

In March 2021, we submitted a second provisional patent for our therapeutic formulation and treatment regimen involving a prescription drug followed by a prophylactic daily drug formulation. These two products together administered under a novel treatment regimen are intended to be tested through our clinical trial infrastructure in pursuit of a drug indication for general depression and anxiety.

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The provisional patent submitted is entitled: COMPOSITIONS AND FORMULATIONS OF PSILOCYBIN AND CANNABINOIDS AND METHODS OF THEIR USE TOGETHER FOR TREATING MENTAL HEALTH DISORDERS AND IMPROVING MENTAL HEALTH.

This provisional patent contemplates the full scope treatment of general depression and anxiety with a proprietary prescription medication followed by a daily prophylactic dose of proprietary medicinal compositions. This includes a proprietary dosing and therapeutic regimen of psilocybin, additional functional mushrooms and cannabinoid therapeutics.

Among the various aspects of the present invention contemplated in the provisional patent submission are compositions, formulations, methods for modulating endocannabinoid system activity, for modulating neuro-steroid biosynthesis, and for modulating neurotransmission, and methods for treating mental health disorders and improving mental health, using synergistic combinations of psilocybin, cannabinoids, and other active agents, provided in distinct daily dosing regimens.

Pacific Sun Fungi

In March 2021, we completed the acquisition of Pacific Sun Fungi which is now a 100% wholly owned subsidiary. This acquisition further expands upon our provisional patent submissions for our functional mushroom formulation targeting major depression and anxiety. Pacific Sun performs psilocybin research and development, and holds several formulations that have been tested under physician supervision. In addition, Pacific Sun also has proprietary extraction knowledge and proprietary formulations for several specific disease targets and physician-led therapy protocols. We are in testing these products rigorously through the appropriate research protocols to determine their efficacy as treatments for specific disease targets.

We believe Pacific Sun has many products some of which have provisional patents or patent applications ready for clinical intake consisting of both novel functional mushroom formulations including psilocybin and additional medical mushrooms. We will be research, and intend to bring to market, a 100mg psilocybin formulation, a 250mg formulation, as well as other novel dosing technologies.

Cannabis Production

Colombia

We believe our Bucaramanga, Colombia development and cultivation facility gives us a significant competitive advantage in our production and sales of cannabis:

•	We are licensed to produce, extract, as well as both import and export psychoactive and non-psychoactive strains of cannabis.
•	We were approved to export cannabis by the Colombian government in April 2021.
•	We have constructed a one-hectare greenhouse, with another three to five additional hectares are anticipated in 2021, and ten to twenty hectares more planned for 2022.
•	The Company has received multiple purchase orders for Colombian cannabis and derived revenue beginning in May 2021 through the successful completion of revenue transactions.
•	We completed our first harvest in July 2020 as part of the approval process for the Colombian Ministry of Agriculture (“ICA”).
•	We obtained commercial approval for production of non-psychoactive cannabis in October 2020, and commercial approval for production of psychoactive cannabis in February 2021.
•	Each of our ten non-psychoactive CBD seed strains, and our ten THC seed strains submitted to ICA have been approved over a course of a process that began in October 2019.
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Lower production cost: Our anticipated cash cost of raw flower production is approximately $0.05 per gram based on historical production of ours and other companies in the same region, as favorably compared to the North American production costs of as opposed to most production between $1.00 and $2.00 per gram that we have observed.

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Access to scalable land holdings in what we consider to be one of Colombia’s best suited climates for cannabis production in the order of 200 acres. Our Vice President of Colombia operations holds 8000 hectares of production land available to us upon the satisfaction of certain conditions.

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We have all Colombian commercial production approvals and has applied for psychoactive quota for the equivalent of 10,000 kgs of psychoactive flower for 2021 and 85,000 kgs of flower production in 2022, as applied for on April 29, 2021. Non psychoactive production and sales are limitless under current Colombian law.

•	We have engaged what we consider to be one of Colombia’s leading agricultural genetics teams for cannabis production.

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In July 2019, we activated our Colombian licenses that are required to produce, extract, import and export psychoactive and non-psychoactive cannabis. This has been a year-long process that began with the registration of our ten (10) novel strains with the national cultivar registry. Each strain was then germinated into plantlets in our cultivation center in Colombia. Following germination, the plants entered into five (5) months of field trials that included rigorous data collection, analysis and phenotyping of the strains while in the vegetation life cycle. During this time, the strains were provided with propriety nutrients, handled with standard operating procedures and guided towards the plant flowering phase. Proprietary nutrients and procedures were also adhered to during the flowering phase and detailed batch record audit data were diligently collected during every day of the plant life cycle. Following flowering, the plants were harvested and tested for cannabinoid profiles and quality assurance testing parameters. The harvested material was then sent to several accredited testing laboratories and tested its products by high performance liquid chromatography testing methods. Testing was carried in several labs for validation of the results regarding the accuracy of the cannabinoid profiles.

The lab results from the testing of the cannabis showed a higher cannabinoid profile from being grown in the Colombian climate when compared to the same strains grown in North American climate. The lab results, batch records and procedural archives were also submitted to the Colombian Institute of Agriculture and a day-long presentation was provided by our team. As a result of this process, we received approval for twenty novel strains (ten psychoactive, ten non-psychoactive) from the technical directorate of the ICA, representing a diverse range of chemotypes with novel cannabinoid profiles.

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Our production approach is designed according to the European Pharmacopeia and Good Agricultural Collection Practices (GACP) standards. These standards meet South American, European, US and Canadian quality assurance standards for production of commercialization of cannabis.

In addition, in order to adhere to Canadian production regulations with respect to seed approval and strain-acclimatization, in Canada we have created research and development environments (under personal production licenses approved by the Canada Regulators) that mimic the micro-climates in Suesca, Ibague and Bucaramanga. We found Bucaramanga to have the best micro climate for production of our plant strains, and accordingly located our Colombian production there. We have stressed the strains with high temperatures and humidity levels to mimic the natural weather patterns in the areas in which we will be cultivating. This is designed to mitigate the acclimatization risk that we believe many peer companies are experiencing in Colombia.

Our Colombian Cultivation Results

On April 15, 2021 we shared an analysis of our Colombian production harvests since commencement seven months earlier on October 15, 2020. Over this period, we continued to harvest weekly, while adding to our inventory and expanding our analytic data set.

We have now cultivated several successive Colombian harvests with what we consider to be consistent results. The results showed increased production yield, higher cannabinoid percentages, high quality as measured by cannabinoid potency, as well and as low cost per gram production cost relative to North American production. Our lab results showed a higher cannabinoid profile from being grown in the Colombian climate when compared to similar genotypes of strains grown in North American climate. These lab results, batch records and procedural archives, were submitted to ICA during a day-long presentation by our team, which, in turn, resulted in the approval by the technical directorate of ICA for the ten THC (i.e., psychoactive) strains tested. We believe these THC strains represent a diverse range of chemotypes with novel psychoactive cannabinoid profiles.

In addition to the increase in grams produced per square meter, the cannabinoid percentages showed an increase when produced in Colombia when compared to North America. We have now cultivated several successive harvests with repeatable results. We believe these results suggest we have competitive advantages that we describe as Yield, Cannabinoid Potency, Quality, Cost, Frequency of Harvests.

Increased yield – Approaching One kilogram per Square Meter

We believe we have a proprietary approach to cultivation which fosters high yield production. Our first Colombian harvest yielded 424 grams per square meter of production space. The second harvest, 612 grams per square meter and third and fourth harvest resulted in yields of 684 grams and 893 grams per square meter respectively. The fifth and sixth harvest yielded 894 and 905 grams per square meter respectively. We believe this data shows that our team, is approaching its goal of one kilogram per square meter goal of production output.

Potency-Cannabinoid Production

In Colombia, per our internal testing we have achieved repeatable THC cannabinoid percentages of 29.08% in the psychoactive varieties and CBD percentages of 24.64%. With our continuous quality improvement program, these percentages have continued to increase. The data collected showed that these strain profiles showed a significant increase in cannabinoid content when comparing the output from our Colombian cultivation to our North American cultivation environments.

Cost of Production – Approximately $0.05 per Gram

Our cash cost of raw flower production is anticipated to be $0.05 cents per gram based on historical production of ours and other companies in the same region. This presents a potential increased margin advantage to multi-state operators within the United States if and when we are able to sell cannabis to the United States, and potentially for wholesale buyers internationally. We believe suggests we can reduce the cost of supply and improve margin for distributors in markets with costs of production between $1.00 - $2.00.

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Quality – Meeting European Pharmacopeia (International) Standards

Our cultivation and production processes meet European Pharmacopeia standards and Good Agricultural Collection Practices (GACP) standards with zero pesticide use, as they were designed from inception. These standards meet South American, European, US and Canadian quality assurance standards for production of commercialization of cannabis. Every cannabis plant is counted and audited during every day of its life cycle. Data collected includes temperature, humidity, pest and disease management indicators. All harvested material is tested for physical identity, aflatoxins, foreign body count, total aerobic plate count, total yeast, e coli, salmonella, bile tolerant gram-negative bacteria, cannabinoids, cadmium, lead, arsenic, mercury, terpenes and pesticides. All product is analyzed and approved based upon meeting thresholds for each of the testing parameters.

Frequency of Harvests: We Have Maintained Consistent Production with Weekly Rolling Harvests

Given the advantages that the equatorial climate of Colombia offers, we have been harvesting weekly, suggesting we should be able to offer reliably consistent supplies in large volumes to multiple markets simultaneously.

Our Focused Cultivation and Cannabis Plant Development Approach

We received approval from the Colombian Ministry of Agriculture (“ICA”) for 20 out of 20 plant strains (10 CBD and 10 THC). ICA reported to us in February 2021 that we were the first company to do so. Our strains have both non-psychoactive and psychoactive varieties that have been legally cultivated both in North America and now in the South America. As a result, we have activated our Colombian licenses for production, extraction, importation and exportation of psychoactive and non-psychoactive cannabis.

This is the culmination of a year-long process that began with the registration of what, in our opinion, are our novel strains with the Colombian national cultivar registry. Each strain was then germinated into plantlets in our cultivation center in Colombia. Following germination, the plants were tested in field trials over five months of field trials that included data collection, analysis and phenotyping of the strains during the vegetation life cycle. These strains were given proprietary nutrients, handled with standard operating procedures guided towards the plant flowering phase, while detailed batch record audit data was collected every day of the plant life cycle. Following flowering, the plants were harvested and tested for cannabinoid profiles and quality assurance testing parameters. The harvested material was then sent to several (accredited testing laboratories and tested by liquid chromatography testing methods for validation of the accuracy of the cannabinoid profiles.

It should be noted that production is divided into two key types of products: (i) “non-psychoactive” means the strains and genetics with THC levels of less than 1% by weight (ii) “psychoactive” means the strains that have more than 1% THC by weight. Approval of psychoactive cultivation is much more complex than the non-psychoactive approvals in Colombia. In order for a Colombian licensed producer to gain approval to sell and export, the producer must first register their genetics, then go forth and cultivate a limited number of plants as a test harvest. Following the harvest, drying and extraction processing, the product is analyzed and presented to the Colombian Ministry of Agriculture; we have received the requisite approvals from the Colombian Government for each phase of its cannabis development and cultivation.

Our Path from Testing to Approved Cannabis Exports from Colombia

On April 20, 2021 we received clearance from the Colombian authorities to export our harvested non psychoactive cannabis-based products from our first harvest. This milestone was achieved after having undergone the testing and cultivation activities described immediately above herein, and having received the ICA and Colombian Ministry of Justice approvals and licenses described below. Moreover, on April 26, 2021, we received approval to export cannabis-based products to a second international market.

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In October 2019 we were granted from ICA approval to begin the seed evaluation process for our ten non-psychoactive CBD strains. In addition, just over six months later (April 29, 2020) the Ministry of Justice signed a resolution authorizing us to evaluate our Company’s proprietary strains in order that we could select our best pheno-typed THC psychoactive cannabis strains with the best commercial production characteristics. Along with our previous approval for non-psychoactive evaluation, our subsidiary Allied Colombia S.A.S. could then evaluate all twenty of our psychoactive and non-psychoactive strains.

On October 15, 2020, we received approval from the Colombian Institute of Agriculture (“ICA”) for the cultivation and commercialization of each of our ten proprietary CBD non-psychoactive strains submitted within seed evaluation process which commenced a year earlier. Such enabled us to process and sell our Colombian CBD non-psychoactive production.

On March 9, 2021, we announced that we received ICA approval for the commercialization of its our proprietary THC psychoactive cannabis strains, which was the culmination of the evaluation process for which permission was granted in late April 2020. Each of our ten psychoactive strains were approved and we have passed all of the ICA requirements to be able to cultivate the resultant plants. As a result, we have has applied for a psychoactive export quota for both 2021 and 2022 under the Colombian regulatory regime. These applications are for the oil equivalent of 10,000 kgs of flower and 85,000 kgs of flower for 2021 and 2022 respectively.

Following the first commercial harvest, and in anticipation of requisite ICA and Ministry of Justice approvals, we obtained signed sales off-take contracts with international buyers from Canada, the USA, Europe, and then applied for clearance to export.

Potential United States Production in the Event of Federal Cannabis Legalization

Our wholly owned subsidiary, Allied US Products LLC, a Nevada limited liability company, entered into a contingent asset purchase agreement (the “ Contingent Asset Purchase Agreement”) which allows for the purchase of a Nevada State US-based cannabis license from a subsidiary of Fiore Cannabis, Ltd. upon on the occurrence or waiver of the changes in U.S. federal law to permit the general cultivation, distribution and possession of marijuana or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event”).

While we have begun to enter into arrangements with United States based companies that may themselves participate in the United States cannabis market, we do not hold any US assets, but rather have a call option to purchase that can be exercisable or exchangeable upon cannabis becoming legal or permissible in the United States under Federal law.

We will only conduct business activities related to growing or processing cannabis in jurisdictions, including the United States, when it is federally permissible to do so. We are not considered a United States Marijuana Issuer (as defined in the Canadian Securities Administrators Staff Notice 51-352 – Issuers with United States Marijuana-Related Activities (the “Staff Notice”)) nor do we have material ancillary involvement in the United States. cannabis industry in accordance with the Staff Notice. While we have several arrangements with United States based companies that may themselves participate in the United States cannabis market, these relationships do not violate the federal laws of the United States respecting cannabis and in no manner involve us in any activities in the United States respecting cannabis.

Regulatory Matters

Colombia

Our cultivation operations are in Colombia and are conducted by Allied Colombia S.A.S., a wholly-owned subsidiary. As a cultivator of cannabis, the Company is substantially dependent on the licenses for cultivation, production and other regulatory activities, granted to Allied Colombia by Colombian governmental and regulatory bodies.

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The following table summarizes regulations applicable to the cultivation, fabrication, import, export and use of cannabis in Colombia.

Regulation:	Regulates:

Law 1787 of 2016	Legalizes the use of Cannabis for medical and scientific purposes
Decree 613 of 2017 modifies Decree 780 of 2016

Regulates law 1787 establishing a licensing system and process. Defines psychoactive and non-psychoactive cannabis and the quota system for psychoactive cannabis in accordance with Single Convention of Narcotics of 1961 and amendments

Resolution 577 of 2017 from the Ministry of Justice

Regulates the evaluation and control of the following licenses:

a. Seed Use

b. Cultivation of psychoactive plants (High-THC cultivation license)

c. Cultivation of non-psychoactive plants (Low-THC cultivation license)

Creates requirement for security protocol

Resolution 578 of 2017 from the Ministry of Justice

Resolution 578 of 2017 from the Ministry of Justice Regulates the cost of the following licenses:

a. Seed Use

b. Cultivation of psychoactive plants (High-THC cultivation license)

c. Cultivation of non-psychoactive plants (Low-THC cultivation license)

Resolution 579 of 2017 from the Ministry of Justice

Establishes that growers that cultivate on a half a hectare area (5,000 square meters) or less are considered small and medium growers and, therefore, may access technical advice, priority allocation of quotas and purchase of their production by the processor and requires that 10 percent of the total production of the processor must come from small and medium producers.

Resolution 2892 of 2017 from the Ministry of Health

Regulates the evaluation and control of the Fabrication of Cannabis derivatives (High-THC Production License) Provides guidelines for appropriate security protocols for manufacturing cannabis derivatives including physical security, monitoring, detection, and incident reporting to authorities.

Resolution 2891 of 2017 from the Ministry of Health	Regulates the cost of the High-THC production License
Resolution 1478 of 2006 from the Ministry of Health modified by Resolution 315 of 2020.

Regulation of the control, monitoring and surveillance of the import, export, processing, synthesis, manufacture, distribution, dispensing, purchase, sale, destruction and use of controlled substances, medicines or products containing them and on those which are State Monopoly

Decree 2200 of 2005 from the Ministry of Health	Regulates pharmaceutical services including the Magistral Preparations
Guidelines for the GEP certification for Magistral Preparations with Cannabis issued the 25 of October 2019 by INVIMA	Establishes the requirements for labs to obtain the GEP certification for the fabrication of Magistral Preparations with Cannabis derivatives

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Licenses

The Ministries of Health, Justice and Agriculture issued Decree 613 of 2017 to define the licenses that can be granted with respect to permissible activities related to medical cannabis that include: (i) the production of cannabis derivatives; (ii) use of seeds for sowing; (iii) planting of psychoactive cannabis plants; and (iv) planting non-psychoactive cannabis plants.

Apart from a psychoactive cannabis license, Allied Colombia has obtained licenses in each of the above categories, necessary to carry out its operations. Licenses are not transferable, interchangeable, or assignable and are valid for five years and can be renewed for additional five-year periods upon request. Each of the Licenses is current and has not expired. None of the Licenses are subject to current, pending, or compromised regulatory action.

Strains Registration

Allied Colombia has varieties of cannabis in various stages of the registration process. Each strain, whether high or low in THC, must undergo an agronomic evaluation by the agricultural health entity - Instituto Colombiano Agropecuario (ICA). For the strains to be included in the National Registry of Cultivars, the following steps must be completed: (i) Genetic Stabilization; (ii) Agronomic Test; (iii) Phase 1 strain registry (legal document that allows the license to enter a strain in the registry); and (iv) Strain registration phase 2 (registration that allows the licensee to market any cannabis product derived from the specific strain in the registry). The harvest is also in the process of agronomic evaluation of additional strains. Based on the yields of each strain, as determined by agronomic testing, Allied Colombia may decide to register fewer strains than available. The decision to complete the registration process of a strain depends on several factors, such as biomass yields, cannabinoid profile, average cannabinoid content, resistance to pests among others as determined by agronomic tests, and the intended uses by the company.

Allied Colombia has twenty varieties of medicinal cannabis registered with the ICA and has the registration as a producer of selected seeds granted by the ICA. Upon receiving the ICA Permit, Allied Colombia commenced commercial cultivation.

In compliance with its international obligations, Colombia establishes an annual limit for the production volume of cannabis plants and derivatives, which is monitored by the International Narcotics Control Board. Based on this limit, the Colombian government established a quota system, in order to control the amount of psychoactive cannabis production per license. This means that for the Psychoactive Cannabis License, licensees must first apply for a specific crop or manufacturing quota, before beginning production.

According to publicly available information from ICA, as of December 2020, there are 650 companies with license for the production of Cannabis derivatives in Colombia. All companies are at different stages and many are not moving forward. Approximately 10% of these companies have passed their ICA seed evaluation and only a handful of companies have been cleared to export product. Allied Colombia is now one of the Colombian companies cleared to export to more than one international market.

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Protection of Environment and Human Health and Safety

We are subject to various Colombian federal, state and local and regulations relating to the protection of the environment and human health and safety, including those governing the management and disposal of hazardous substances and wastes, the cleanup of contaminated sites and the maintenance of a safe workplace. Some of our operations include the use, generation and disposal of hazardous materials. We also plan to acquire ownership in new facilities and properties, some of which may have had a history of commercial or other operations. We may, in the future, incur liability under environmental statutes and regulations with respect to contamination of sites we own or operate, including contamination caused by prior owners or operators of such sites, abutters or other persons, and the off-site disposal of hazardous substances. Violations of these laws and regulations may result in substantial civil penalties or fines.

United States

The United States health care industry is subject to extensive regulation by federal, state and local governments. Government regulation affects our businesses in several ways, including requiring licensure or certification of facilities. Our ability to conduct our business and to operate profitability depends in part upon obtaining and maintaining all necessary licenses and other approvals; and complying with applicable healthcare laws and regulations.

Regulation of CBD (Medical Cannabidiol Product)

The United States Agricultural Improvement Act of 2018 (the “2018 Farm Act”) removed hemp, defined as cannabis with less than 0.3% of THC, from Schedule 1 status under the Controlled Substances Act (“CSA”), and Federally legalized the cultivation and sale of hemp, subject to compliance with certain federal requirements and state laws. THC is the psychoactive component of plants in the cannabis family generally identified as marihuana or marijuana. Our medical CBD products are Federally legal in the United States in that they contain less than 0.3% THC in compliance with the 2018 Farm Act guidelines and have no psychoactive effects on our patients and customers. However, there can be no assurance that the 2018 Farm Act will not be repealed or amended such that our products containing hemp-derived CBD would once again be deemed illegal under Federal law in the United States.

The 2018 Farm Act also shifted regulatory authority from the Drug Enforcement Administration to the Department of Agriculture. The 2018 Farm Act did not change the United States Food and Drug Administration’s (“FDA”) oversight authority over CBD products. The 2018 Farm Act delegated authority to regulate and limit the production of hemp and hemp derived products to the state governments. Although many states have adopted laws and regulations that allow for the production and sale of hemp and hemp derived products under certain circumstances, no assurance can be given that such laws of the several states will not be repealed or amended such that our intended products containing hemp-derived CBD would once again be deemed illegal, which in turn would render such intended products illegal in those states under federal law even if the federal law is unchanged. In the event of either repeal of Federal or State laws and regulations, or amendments thereto that are adverse to our intended medical CBD products, we may be restricted or limited with respect to those products that we may sell or distribute, which could adversely impact our intended business plan with respect to such intended products.

Additionally, the FDA has indicated its view that certain types of products containing CBD may not be permissible under the United States Federal Food, Drug and Cosmetic Act (“FDCA”). The FDA’s position is related to its approval of Epidiolex, a marijuana-derived prescription medicine to be available in the United States. The active ingredient in Epidiolex is CBD. On December 20, 2018, after the passage of the 2018 Farm Bill, FDA Commissioner Scott Gottlieb issued a statement in which he reiterated the FDA’s position that, among other things, the FDA requires a cannabis product (hemp-derived or otherwise) that is marketed with a claim of therapeutic benefit, or with any other disease claim, to be approved by the FDA for its intended use before it may be introduced into interstate commerce and that the FDCA prohibits introducing into interstate commerce food products containing added CBD, and marketing products containing CBD as a dietary supplement, regardless of whether the substances are hemp-derived. Although we believe our existing and planned CBD product offerings comply with applicable federal and state laws and regulations, legal proceedings alleging violations of such laws could have a material adverse effect on our business, financial condition and results of operations.

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Marijuana (Cannabis)

Marijuana (Cannabis) in the United States, cannabis is regulated at the both the Federal and State levels. Notwithstanding the permissive regulatory environment of cannabis in some states, cannabis continues to be categorized as a Schedule I controlled substance under the Controlled Substances Act (“CSA”), making it illegal under Federal law in the United States to cultivate, distribute, or possess cannabis. Certain states may have enacted statutes and regulations take a permissive approach to medical and/or recreational use of cannabis, the CSA may still be enforced by U.S. Federal law enforcement officials against citizens and businesses of those states for activity that is legal under state law.

As a result of the conflicting views between state legislatures and the U.S. federal government regarding cannabis, investments in cannabis businesses in the United States are subject to inconsistent legislation and regulation. The response to this inconsistency was first addressed in August 2013 when then Deputy Attorney General James Cole authored a memorandum (the “Cole Memorandum”), addressed to all U.S. district attorneys acknowledging that notwithstanding the designation of cannabis as a controlled substance at the federal level in the United States, several U.S. states have enacted laws relating to cannabis.

The Cole Memorandum outlined certain priorities for the Department of Justice relating to the prosecution of cannabis offenses. In particular, the Cole Memorandum noted that in jurisdictions that have enacted laws legalizing cannabis in some form and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale and possession of cannabis, conduct in compliance with those laws and regulations is less likely to be a priority at the federal level. Notably, however, the Department of Justice has never provided specific guidelines for what regulatory and enforcement systems it deems sufficient under the Cole Memorandum standard.

In light of limited investigative and prosecutorial resources, the Cole Memorandum concluded that the Department of Justice should be focused on addressing only the most significant threats related to cannabis. States where medical cannabis had been legalized were not characterized as a high priority. On January 4, 2018, then U.S. Attorney General Jeff Sessions issued a memorandum (the “Sessions Memorandum”) that rescinded the Cole Memorandum. The Sessions Memorandum rescinded previous nationwide guidance specific to the prosecutorial authority of U.S. attorneys relative to cannabis enforcement on the basis that they are unnecessary, given the well-established principles governing federal prosecution that are already in place. Those principles require federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution and the cumulative impact of particular crimes on the community.

As a result of the Sessions Memorandum, federal prosecutors are now free to utilize their prosecutorial discretion to decide whether to prosecute cannabis activities despite the existence of state-level laws that may be inconsistent with federal prohibitions. No direction was given to federal prosecutors in the Sessions Memorandum as to the priority they should ascribe to such cannabis activities, and therefore it is uncertain how active federal prosecutors will be in relation to such activities. Due to the ambiguity of the Sessions Memorandum, there can be no assurance that the federal government will not seek to prosecute cases involving cannabis businesses that are otherwise compliant with state law.

On January 15, 2019, U.S. Attorney General nominee William P. Barr suggested a different approach to cannabis regulation than Sessions (his predecessor) during his confirmation hearing before the Senate Judiciary Committee. Mr. Barr stated that his approach to cannabis regulation would be not to upset settled expectations that have arisen as a result of the Cole Memorandum, that it would be inappropriate to upset the current situation as there has been reliance on the Cole Memorandum and that he would not be targeting companies that have relied on the Cole Memorandum and are complying with state laws with respect to the distribution and production of cannabis. While he did not offer support for cannabis legalization, Mr. Barr did emphasize the need for the U.S. Congress to clarify federal laws to address the untenable current situation which has resulted in a backdoor nullification of federal law.

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Additionally, under U.S. federal law it may, under certain circumstances, be a violation of federal money laundering statutes for financial institutions to accept any proceeds from cannabis sales or any other Schedule I controlled substances. Certain Canadian banks are similarly reluctant to transact business with U.S. cannabis companies, due to the uncertain legal and regulatory framework characterizing the industry at present. Banks and other financial institutions could be prosecuted and possibly convicted of money laundering for providing services to U.S. cannabis businesses. Under U.S. federal law, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan or any other service could be found guilty of money laundering or conspiracy. Despite these laws, in February 2014, the Financial Crimes Enforcement Network (“FCEN”) of the U.S. Treasury Department issued a memorandum (the “FCEN Memo”) providing instructions to banks seeking to provide services to cannabis-related businesses. The FCEN Memo states that in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of federal money laundering laws. It refers to supplementary guidance that Deputy Attorney General Cole issued to federal prosecutors relating to the prosecution of money laundering offenses predicated on cannabis-related violations of the CSA. It is unclear at this time whether the Biden administration will follow the guidelines of the FCEN Memo.

As previously discussed herein, we plan on expanding our activities to include cannabis and psilocybin product sales and distribution in the United States if and when such activities are legalized by the Federal Government of the United States.

If Federally legalized in the United States, we expect that our cannabis products will be specifically focused on cannabis for use (i) as a treatment aid; (ii) to provide relief for a large array of neurological and musculoskeletal system disorders; and (iii) as an alternative option for healthcare providers in place of prescribing opioids to patients. Offering our patients access to non-hallucinogenic and non-addictive natural remedies, under required clinical oversight policies and procedures as they relate to medicinal cannabis, combined with our existing clinic-based treatment protocols may allow us to provide a unique model that we do not believe is readily available in the United States.

Other Medical Practice Regulation

The United States healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which we may provide cannabis products, our contractual relationships with our providers, vendors and clients, our marketing activities, and other aspects of our planned operations in the event such activities become Federally legal in the United States, of which there can be no assurance. Of particular importance are:

•

The Federal Anti-Kickback Statute that prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration for referring an individual, in return for ordering, leasing, purchasing or recommending or arranging for, or to induce the referral of an individual or the ordering, purchasing or leasing of items or services covered, in whole or in part, by any federal healthcare program, such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act.

•

The criminal healthcare fraud provisions of the federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”), and their implementing regulations (collectively, “HIPAA”), and related rules which prohibit knowingly and willfully executing a scheme or artifice to defraud any healthcare benefit program or falsifying, concealing or covering up a material fact or making any material false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent, to violate it to have committed a violation.

•	Similar state law provisions pertaining to anti-kickback, and false claims issues.

•

State laws that prohibit general business corporations, such as us, from practicing medicine, controlling physicians’ medical decisions, or engaging in certain practices such as splitting fees with physicians.

•	Laws that regulate debt collection practices as applied to our debt collection practices.

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Failure to comply with these laws and other laws can result in civil and criminal penalties such as fines, damages, overpayment, recoupment, imprisonment, and loss of status. The risk of our being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are sometimes open to a variety of interpretations. Our failure to accurately anticipate the application of these laws and regulations to our business or any other failure to comply with applicable regulatory requirements could impose liability on us and negatively affect our business. Any action against us for violation of these laws or regulations could cause us to incur significant legal expenses, divert our management’s attention from business operations, and result in adverse publicity.

Packaging, Labeling and Advertising

The processing, formulation, manufacturing, packaging, labeling, advertising and distribution of our products are subject to federal laws and regulation by one or more federal agencies, including the FDA, the FTC, HHS, the USDA and the United States Environmental Protection Agency (the “EPA”). These activities are also regulated by various state, local and international laws and agencies of the states and localities in which our products are sold. Regulations may prevent or delay the introduction, or require the reformulation, of our products, which could result in lost sales and increased costs to the Company. A regulatory agency may not accept the evidence of safety for any new ingredients that we may want to market, or may determine that a particular product or product ingredient presents an unacceptable health risk. Regulatory agencies may also determine that a particular statement of nutritional support on our products, or a statement that we want to use on our products, is an unacceptable drug claim or an unauthorized version of a food “health claim,” or that particular claims are not adequately supported by available scientific evidence. Any such regulatory determination could prevent us from marketing particular products or using certain statements on those products, which could adversely affect our sales and results of operations.

Canada

On October 17, 2018 marijuana in Canada became Federally legal.

According to Canadian Federal law, adults are legally permitted to purchase, use, possess, and grow recreational cannabis. The legal age and cultivation laws vary depending on the province. The minimum legal age is 19 in Canada except in the provinces of Alberta and Quebec where it is 18.

The maximum amount one is allowed to possess from a recreational source is 30 grams in all Canadian provinces, but in most locations, one is allowed to have larger amounts at home. In British Columbia for example, a person may possess up to 1,000 grams of marijuana at home. There is no limit to home possession in Manitoba. Those with a prescription are authorized to possess up to a five-day amount of their prescribed amount of medical cannabis.

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Peru

We have been authorized to export our cannabis products from Colombia to Peru. Medical marijuana possession is legal, although recreational possession is not. In October 2017, Peru’s Congress passed a bill to legalize medical marijuana allowing cannabis oil to be produced, imported and commercialized. Additionally, although the cultivation and sale of cannabis remains illegal, the possession of small amounts of cannabis for personal usage has been decriminalized in Peru. According to Article 299 of the Peruvian Penal Code, one may legally carry eight grams of marijuana or two grams of its derivatives, for “your own and immediate consumption”.

Ukraine

Cannabidiol (CBD) products are legal in Ukraine if their THC concentration is lower than 0.08 percent. It is currently illegal to process hemp for CBD extraction in Ukraine. There are some local food processors who use hemp seeds in different food products which are sometimes marked as CBD products, but there is no CBD production in Ukraine.

Legal Proceedings

We are not aware of any legal proceedings contemplated by any governmental authority or any other party involving us or our properties

Employees

As of the date of this Offering Circular, the Company has approximately 15 contracted employees. The Company does not intend to pay a full salary to any of its executives or management at this time, but has entered into certain consulting agreements. (See “Executive Compensation”). The Company believes that its relations with its employees are good.

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DESCRIPTION OF PROPERTY

Bucamaranga, Colombia

The Company’s 100% owned subsidiary, Allied Colombia, S.A.S., has secured vast agricultural land extension in both Bucamaranga and Ibagué, both key production farming region of Colombia. Both areas have the benefit of having 12 hours of sunlight year-round, temperatures oscillating between 20-30 degrees celsius, with constant humidity. This environment and situation ideal to growing cannabis at low cost. The Ibague land has an area of 1,400 hectares (about 3,450 acres), all with water rights, an electrical substation, and great paved access to the property. This is situated in close proximity to the free trade zone. The Company currently has lease arrangement for 5 hectares and a cost of $1,600 per month with an option to purchase. Further, the Company has the ability to expand its leased land footprint to the adjacent 24 hectare property.

Kelowna, British Columbia, Canada

Our corporate headquarters are located at 1405 St. Paul Street, #201, Kelowna, BC V1Y 2E4 Canada. At that location Allied leases an office space within which Allied Executives can host virtual meetings via zoom, host team days and operate general corporate affairs. There is working space for Allied corporate personnel and several meeting rooms that can be rented from $10.00 per hour to a large hall that can be rented for $50.00 per hour. Due to COVID, this office closed for 12 months between March 2020 and March 2021. During this time, Allied continued to maintain the office space but very much functioned as a virtual office. The majority of Allied's activities are international in nature so this closure did not largely affect corporate activities.

In order to adhere to Canadian production regulations with respect to seed approval and strain-acclimatization, in our facility in Kelowna Canada we have created research and development environments (under personal production licenses approved by the Canada Regulators) that mimic the micro-climates in Suesca, Ibague and Bucaramanga.

In June 2019, AM Biosciences signed the production and manufacturing contract to begin the manufacturing of the full building for what was anticipated to be a Canada extraction and production facility. This building will be a fully scalable, modular building. The Company made an upfront payment of $230,000 in June 2019, an additional payment of $903,385 in August 2019 and an additional payment of $92,000 in March 2020. At February 28, 2021, Company had deposits of $2,585,540 (August 31, 2020 - $2,600,720) to purchase prefabricated buildings. As of February 28, 2021, the Company had not yet received the building and the amounts have been recorded as deposits.  In early 2021 the Company determined to use this building as part of its United States operations if and when it can legally operate in the United States.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion relates to the historical operations and financial statements of Allied Corp. for the fiscal years ended August 31, 2019 and 2020, and the three and six months ended February 29, 2020 and February 28, 2021.

Forward-Looking Statements

The following Management’s Discussion and Analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this Annual Report. The Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this Annual Report. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risks Factors” in our various filings with the Securities and Exchange Commission. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Annual Report.

The following discussion highlights the Company’s results of operations and the principal factors that have affected its consolidated financial condition as well as its liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the Company’s consolidated financial condition and results of operations presented herein. The following discussion and analysis are based Allied Corp’s audited and unaudited financial statements contained in this Current Report, which have been prepared in accordance with generally accepted accounting principles in the United States. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Overview

Allied Corp. (“Allied” or the “Company”) is a Nevada corporation, based in Kelowna, British Columbia, Canada. Allied Corp. (“Allied”) is an international medical cannabis production company with a mission to address today’s medical issues by researching, creating and producing targeted cannabinoid health solutions. Allied Corp. uses what it considers to be an evidence-informed scientific approach to make this mission possible, through cutting-edge pharmaceutical research and development, innovative plant-based production and unique development of therapeutic products.

References in this Offering Circular to “Allied” or the “Company” may include references to the operations of our subsidiaries AM (Advanced Micro) Biosciences, Inc., Allied US Products, LLC, Allied Corp Colombia S.A.S., Tactical Relief, LLC and Pacific Sun Fungi, Inc. Each and all of these corporations are 100% wholly owned subsidiaries of Allied and consequentially report quarterly financials up to a consolidated quarterly submission.

The Company’s principal corporate office is located at 1405 St. Paul St., Suite 201, Kelowna, BC Canada V1Y 9N2. Our telephone number is (877) 255-4337. Our email is ir@allied.health. Allied is a public company, subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and trades on the QB tier of the OTC Markets under the ticker symbol “ALID.”

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Effects of COVID-19

In March 2020, the World Health Organization declared COVID-19 a global pandemic. This contagious disease outbreak and the related adverse public health developments have adversely affected workforces, economies, and financial markets globally, leading to an economic downturn. For the most part Management has determined that there has been no significant impact to the Company’s operations, however management continues to monitor the situation. However distribution of the Company’s MaXXa brand products was postponed during the course of the pandemic.

Critical Accounting Policies

Basis of presentation

These unaudited condensed consolidated interim financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and are expressed in United States dollars. The Company’s fiscal year end is August 31.

These unaudited condensed consolidated interim financial statements have been prepared in accordance with US GAAP for interim financial information and with the instructions to Securities and Exchange Commission (“SEC”) Form 10-Q. They do not include all of the information and footnotes required by US GAAP to complete financial statements. Therefore, these unaudited condensed consolidated interim financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended August 31, 2020 included in the Company’s Annual Report on Form 10-K filed with the SEC.

The financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company’s financial position at February 28, 2021, and the results of its operations for the three and six months ended February 28, 2021, and cash flows for the six months ended February 28, 2021. The results of operations for the period ended February 28, 2021 are not necessarily indicative of the results to be expected for future quarters or the full year.

The significant accounting policies followed are:

a) Principles of consolidation

The consolidated financial statements include accounts of Allied Corp. and its majority owned subsidiaries. Subsidiaries are consolidated from the date of acquisition and control and continue to be consolidated until the date that such control ceases. Control is achieved when the Company is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect these returns through its power over the investee. All intercompany balances, income, expenses, and unrealized gains and losses resulting from intercompany transactions are eliminated on consolidation.

b) Cash and cash equivalents

Cash is comprised of cash on hand, cash held in trust accounts and demand deposits. Cash equivalents are short-term, highly liquid investments with maturities within three months when acquired. The Company did not have any cash equivalents as of February 28, 2021 and August 31, 2020.

c) Property and equipment

Property and equipment are stated at cost. The Company depreciates the cost of property and equipment over their estimated useful lives at the following annual rates and methods:

Equipment	1-10 years straight-line basis
Office and computer equipment	5 years straight-line basis
Land equipment	10 years straight-line basis

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d) Inventory

Inventory is comprised of raw materials, and work-in-progress. Cost includes expenditures directly related to the manufacturing process as well as suitable portions of related production overheads, based on normal operating capacity.

Cannabis: Inventory costs include pre-harvest, costs. Pre-harvest costs include labor and direct materials to grow cannabis, which includes water, electricity, nutrients, integrated pest management, growing supplies and allocated overhead.

Inventory is stated at the lower of cost or net realizable value, determined using weighted average cost. Net realizable value is defined as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. At the end of each reporting period, the Company performs an assessment of inventory and records write-downs for excess and obsolete inventories based on the Company’s estimated forecast of product demand, production requirements, market conditions, regulatory environment, and spoilage. Actual inventory losses may differ from management’s estimates and such differences could be material to the Company’s balance sheets, statements of net loss and comprehensive loss and statements of cash flows.

e) Intangible assets

At February 28, 2021 and August 31, 2020, intangible assets include licenses which are being amortized over their estimated useful lives of 10 years. The Company’s licenses are amortized over their economic or legal life on a straight-line basis, whichever is shorter. The licenses have been amortized from the date of acquisition.

The Company periodically evaluates the reasonableness of the useful lives of these assets. Once these assets are fully amortized, they are removed from the accounts. These assets are reviewed for impairment or obsolescence when events or changes in circumstances indicate that the carrying amount may not be recoverable. If impaired, intangible assets are written down to fair value based on discounted cash flows or other valuation techniques. The Company has no intangibles with indefinite lives.

For long-lived assets, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. The Company measures the impairment loss based on the difference between the carrying amount and the estimated fair value. When an impairment exists, the related assets are written down to fair value.

f) Long-lived assets

In accordance with ASC 360, Property, Plant and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

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g) Foreign currency translation and functional currency conversion

Items included in these consolidated financial statements of each of the Company’s entities are measured using the currency of the primary economic environment in which the entities operate (the “functional currency”).

Prior to September 10, 2019, the Company’s functional currency was the Canadian dollar. Translation gains and losses from the application of the U.S. dollar as the reporting currency during the period that the Canadian dollar was the functional currency are included as part of cumulative currency translation adjustment, which is reported as a component of shareholders’ equity under accumulated other comprehensive loss.

The Company re-assessed its functional currency and determined as at September 10, 2019, its functional currency changed from the Canadian dollar to the U.S. dollar based on management’s analysis of changes in our organization. The change in functional currency was accounted for prospectively from September 10, 2019 and prior period financial statements were not restated for the change in functional currency.

For periods commencing September 10, 2019, monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars using exchange rates in effect at the balance sheet date. Opening balances related to non-monetary assets and liabilities are based on prior period translated amounts, and non-monetary assets and non-monetary liabilities incurred after September 10, 2019 are translated at the approximate exchange rate prevailing at the date of the transaction. Revenue and expense transactions are translated at the approximate exchange rate in effect at the time of the transactions. Foreign exchange gains and losses are included in the statement of operations and comprehensive loss as foreign exchange gains.

The Company assessed the functional currency for MediColombia, a wholly-owned subsidiary acquired by the Company on February 18, 2020 to be the Colombian peso. This company has now changed its name to Allied Colombia S.A.S.

The functional currency for Tactical Relief LLC and for Allied US Products LLC is the U.S. dollar.

h) Share issuance costs

Costs directly attributable to the raising of capital are charged against the related share capital. Costs related to shares not yet issued are recorded as deferred share issuance costs. These costs are deferred until the issuance of the shares to which the costs relate, at which time the costs will be charged against the related share capital or charged to operations if the shares are not issued.

i) Research and development costs

Research and development costs are expensed as incurred.

j) Revenue recognition

The Company’s revenue is comprised of sales of cannabis products.

The Company’s revenue-generating activities have a single performance obligation and revenue is recognized at the point in time when control of the product transfers and the Company’s obligations have been fulfilled. This generally occurs when the product is shipped or delivered to the customer, depending upon the method of distribution and shipping terms set forth in the customer contract. Revenue is measured as the amount of consideration the Company expects to receive in exchange for the sale of the Company’s product. Certain of the Company’s customer contracts may provide the customer with a right of return. In certain circumstances the Company may also provide a retrospective price adjustment to a customer. These items give rise to variable consideration, which is recognized as a reduction of the transaction price based upon the expected amounts of the product returns and price adjustments at the time revenue for the corresponding product sale is recognized. The determination of the reduction of the transaction price for variable consideration requires that the Company make certain estimates and assumptions that affect the timing and amounts of revenue recognized.

Sales of products are for cash or otherwise agreed-upon credit terms. The Company’s payment terms vary by location and customer; however, the time period between when revenue is recognized and when payment is due is not significant. The Company estimates and reserves for its bad debt exposure based on its experience with past due accounts and collectability, write-off history, the aging of accounts receivable and an analysis of customer data.

For the six months ended February 28, 2021, the Company generated sales of $5,260.

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k) Net income (loss) per common share

Net income (loss) per share is calculated in accordance with ASC 260, Earnings per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding to the extent the effect would not be antidilutive. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding.

l) Income taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

m) Related party transactions

Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company. The Company discloses related party transactions that are outside of normal compensatory agreements, such as salaries. Related party transactions are measured at the exchange amounts.

n) Significant accounting estimates and judgments

The preparation of the financial statements in conformity with US GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Although management uses historical experience and its best knowledge of the amount, events or actions to for the basis for judgments and estimates, actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and further periods if the review affects both current and future periods.

Significant estimates and assumptions included in these financial statements relate to the valuation assumptions related to the estimated useful lives and recoverability of long-lived assets, stock-based compensation, and deferred income tax assets and liabilities. Judgments are required in the assessment of the Company’s ability to continue to as going concern.

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o) Financial instruments

ASC 825, Financial Instruments, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The financial instruments consist principally of cash, due from related parties, accounts payable, note payable, convertible notes payable, and a loan payable to Allied. The fair value of cash when applicable is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all other financial instruments which are categorized as loans and receivables approximate their current fair values because of their nature and respective relatively short maturity dates or current market rates of interest for similar instruments.

For certain of the Company’s financial instruments, including accounts payable, due from related parties, notes and loans payable, the carrying amounts approximate their fair values due to the short maturities.

The Company does not have any assets or liabilities measured at fair value on a recurring basis presented on the Company’s balance sheet as of February 28, 2021 and August 31, 2020 other than cash.

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash. The Company limits its exposure to credit loss by placing its cash with high credit quality financial institutions.

p) Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to put most leases on their balance sheets but recognize the expenses on their income statements in a manner similar to current practice. The standard states that a lessee would recognize a lease liability for the obligation to make lease payments and a right-to-use asset for the right to use the underlying asset for the lease term. The standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2018. The Company adopted ASU 2016-02 on September 1, 2019, using the transition relief to the modified retrospective approach, presenting prior year information based on the previous standard. The Company did not have any leases until the acquisition of its wholly owned subsidiary, Allied Colombia S.A.S. on February 18, 2020.

The Company determines if an arrangement contains a lease in whole or in part at the inception of the contract. Right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term while lease liabilities represent our obligation to make lease payments arising from the lease. All leases with terms greater than twelve months result in the recognition of a ROU asset and a liability at the lease commencement date based on the present value of the lease payments over the lease term. Unless a lease provides all of the information required to determine the implicit interest rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of the lease payments. The Company uses the implicit interest rate in the lease when readily determinable.

Our lease terms include all non-cancelable periods and may include options to extend (or to not terminate) the lease when it is reasonably certain that we will exercise that option. Leases with terms of twelve months or less at the commencement date are expensed on a straight-line basis over the lease term and do not result in the recognition of an asset or liability.

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q) Reclassification

Certain reclassifications have been made to conform the prior period’s consolidated financial statements and notes to the current period’s presentation.

r) Recent accounting pronouncements

The Company does not expect that recent accounting pronouncements or changes in accounting pronouncements during the three months ended February 28, 2021, are of significance or potential significance to the Company.

The unaudited condensed consolidated interim financial statements include accounts of Allied Corp. and its subsidiaries. Subsidiaries are consolidated from the date of acquisition and control and continue to be consolidated until the date that such control ceases. Control is achieved when the Company is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect these returns through its power over the investee. All intercompany balances, income, expenses, and unrealized gains and losses resulting from intercompany transactions are eliminated on consolidation.

Financial Condition and Results of Operations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss for the six months ended February 28, 2021 of $3,895,298, has generated minimal revenue and as at February 28, 2021 has a working capital deficit of $3,676,198. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise sufficient financing to acquire or develop a profitable business. Management intends on financing its operations and future development activities largely from the sale of equity securities with some additional funding from other traditional financing sources, including related party loans until such time that funds provided by future planned operations are sufficient to fund working capital requirements.

Results of Operations

Comparison of Results for the Fiscal Year ended August 30, 2020 compared to the Fiscal Year Ended August 30, 2019

Net Revenues

For the fiscal years ended August 31, 2020 and August 31, 2019, the Company had no revenues. We have a very limited operating history upon which to base an evaluation of our business and prospects. Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations.

Expenses

For the fiscal year ended August 31, 2020 we had total expenses of $6,607,763, compared to total expenses of $1,300,803 for the fiscal year ended August 31, 2019. Of the operating expense for 2020 a total of $3,593,246 was operating expense and the remainder was non-recurring expenses the largest of which was an impairment of intangible assets related to licenses of $2,230,904. The operating expenses consisted principally of consulting fees in the development of the Company’s cannabis business, general office expenses, professional fees and rent.

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Net Income (Loss)

For the fiscal year ended August 31, 2020, the Company had a net operating loss of $6,607,763 compared to a net loss of $1,300,803 for the fiscal year ended August 31, 2019. This was principally related to the expenses referenced in the previous paragraph.

Comparison of Unaudited Results for the Three Months Ended February 28, 2021 compared to the Three Months Ended February 29, 2020

Sales and Revenue.

For the three month period ended February 28, 2021 we had $1,060 in revenue. We had no revenue for the three month period ended February 29, 2020. We are just at the beginning of sales of our products which we expect to improve during the current fiscal year.

Operating Expenses

Operating expenses for the three month period ended February 28, 2021 totaled $2,582,138. Operating expenses for the three month period ended February 28, 2021 is principally related to $1,380,120 in stock-based compensation, $163,892 in consulting fees paid in connection with the development of our products. Operating expense also consisted of office and miscellaneous expense of $436,017, professional fees of $242,148 and interest expense of $145,588. Operating expenses for the three month period ended February 29, 2020 totaled $935,869. The increase in operating expense during the quarter ended February 28, 2021 is principally the result of the above referenced stock-based compensation. Other operating expenses for the three month period ended February 29, 2020 was office and miscellaneous expense of $268,578 and professional fees of $192,802. The overall increase in operating expenses during the three month period ended February 28, 2021 is the result of acquisitions, a change of business and an increase in business activities.

Net Loss

As a result of the changes described above, net loss from operations after income taxes increased to $2,699,436 during the three months ended February 28, 2021 compared to $1,036,269 during the three month period ended February 29, 2020.

Comparison of Unaudited Results for the Six Months Ended February 28, 2021 compared to the Six Months Ended February 29, 2020

Sales and Revenue.

For the six month period ended February 28, 2021 we had $5,260 in revenue. We had no revenue for the six month period ended February 29, 2020. We are just at the beginning of sales of our products which we expect to improve during the current fiscal year.

Operating Expenses

Operating expenses for the six month period ended February 28, 2021 totaled $3,446,152. Operating expenses for the six month period ended February 28, 2021 is principally related to $1,380,120 in stock based compensation, and $491,735 in consulting fees paid in connection with the development of our products. Operating expense also consisted of office and miscellaneous expense of $541,829, professional fees of $372,779 and interest expense of $258,428. Operating expenses for the six month period ended February 29, 2020 totaled $1,394,036. The increase in operating expense during the quarter ended February 28, 2021 is principally the result of an increase in stock based compensation and consulting fees which was necessary to develop our product lines. Other operating expenses for the six month period ended February 29, 2020 was office and miscellaneous expense of $349,549 and professional fees of $339,350. The overall increase in operating expenses during the six month period ended February 28, 2021 is the result of acquisitions, a change of business and an increase in business activities.

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Net Loss

As a result of the changes described above, net loss from operations after income taxes increased to $3,895,298 during the six months ended February 28, 2020 compared to $1,494,436 during the six month period ended February 29, 2020.

Liquidity and Capital Resources

The following table sets forth the major components of our statements and consolidated statements of cash flows for the periods presented.

	Year Ended August 31, 2020	Year Ended August 31, 2019	Six Months Ended February 28, 2021
Cash used in operating activities	$(3,160,802)	$(1,316,256)	$(1,733,060)
Cash from financing activities	$4,017,681	$4,800,894	$1,670,577
Cash from (used in) investing activities	$(1,820,598)	$(2,345,551)	$96,688
Effect of exchange rate change	$(23,116)	$(58,205)	$20,732
Change in cash during the period	$(986,835)	$1,080,882	$54,937
Cash, beginning of period	$1,080,882	$-	$94,047
Cash, end of period	$94,047	$1,080,882	$148,984

As at February 28, 2021, we had working deficit of $3,676,198. Our primary cash flow needs are for the development of our cannabis products, operating costs, administrative expenses and for general working capital.

As of February 28, 2021, the Company had $289,883 in current assets, consisting of $148,984 in cash, $103,972 in inventory, and $25,189 in prepaid expenses. Other assets mainly include deposits and advances of $2,829,286 (principally related to our cannabis cultivation building to be located in Nevada), property plant and equipment of $228,914 and intangible assets of $3,118,112. Our intangible assets are cannabis licenses.

To date, the Company has financed its operations through equity sales and through the sale of convertible notes. The Company has recently entered into an agreement with a broker-dealer to complete a public offering of shares.

Convertible Notes

On January 23, 2020, the Company issued two convertible notes with principal amounts of $400,000 and $200,000, respectively, with a total face value of $600,000 and warrants to purchase 240,000 shares of the Company’s common stock at $1.25 per share for 1 year. The Notes were issued with an original discount of $12,000, and bear interest at 10% per annum compounded monthly. The notes initially matured on July 20, 2020 and are convertible into shares of the Company’s common stock at any time prior to maturity at a conversion price of $1.25 per share. On July 1, 2020, the Company entered into amendments to the convertible notes. Pursuant to the amendments, beginning on July 1, 2020, the convertible notes bear simple interest at 5% per annum. The maturity date of the convertible notes was amended to due on demand on or before October 31, 2020. In consideration for extending the maturity date, the Company issued to the convertible note holders 16,000 common shares of the Company and warrants to purchase additional 320,000 common shares of the Company at $1.25 per share expiring October 31, 2021. Each note holder received 8,000 common shares and 160,000 warrants. On November 1, 2020, the Company entered into further amendments to the convertible notes. Pursuant to the amendments, the maturity date of the convertible notes was amended to due on demand on or before March 31, 2021. In consideration for extending the maturity date, the Company agreed to issue to the convertible note holders 100,000 common shares of the Company. Each note holder will receive 50,000 common shares. Finally on April 8, 2021, the Company entered into further amendments to the convertible notes. Pursuant to the amendments, the maturity date of the convertible notes was amended to due on demand on or before March 31, 2022. In consideration for extending the maturity date, the Company agreed to issue to each of the two convertible note holders 10,000 common shares of the Company.

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On September 29, 2020, the Company issued a convertible note with a fair value of $163,341 and warrants to purchase 130,673 shares of the Company’s common stock at $1.25 per share for 2 years. The Note bears interest at 10% per annum. The Note is due on demand after March 27, 2021. The Note is convertible into shares of the Company’s common stock at any time prior to November 27, 2021 at a conversion price of $1.25 per share.

On October 26, 2020, the Company issued a convertible note with a face value of $37,613 and warrants to purchase 30,090 shares of the Company’s common stock at $1.25 per share for 2 years. The Note bears interest at 10% per annum. The Note is due on demand after April 23, 2021. The Note is convertible into shares of the Company’s common stock at any time prior to November 27, 2021 at a conversion price of $1.25 per share.

On November 11, 2020, the Company issued a convertible note with a face value of $85,937 and warrants to purchase 68,750 shares of the Company’s common stock at $1.25 per share for 2 years. The Note bears interest at 10% per annum. The Note is due on demand after May 9, 2021. The Note is convertible into shares of the Company’s common stock at any time prior to November 27, 2021 at a conversion price of $1.25 per share.

On December 2, 2020, the Company issued a convertible note with a face value of $600,000 and warrants to purchase 240,000 shares of the Company’s common stock at $1.25 per share for 2 years. The Note bears interest at 10% per annum. The Note is due on demand after November 27, 2021. The Note is convertible into shares of the Company’s common stock at any time prior to November 27, 2021 at a conversion price of $1.25 per share.

On January 7, 2021, the Company issued a convertible note with a face value of $300,000. The Note bears interest at 10% per annum and is due on demand after November 27, 2021. The Note is convertible into shares of the Company’s common stock at any time prior to November 27, 2021 at a conversion price of $1.25 per share.

On March 26, 2021, the Company issued a convertible note with a face value of $18,000 and warrants to purchase 18,000 shares of the Company’s common stock at $0.50 per share for one year. The Note bears interest at 10% per annum and is due on demand on September 26, 2021. The Note is convertible into shares of the Company’s common stock at any time prior to September 26, 2021 at a conversion price of $1.25 per share.

On March 26, 2021, the Company issued a convertible note with a face value of $100,000 and warrants to purchase 100,000 shares of the Company’s common stock at $0.50 per share for one year. The Note bears interest at 10% per annum and is due on demand on September 26, 2021. The Note is convertible into shares of the Company’s common stock at any time prior to September 26, 2021 at a conversion price of $1.25 per share.

Equity Transactions

On September 21, 2020, the Company issued 80,000 shares to an accredited investor who purchased such shares in a private placement at a purchase price of $1.25 per share for gross cash proceeds of $100,000.

On September 30, 2020, the Company issued 120,000 shares to two accredited investors who purchased such shares in a private placement at a purchase price of $1.25 per share for gross cash proceeds of $150,000.

Effective on February 15, 2021 the Company issued 62,146 shares to two accredited investors in consideration for forgiveness of debt of $65,692.

On February 25, 2021 the Company issued 100,000 shares to an accredited investor who purchased such shares in a private placement at a purchase price of $0.50 per share for gross cash proceeds of $50,000.

Effectivc on March 4, 2021 the Company issued 25,000 shares to an affiliate of the Company in consideration for forgiveness of debt of $25,000.

Effective on March 8, 2021 the Company issue 19,898 shares to an affiliate of the Company investor in consideration for forgiveness of debt of $19,898.

In connection with the extension of convertible notes payable, as of February 28, 2021, the Company has common stock issuable of $129,952 (August 31, 2020 - $19,952).

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On March 22, 2021 the Company issued 100,000 shares to an accredited investor who purchased such shares in a private placement at a purchase price of $0.50 per share for gross cash proceeds of $50,000.

On April 6, 2021 the Company issued 250,000 shares to an accredited investor who purchased such shares in a private placement at a purchase price of $0.50 per share for gross cash proceeds of $125,000.

On May 17, 2021 the Company commenced a private placement pursuant to Rule 506(c) promulgated under Regulation D of the Securities Exchange Act of 1934, as amended.  The private placement sought to raise $5,250,000 through the sale of Units at $0.75 per Unit, each consisting of one share of common stock and one warrant to purchase one share of common stock for two years at an exercise price of $1.25 per share.  Boustead Securities LLC has acted as the exclusive Placement Agent for this offering on a best efforts basis.  Boustead receives compensation in cash of 7 percent of the proceeds from such Offering, and also receives warrants to purchase common stock equal to 7 percent of the Units sold, exercisable for five years at $1.25 per share.  As of the date of this Offering Circular, the Company had sold ___ Units with gross proceeds of $__________.

Future Financing

In connection with its proposed business plan and currently ongoing and proposed acquisitions, in addition to the possible proceeds from this offering the Company will be required to complete substantial and significant additional capital formation. Such formation could be through additional equity offerings, debt, bank financings or a combination of any source of financing. There can be no assurance that the Company will be successful in completion of such financings.

Plan of Operations

As noted above, the continuation of our current plan of operations requires us to raise significant additional capital. If we are successful in raising capital through the sale of Common Shares offered for sale in this offering, we believe that we will have sufficient cash resources to fund our plan of operations through 2022. If we are unable to do so, we may have to curtail and possibly cease some operations. We intend to use the net proceeds from the offering for operating capacity in Colombia, Canada and the United States, regulatory compliance, intellectual property, working capital and general corporate purposes.

We continually evaluate our plan of operations to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations.

Capital Expenditures

As of February 28, 2021 the company had purchased property plant and equipment of $228,914 and paid net cash of $2,829,286 in deposits for an asset acquisition. As of August 31, 2020, the Company purchased property plant and equipment of $223,020 and paid net cash of $3,008,246 in deposits and advances for an asset acquisition.

MediColombias Acquisition (Colombia Licensed Producer)

On August 29, 2019, the Company entered into a Share Purchase Agreement (“Purchase Agreement”) with Dorson Commercial Corp. (“Dorson”) as the sole owner of Baleno Ltd. to purchase all of the issued and outstanding shares of Baleno Ltd., the sole owner of Medicolombia Cannabis S.A.S. (“Medicolombia”). Medicolombia is based in Colombia with a full set of licenses and a lease agreement in place to begin production on a 5 hectare parcel of land. We have the ability to scale production to over hundreds of hectares. This is located in the area of Bucamaranga, Colombia.

This acquisition includes a team of experts and significant expenditures spent on an irrigation holding pond, security towers, fencing, etc. to meet the Colombia minister of justice and minister of agriculture requirements.

Pursuant to the agreement the Company acquired all of the issued and outstanding shares of Medicolombia in exchange for $700,000 and 4,500,000 shares of Allied. The Company closed and completed the acquisition on February 17, 2020. Medicolombia has subsequently changed its name to Allied Colombia S.A.S.

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Natural Health Products Acquisition

In May 2019 the management team of AM Biosciences were able to negotiate the inclusion of a natural health products catalogue of products. This includes 50 products in the natural health vertical market. Three of these products are of particular interest as they have Natural Health Products registration numbers with Health Canada. AM Biosciences can add these to the product offerings both in Canada and the United States.

Xtreme Cubes Building

In June 2019, AM Biosciences signed the production and manufacturing contract to begin the manufacturing of the full building for the Canada extraction and production facility. This building will be a fully scalable, modular building. We anticipate being able to extract and produce additional strain development in this building beginning June 1, 2021. The Company made an upfront payment of $230,000 USD in June 2019, an additional payment of $903,385 in August 2019 and an additional payment of $92,000 in March 2020. At February 28, 2021, Company had deposits of $2,585,540 (August 31, 2020 - $2,600,720) to purchase prefabricated buildings. As of February 28, 2021, the Company had not yet received the building and the amounts have been recorded as deposits.

Commitments and Contractual Obligations

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

Off-balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Going Concern

As reflected in the accompanying financial statements, the Company had an accumulated deficit of approximately $11,803,864 at February 28, 2021 and a net loss of $3,895,298 for the six months ended February 28, 2021.

The Company does not yet have a history of financial stability. Historically, the principal source of liquidity has been the issuance of convertible notes and equity securities. In addition, the Company has generated no revenues since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue operations is dependent on the success of Management’s plans, which include the raising of capital through the issuance of equity securities, until such time that funds provided by operations are sufficient to fund working capital requirements.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash will be sufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

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DIRECTORS AND EXECUTIVE OFFICERS

The table below reflects the Company's executive officers and directors. There is no agreement or understanding between the Company and each current or proposed director or executive officer pursuant to which he was selected as an officer or director. The address for each such officer and director is 1405 St. Paul St., Suite 201, Kelowna, BC Canada V1Y 9N2.

Name	Positions and Offices

Calum Hughes	Chairman of the Board, Chief Executive Officer and Director
Paul Bullock	Chief Operating Officer and Director
Jim Smeeding	Vice President of Pharmaceuticals and Director
Ryan Maarschalk	Chief Financial Officer

The Directors and Officers named above will serve until the next annual meeting of the stockholders or until their respective resignation or removal from office. Thereafter, Directors are anticipated to be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

Calum Hughes, Chairman of the Board, Chief Executive Officer, Director

Calum Hughes has been responsible for leading activities relating to large scale Quality Assurance and Evaluation of Health Programs. He is skilled in the Project Management Institute’s Methodology© for managing projects through mitigating risk, maximizing communication and ensuring project success.

In the past, Calum has created and presented at top level educational presentations for Healthcare Executives, Business Professionals, Psychiatrists, Nursing staff, General Practitioners, Internal Medicine, ObGyn, and Cardiologists. He has worked as an Adjunct Professor for the UBC Faculty of Health and Social Development, as a Consultant to several large for-profit and non-profit Health Organizations and Nutraceutical companies.

Calum, has held an appointment of Adjunct Professor for the University of British Columbia Faculty of Health and Social Development, and is a Registered Kinesiologist with the British Columbia Association of Kinesiologists. He has also completed a Post Baccalaureate Diploma in Gerontology. Calum holds certification in designation of Project Management Professional (PMP) from the Project Management Institute (Pennsylvania, USA). He achieved a 98% (certified with Gold Standing) in his studies towards a LEAN Greenbelt in 2009, and is also working towards his Doctorate Degree with Royal Roads University.

Calum’s past clinical experience includes functioning as a health care provider for patients with co-morbid chronic diseases, acute disability and workplace health & wellness. Working as a clinician, Calum has created Physical & Functional Diagnostic Tools and Chronic Disease Management Protocols for Cardiovascular, Orthopedic, Obesity, Respiratory, Brain Injury, and Cerebrovascular disease. He has created teaching resources and presented at top-level educational presentations regarding Change Management, Quality Improvement, Personality & Communication, Project Management and Lean Manufacturing Method for Healthcare.

Paul James (“Jim”) Bullock, Chief Operating Officer and Director

Born and raised in Kelowna, BC, Canada, Paul Bullock comes from one of Kelowna’s oldest pioneer families, which possesses a rich history in both agricultural innovation and entrepreneurial spirit. Jim brings 10 years of experience to the Allied team from MMAR, MMPR, and ACMPR cannabis cultivation, genetics, compliance and facility design.

Previous to joining Allied, Jim owned and operated a company specializing in both personal and corporate finance for clients, which offered exportable services in overseas and offshore markets. Earlier, Jim worked in the oil and gas industry specializing in offshore construction. Jim also owned and operated an agricultural management and consulting firm, which renovated and replanted over 2,500 acres of orchard and vineyard in the Okanagan Valley. He was also the Kelowna site operations manager for Kettle Mountain Ginseng, one of the pioneers in the British Colombia ginseng industry.

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Jim Smeeding, Vice President of Pharmaceuticals and Director

Jim Smeeding is a Registered Pharmacist (RPh) from the State University of New York, and also holds a Masters degree in Business Administration (MBA) from the University of Texas (with an emphasis in pharmaceutical marketing, organizational strategies and pharma sales management). He is the Executive Vice President of CP Pharmaceutical International: a division of CP Global Health (Hong Kong and Texas).

Some of Mr. Smeeding’s past experience has included working as the Executive Director of the National Association of Specialty Pharmacy (NASP), a founder of the Center for Pharmacoeconomic Studies at the University of Texas College of Pharmacy and a founder and President of the International Society of Pharmacoeconomics and Outcomes Research (ISPOR).

Within Mr. Smeeding’s specialty pharmacy consultancy practice, Project Rx, Mr. Smeeding has offered management services to hospitals and pharmaceutical companies throughout the US. Mr. Smeeding has also been active in other Cannabis Based Medicines (CBM) research as a founder of CannaPharma Rx and has authored more than 85 peer-reviewed publications and has given hundreds of presentations.

Mr. Smeeding has worked with many major pharmaceutical companies and is aa founder and president of Indication Biosciences; an early stage drug discovery company that is examining the use of CBD with statin agents to safely lower lipid anomalies. Mr. Smeeding also was the Executive VP and founder of Engaged Media; a technology driven patient engagement solution used in multiple pharmaceutical co-pay programs that was acquired in May of 2018.

As President of the National Payer Roundtable, Mr. Smeeding is in regular contact with the Chief Medical Officers and Chief Pharmacy Officers of national and regional health insurers, as well as, pharmaceutical executives.

Ryan Maarschalk, Bsc, CPA, Chief Financial Officer

Mr. Maarschalk is a driven leader with multifaceted communication skills, and a proven track record of successfully working with senior leadership to achieve growth. Mr. Maarschalk uses his entrepreneurship experience to communicate financial information for real life decision making. Some of Mr. Maarschalk’s past experience includes merger and acquisition activities to successfully close the acquisition of IMPACT Radio Accessories to private equity for $23,000,000, building extraction and cultivation facilities in Las Vegas with 1933 Industries (TGIF.CSE). Mr. Maarschalk has worked with variety of companies since becoming a consulting CFO, including micro- mobility, wineries, cannabis and real estate. Mr Maarschalk has also worked as a Business Valuation Associate with MVI Valuations & Planning, Senior Accountant with Crowe MacKay LLP (accounting firm) and has been a Co-Founder / Board Member of various companies over the years.

Mr. Maarschalk is a Chartered Professional Accountant (CPA) Institute of Chartered Professional Accountants. He has a Bachelor of Biomedical Science BSc. (Hons) and is a Chartered Business Valuator (CBV) candidate (CICBV Canadian Institute of Business Valuators).

Dr. Terry Johnston, Medical Advisor to the Board

Dr Johnston is a family physician with a practice of 47 years. Dr. Johnston is an Occupational Physician specializing in occupational medicine for Transport Canada Aviation & Marine. Dr. Johnston also works with Worksafe BC for commercial dive medicine as well as medical advice for Canada’s Driver Certification Board of Canada, and Oil and Gas UK for off-shore medicine. He is an FAA class 1 examiner as well as a fitness examiner to work with candidates for pre-placement medicals. Dr. Johnson is a specialist in audiometry, resting and stress EKGs, drug testing under National Institute for Occupational Safety & Health guidelines, Chester fitness test, Farnsworth and Titmus visual screening, and the Visia Facial Skin assessment. Dr Johnston is an expert in cannabinoid medicine with a special interest in pharmaceutical development and product discovery and evolution.

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Committees of the Board of Directors

Our board of directors will prior to this offering establish an audit committee, a compensation committee and a nominating and governance committee. Each of these committees will operate under a charter that will be approved by our board of directors prior to this offering.

Audit Committee. Our audit committee consists of all three of directors. We intend to engage independent directors who will subsequently be on this committee. The audit committee consists exclusively of directors who are financially literate. In addition, Mr. Bullock will be considered an “audit committee financial expert” as defined by the SEC’s rules and regulations.

The audit committee responsibilities include:

•	overseeing the compensation and work of and performance by our independent auditor and any other registered public accounting firm performing audit, review or attestation services for us;

•	engaging, retaining and terminating our independent auditor and determining the terms thereof;

•	assessing the qualifications, performance and independence of the independent auditor;

•	evaluating whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence;

•	reviewing and discussing the audit results, including any comments and recommendations of the independent auditor and the responses of management to such recommendations;

•	reviewing and discussing the annual and quarterly financial statements with management and the independent auditor;

•	producing a committee report for inclusion in applicable SEC filings;

•	reviewing the adequacy and effectiveness of internal controls and procedures;

•

establishing procedures regarding the receipt, retention and treatment of complaints received regarding the accounting, internal accounting controls, or auditing matters and conducting or authorizing investigations into any matters within the scope of the responsibility of the audit committee; and

•	reviewing transactions with related persons for potential conflict of interest situations.

Compensation Committee. Our compensation committee consists of all three of our directors. The committee has primary responsibility for:

•	reviewing and recommending all elements and amounts of compensation for each executive officer, including any performance goals applicable to those executive officers;

•	reviewing and recommending for approval the adoption, any amendment and termination of all cash and equity-based incentive compensation plans;

•	once required by applicable law, causing to be prepared a committee report for inclusion in applicable SEC filings;

•	approving any employment agreements, severance agreements or change of control agreements that are entered into with the CEO and certain executive officers; and

•	reviewing and recommending the level and form of non-employee director compensation and benefits.

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Nominating and Governance Committee. The Nominating and Governance Committee consists of all three of our directors. The Nominating and Governance Committee’s responsibilities include:

•	recommending persons for election as directors by the stockholders;

•	recommending persons for appointment as directors to the extent necessary to fill any vacancies or newly created directorships;

•	reviewing annually the skills and characteristics required of directors and each incumbent director’s continued service on the board;

•	reviewing any stockholder proposals and nominations for directors;

•	advising the board of directors on the appropriate structure and operations of the board and its committees;

•	reviewing and recommending standing board committee assignments;

•

developing and recommending to the board Corporate Governance Guidelines, a Code of Business Conduct and Ethics and other corporate governance policies and programs and reviewing such guidelines, code and any other policies and programs at least annually;

•	making recommendations to the board as to determinations of director independence; and

•	making recommendations to the board regarding corporate governance based upon developments, trends, and best practices.

The Nominating and Governance Committee will consider stockholder recommendations for candidates for the board of directors.

Our bylaws provide that, in order for a stockholder’s nomination of a candidate for the board to be properly brought before an annual meeting of the stockholders, the stockholder’s nomination must be delivered to the Secretary of the Company no later than 120 days prior to the one-year anniversary date of the prior year’s annual meeting.

Code of Business Conduct and Ethics

Prior to this offering, we will adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Following this offering, a copy of the code will be made available on the Corporate Governance section of our website, which is located at www.allied.health. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K filed with the SEC.

Involvement in Certain Legal Proceedings

No director, executive officer, promoter or control person of Allied has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the total compensation paid to, or accrued by, the Named Executive Officers and any other employees earning over $100,000 per year from August 31, 2019 to date. No restricted stock awards, long-term incentive plan payout or other types of compensation were paid to these executive officers during those fiscal years.

Name	Year	Fees Earned or paid in cash ($)	Stock awards ($)	Option Awards ($)		Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
Calum Hughes	2020	$169,460	$-		$-	-	-	-	$169,460
	2019	$102,250	$-		$-	-	-	-	$102,250
Paul Bullock	2020	$159,193	$-		$-	-	-	-	$159,193
	2019	$60,324	-	$		-	-		$60,324
Jim Smeeding	2020	$20,000	-		$600,000	-			$620,000
	2019	$0	$-		$-	-	-	-	$0
Ryan Maarschalk	2020	$36,768	$-		$600,000	-	-	-	$636,768

Although compensation has been paid to our officers and directors on behalf of Advanced Biosciences, no compensation has been paid to date from Allied Corp. to any of our existing officers and directors.

Employment Agreements

The Company is not a party to any employment agreement with its Officers or its Directors at this time. At present, the Company has entered into consulting agreements with entities controlled by Calum Hughes (Director & CEO), Paul Bullock (Director & COO), Jim Smeeding (Director & VP Pharmaceutical), and Ryan Maarschalk (CFO). At present these individuals are paid on a monthly basis in the amounts of CA$10,000, CA$10,000, US$5,000 and CA$10,000 respectively. Total balances paid during the course of the year included amounts paid to previous directors and officers of the Company.

Equity Compensation Plans

During 2020, the Company’s board of directors approved the Allied Corp. 2020 Incentive Plan (“Plan”) which authorized the issuance of options, restricted stock units or other equity compensation to its employees directors, and consultants.

As of the year ended August 28, 2020, pursuant the Company’s Plan, the Company had granted 4,900,000 stock options, of which 1,633,333 stock options had vested with an average exercise prices of $0.77 and a term of five years. These options vested one-third immediately upon issuance of this option, one-third on the first anniversary and one-third on the second anniversary. The fair value of these options was $3,761,351 of which $1,380,120 was recognized at February 28, 2021.

All compensation and stock option plans for executives and employees will be governed by the Compensation and Governance Committee.

Expense Reimbursement

We will reimburse our officers and directors for reasonable expenses incurred during the course of their performance.

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Retirement Plans and Benefits.

None.

Director Compensation

We do not have a standard compensation arrangement for directors. The Company has formed a Compensation and Governance Committee to make such determinations, with approval by both the Board of Directors and the Audit Committee.

Indemnification and Limitation on Liability of Directors

The Nevada Revised Statutes allows indemnification of directors, officers, employees and agents of a company against liabilities incurred in any proceeding in which an individual is made a party because he or she was a director, officer, employee or agent of the company if such person conducted himself in good faith and reasonably believed his actions were in, or not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A person must be found to be entitled to indemnification under this statutory standard by procedures designed to assure that disinterested members of the board of directors have approved indemnification or that, absent the ability to obtain sufficient numbers of disinterested directors, independent counsel or shareholders have approved the indemnification based on a finding that the person has met the standard. Indemnification is limited to reasonable expenses.

We do not have indemnification provisions in our articles or bylaws.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Outstanding Stock Options or other Equity Awards

The following table summarizes the stock options we have issued during the six months ended February 28, 2021.

Name	Issuance Date	Expiration Date	Exercise Price per share ($)	Number of common shares granted
Calum Hughes	N/A	N/A	N/A	N/A
Paul Bullock	N/A	N/A	N/A	N/A
Jim Smeeding	February 1, 2021	February 1, 2026	$0.825	600,000
Ryan Maarschalk	February 1, 2021	February 1, 2026	$0.825	600,000

The fair value of each option granted was estimated on the date of grant using the BlackScholes option pricing model with the following weighted average assumptions:

	Six Months Ended February 28, 2021	Six Months Ended February 29, 2020
Expected dividend yield	0%	-
Expected volatility	182%	-
Expected life (in years)	5	-
Risk-free interest rate	0.42%	-

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth as of June 11, 2021 the number of shares of common stock beneficially owned by (i) those persons or groups known to beneficially own more than 10% of the Company's common stock, (ii) each current director and executive officer of the Company, and (iii) all the current executive officers and directors as a group.

Pursuant to Rule 13d-3 under the Exchange Act, a beneficial owner of securities is a person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within 60 days through any means, including the exercise of any option, warrant or right or the conversion of a security. Any shares that are not outstanding that a person has the right to acquire are deemed to be outstanding for the purpose of calculating the percentage of beneficial ownership of such person, but are not deemed to be outstanding for the purpose of calculating the percentage of beneficial ownership of any other person.

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership (1)	Percentage of Stock Before Offering	Percentage of Stock After Offering (2)

Common Stock	Calum Hughes, Chief Executive Officer and Director	20,537,500	24.1%	19.5%
Common Stock	Paul Bullock, Chief Operating Officer and Director (3)	9,787,500	14.0%	9.3%
Common Stock	Jim Smeeding, Director (4)	625,000	0.8%	0.6%
Common Stock	Oceanus Contracting Ltd (3).	8,917,500	11.5%	8.5%
Common Stock	Ryan Maarschalk, Chief Financial Officer (5)	619,898	0.8%	0.6%
Common Stock	0994091 BC, Ltd. (3)	870,000	1.5%	0.8%
Common Stock	All officers and directors (4 persons)	32,169,898	39.5%	30.2%

____________

(1)

Calculated pursuant to Rule 13d-3 under the Exchange Act, a beneficial owner of securities is a person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within 60 days through any means, including the exercise of any option, warrant or right or the conversion of a security. Any shares that are not outstanding that a person has the right to acquire are deemed to be outstanding for the purpose of calculating the percentage of beneficial ownership of such person, but are not deemed to be outstanding for the purpose of calculating the percentage of beneficial ownership of any other person. All of the foregoing shares are legally held of record by SECFAC Exchange Corp., which has an agreement with the shareholders to exchange shares of SECFAC Exchange Corp. for Allied Corp. shares on a one for one basis at the request of any such shareholder.

(2)	Assumes sale of all shares in this Offering.
(3)

All shares are held through Oceanus Consulting Ltd and 0994091 BC Ltd. Mr. Paul James Bullock is the principal of Oceanus Contracting Ltd. and 09940901 BC Ltd., and consequently may be deemed to be the beneficial owner of shares held by such entities.

(4)	Mr. Smeeding holds 600,000 shares pursuant to options and an additional 25,000 shares are held by Adjudicate LLC, a company beneficially owned by Mr. Smeeding.
(5)	Mr. Maarschalk holds 600,000 shares pursuant to options and an additional 19,898 shares are held by Maarschalk Capital, Inc., a company beneficially owned by Mr. Maarschalk.

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Holders of Common Stock

As of the date of this Offering Circular, Allied had 84 shareholders of record of our common stock, and pursuant to our review of non-objecting beneficial owner reports, at least 350 additional shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All transactions with related parties have occurred in the normal course of operations and are recorded at the exchange amount which is the amount agreed to by the Company and the related party.

Key management compensation and related party transactions

The Company has identified its directors and certain senior officers as its key management personnel. The compensation costs for key management personnel during the six months ended were as follows:

	February 28, 2021	February 29, 2020
Consulting fees and benefits	$221,213	$310,220

Amounts due to/from related parties

In the normal course of operations, the company shares certain administrative resources with companies related by common management and directors. The administrative resources and services, which were provided in the normal course of operations, were measured at the exchange. All amounts payable and receivable are noninterest bearing, unsecured and due on demand. The following table summarizes the amounts were due from related parties:

	February 28, 2021	August 31, 2020
CEO and Director	$(46,525)	$(12,588)
COO and Director	(86,273)	(42,059)
An entity controlled by the CFO	(13,327)	(10,797)
An entity controlled by a director	-	(5,142)
	$(146,125)	$(70,586

As of February 28, 2021, the Company advanced $11,738 to related parties for future expenses. As of February 28, 2021, the Company had $146,125 (August 31, 2020 $70,586) payable to related parties for expenses incurred or expensed paid on behalf of the Company by the parties which has been presented in accounts payable and accrued liabilities.

Director Independence

The Company is not currently listed on any national exchange, or quoted on any inter-dealer quotation service, that imposes independence requirements on any committee of the Company’s directors, such as an audit, nominating or compensation committee. The Company currently does not currently have any independent directors on its Board.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. We are unable to estimate the number of shares of common stock that may be sold in the future.

Upon the closing of this offering, we will have:

•	105,016,824 shares of common stock outstanding (if the maximum number of shares are sold);
•

Up to an additional 1,400,000 shares of common stock that may be issued pursuant to our current offering pursuant to Rule 506(c) including 7,000,000 shares of common stock and 7,000,000 shares of common stock that may be issued upon the exercise of options issued in that offering;

•	1,633,333 shares of common stock that may be issued upon the exercise of outstanding options;
•

1,523,913 shares of common stock that will issuable upon the conversion of our outstanding convertible notes (exclusive of shares issuable for accrued interest under such notes). No holder of these notes will be permitted to convert such notes to the extent that the holder or any of its affiliates would beneficially own in excess of 5.0% of our common stock after such conversion. The number of shares set forth assumes no such limitation on the conversion of the notes;

All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 10% stockholders. None of the holders of shares of our common stock or securities exercisable for or convertible into shares of our common stock have any registration rights.

Lock-Up

Our company and certain holders of our Common Shares have agreed with the underwriters not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, any of our securities for the following periods from the effective date of this offering: (i) a period of 180 days in the case of our Company; (ii) a period of up to 365 days in the case of directors and officers of our Company. Notwithstanding the foregoing, if after the first 90 days following the effective date of this offering the closing bid price of our Common Shares is $5.00 or greater for any ten consecutive trading days, and the average daily trading volume for the first 90 days is 100,000 shares or greater, then the holders may sell up to 33% of his, her or its holdings with a limit of three percent (3%) of the average trading volume on any one day. If after the first 180 days following the effective date of this offering the closing bid price of our Common Shares is $7.00 or greater for any ten consecutive trading days, and the average daily trading volume for the first 180 days is 100,000 shares or greater, then the holders may sell up to an additional 33% of his, her or its holdings with a limit of three percent (3%) of the average trading volume on any one day. See “Underwriting” for more information.

Rule 144

Shares of common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, as well as shares held by our current stockholders, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any person who is or has been an affiliate of ours during the 90 days immediately preceding the sale and who has beneficially owned shares for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of: (i) 1% of the number of shares of common stock then outstanding, or (ii) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

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CERTAIN TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our Common Shares, including the Common Shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any local, state, foreign, including Canada, or other taxing jurisdiction.

The Company is a corporation and expects to be taxed for U.S. income tax purposes as such. We and our Investors will be subject to U.S. federal income tax and may also be subject to state and local income tax taxes in states and localities in which we are deemed to be doing business. Except where we reference specific states, this discussion does not cover state or local income tax consequences you may incur in connection with your investment.

Except as to disclosure of the Company’s withholding and reporting requirements under U.S. income tax law as to possible payments to be made to holders of our Unit(s) presented herein, this Offering Circular does not otherwise address any of the other applicable aspects of U.S. federal income taxation that may be relevant to you, including, the federal income tax ramifications as to the purchase, ownership or disposition of the Shares. This summary is not tax advice. The tax treatment of a holder will vary depending upon the holder’s particular situation. Accordingly, this summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to an Investor’s decision to purchase our Unit(s), nor any tax consequences arising under the laws of any state, locality or foreign jurisdiction.

You are urged to consult your own tax advisors as to the specific tax consequences of purchasing, owning and disposing of any Shares, including any federal, state or local tax consideration.

No ruling has been or will be requested from the Internal Revenue Service regarding any matter affecting our Investors or us. Tax benefits should not be considered a primary investment feature of our Shares. Opinions and statements made in this Offering Circular may not be sustained by a court if contested by the Internal Revenue Service. Any contest of this sort with the Internal Revenue Service could materially adversely impact your investment in our Units. Additionally, the costs of any contest with the Internal Revenue Service will be borne by our Investors, whether directly or indirectly. An investment in us may be materially modified by future legislative or administrative changes or future court decisions. Such changes and decisions may be subject to retroactive application.

In recent years there have been a number of proposals made in Congress by legislators, government agencies and by the executive branch of the federal government for changes in the federal income tax laws. In December 2017, the Tax Cuts and Jobs Act was signed into law making sweeping changes to the revenue laws of the United States commencing for taxpayer tax years commencing on or after January 1, 2018. In that connection, the Internal Revenue Service continues to adopt regulations and procedures implementing the Tax Cuts and Jobs Act and compliance with the new U.S. revenue laws and procedures is evolving. Additionally, numerous private interest groups continue to lobby for regulatory and legislative changes in certain areas of the U.S. federal income tax law. It is impossible to predict the effect of any proposals that might be adopted upon the income tax treatment presently associated with investment in the Units or the effective date, which could be retroactive, of any legislation that may derive from any past or future proposal.

We strongly urge you to consider ongoing developments in this uncertain area and to consult your own tax advisors in assessing the risks of investment in Units.

U.S. Income Tax Withholding

To ensure collection of U.S. income tax, the payor of fixed or determinable annual or periodic income from U.S. sources to any nonresident alien individual or foreign partnership, trust, estate, or Company is required to withhold taxes. Respective to any distributions in respect of Securities, therefore, we would be deemed to be a payor.

A payee, on the other hand, is defined as the person to whom a payment is made, regardless of whether such person is the beneficial owner of the amount paid. A foreign payee is a payee who is a foreign person, while a U.S. payee is a U.S. person. The determination of the withholding agent concerning the status of the payee (U.S. or foreign) and the characteristics of a payee, such as whether the payee is a beneficial owner or intermediary, or an individual, Company or flow-through payee, is made on the basis of a withholding certificate that is a Form W-8, a Form 8233 (indicating foreign status of the payee or beneficial owner) or a Form W-9 (indicating U.S. status of the payee).

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A nonresident alien is generally defined as an individual whose residence is not within the United States and who is not a citizen of the United States. However, an alien who meets either the lawful permanent residence test (i.e., the green card test) or the substantial presence test for the calendar year is considered a U.S. resident. An alien is a resident alien for a calendar year if he or she is a lawful permanent resident at any time during the calendar year. Under the substantial presence test, an alien is a resident alien if he or she has been present in the United States for at least 31 days during the current year and at least 183 days during the three-year period that includes the current year.

Generally, a person that makes a payment of U.S. source interest, dividends, royalties, and certain other types of income to a foreign person, such as Company payments that may be paid in respect of the Securities, must deduct and withhold 30 percent from the payment. A lower rate of withholding may apply under the Code, the regulations, or an income tax treaty. Under the Code, a withholding agent, in the case of the Company either the Company or its designee, must make an income tax return on Form 1042, Annual Withholding Tax Return for U.S. Source Income of Foreign Persons, reporting the tax withheld and also must file an information return reporting the amounts on Form 1042-S, Foreign Person’s U.S. Source Income Subject to Withholding.

Payors of interest, dividends, royalties, gross proceeds from the sales of securities, and other fixed or determinable income must report payments on the appropriate Form 1099 series form, unless an exception applies. It is not certain how income, if any, to be paid in respect of the Company’s Shares would be classified, albeit that we believe same would be deemed dividends. Payment information regarding U.S. taxpayers is generally reportable on a Form 1099 series form, and the Company will be required to obtain a Form W-9 from any U.S. taxpayer purchasers. Form W-9, Request for Taxpayer Identification Number (“TIN”) and Certification is used to determine whether to treat a payee or beneficial owner as a U.S. person. A payee must certify that he or she is a U.S. person (including a U.S. resident alien). Form W-9 will require that the purchaser of our Units provide his or her TIN and certify that he or she is a U.S. person or a U.S. resident alien. If the Company would not receive a Form W-9, it must generally backup withhold at a 24-percent rate for tax years beginning after December 31, 2017, and before January 1, 2026, and report the payment on Form 1099. Collected backup withholding amounts, if any, must be reported on Form 945, Annual Return of Withheld Federal Income Tax.

An exception to the Form 1099 reporting provisions applies if the payee is a foreign person. A payor can treat a person as a “foreign person” if the payor can reliably associate the payment with documentation that establishes that the person is a foreign beneficial owner of the income or a foreign payee. A foreign person may not use Form W-9 to furnish his or her taxpayer identification number to a payor. Rather, foreign payees must use the appropriate Form W-8. The IRS Form W-8 series of forms is made up of certificates that are used to establish foreign status. A payor does not have to backup withhold on payments to foreign beneficial owners or foreign payees because backup withholding applies only to amounts that the payor must report on Form 1099.

Generally, all nonresident aliens and foreign corporations, foreign partnerships, and foreign trusts and estates, that have income from sources within the United States, not effectively connected with the conduct of a trade or business within the United States, will be subject to withholding at a rate of 30 percent unless a lower treaty rate applies.

The Form W-8 series of IRS forms are certificates provided to withholding agents to establish foreign status. In this context, the Company, or its third-party designee, would be the “withholding agent.” Non-

U.S. taxpayer Investors in our Units will be required to provide us or our designee with one of Form W- 8BEN, W-8BEN-E or W-8ECI depending on Investor status. Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (Individuals) is used exclusively by individuals and should be provided to the Company or its designee, as applicable, as the withholding agent or payer by a beneficial owner to claim foreign status, claim beneficial ownership of income and, if applicable, claim a reduced rate of or exemption from withholding.

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Form W-8BEN-E, Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities) allows an entity to certify as to its status as a beneficial owner or payee for purposes of Chapter 3 and Chapter 61 of the Code, as well as to its status under Chapter 4 of the Code, as a payee or account holder of a foreign financial entity. The form can also be used by a beneficial owner to seek a reduced rate of withholding under a treaty.

Form W-8ECI, Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States, form should be used to establish foreign status, claim beneficial ownership and claim that income is effectively connected with the conduct of a trade or business in the United States. We believe, but have not endeavored to obtain any formal ruling of the IRS confirming same, nor do we anticipate doing so, that any amounts paid to holders of our Securities will be classified as income effectively connected income with a United States trade or business for these purposes.

WE URGE YOU TO CONSULT AND RELY UPON YOUR OWN TAX ADVISOR WITH RESPECT TO YOUR OWN TAX SITUATION, POTENTIAL CHANGES IN APPLICABLE LAWS AND REGULATIONS AND THE FEDERAL AND STATE CONSEQUENCES ARISING FROM AN INVESTMENT IN THE SHARES. THE COST OF THE CONSULTATION COULD, DEPENDING ON THE AMOUNT CHARGED TO YOU, DECREASE ANY RETURN ANTICIPATED ON YOUR INVESTMENT. NOTHING IN THIS OFFERING CIRCULAR IS OR SHOULD BE CONSTRUED AS LEGAL OR TAX ADVICE TO ANY SPECIFIC INVESTOR, AS INDIVIDUAL CIRCUMSTANCES MAY VARY. THIS FEDERAL INCOME TAX CONSEQUENCES SECTION OF THIS OFFERING CIRCULAR ONLY PROVIDES THE CURRENT STATE OF TAX LAWS. YOU SHOULD BE AWARE THAT THE INTERNAL REVENUE SERVICE MAY NOT AGREE WITH ALL TAX POSITIONS TAKEN BY US AND THAT LEGISLATIVE, ADMINISTRATIVE OR COURT DECISIONS MAY REDUCE OR ELIMINATE YOUR ANTICIPATED TAX BENEFITS.

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UNDERWRITING

We have entered into an underwriting agreement with Boustead Securities, LLC, as Underwriter, with respect to the shares of our Common Stock in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the public through the Underwriter, and the Underwriter has agreed to offer and sell, up to 20,000,000 shares of our Common Stock, on a best efforts basis.

The underwriting agreement provides that the obligation of the Underwriter to arrange for the offer and sale of the shares of our Common Stock, on a best efforts basis, is subject to certain conditions precedent. The Underwriter is under no obligation to purchase any shares of our Common Stock for its own account. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated. The Underwriter may, but is not obligated to, retain other selected dealers that are qualified to offer and sell the shares and that are members of the Financial Industry Regulatory Authority, Inc. The Underwriter proposes to offer the shares to investors at the public offering price, and will receive cash equal to seven percent (7%) of the gross amount to be disbursed to the Company. Unless sooner withdrawn or canceled by us or the Underwriter, the offering will continue until (i) the 20,000,000 shares of Common Stock have been sold, or (ii) 90 days from the date of qualification of this Offering, unless extended by us and the Underwriters by up to an additional 90 days after the qualification date of this Offering Circular). As there is no minimum number of Shares that must be sold, the funds will be released to us from time to time during this Offering less offering expenses, including but not limited to, underwriter’s fees and expenses.

The following table summarize the underwriting compensation we will pay:

	Public Offering Price	Underwriting Commissions	Proceeds to Us, Before Expenses
Per share	$1.00	$0.07	$0.93
Total Offering	$20,000,000.00	$1,400,000	$18,600,000

We have agreed to reimburse the Underwriter for expenses incurred relating to the offering, including all actual fees and expenses incurred by the Underwriters in connection with, among other things, due diligence costs, the Underwriter’s “road show” expenses, and the fees and expenses of the Underwriter’s counsel, which shall not exceed $50,000. We estimate that the total expenses of this offering, excluding underwriting commissions described above, will be approximately $1,632,500. We have also paid the Underwriters an advisory fee of $60,000.

As additional compensation to the Underwriter, upon consummation of this offering, we will issue to the Underwriter or its designees warrants to purchase an aggregate number of shares of our Common Stock equal to 7% of the number of shares of Common Stock issued in this offering, at an exercise price per share equal to $1.00 (the “Underwriter Warrants”). The Underwriter Warrants and the underlying shares of Common Stock will not be exercised, sold, transferred, assigned, or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Underwriter Warrants by any person for a period of 180 days from the qualification date of the offering circular for this offering in accordance with FINRA Rule 5110. The Underwriter Warrants will expire on the fifth anniversary of the qualification date of the offering, in accordance with FINRA Rule 5110(f)(2)(G)(i).

An offering circular in electronic format may be made available on the websites maintained by the Underwriter, or selling group members, if any, participating in the offering. The Underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Underwriter and selling group members that may make Internet distributions on the same basis as other allocations.

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We have agreed that we will not: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of our company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our company; (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of our company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our company; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of our company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of our company or such other securities, in cash or otherwise, in each case without the prior consent of the Underwriter for a period of 180 days after the date of this Offering Circular, other than (A) the shares of our Common Stock to be sold hereunder, (B) the issuance by us of shares of our Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date of this offering, hereafter issued pursuant to our currently existing or hereafter adopted equity compensation plans or employment or consulting agreements or arrangements of which the Underwriters have been advised in writing or which have been filed with the Commission or (C) the issuance by us of stock options or shares of capital stock of our company under any currently existing or hereafter adopted equity compensation plan or employment/consulting agreements or arrangements of our company. There are exceptions to these restrictions if our price per share exceeds certain amounts for a five-day period.

Our company and our executive officers and directors have agreed with the underwriters not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, any of our securities for the following periods from the effective date of this offering: (i) a period of 180 days in the case of our Company; (ii) a period of up to 365 days in the case of directors and officers of our Company. Notwithstanding the foregoing, if after the first 90 days following the effective date of this offering the closing bid price of our Common Shares is $5.00 or greater for any ten consecutive trading days, and the average daily trading volume for the first 90 days is 100,000 shares or greater, then the holders may sell up to 33% of his, her or its holdings with a limit of three percent (3%) of the average trading volume on any one day. If after the first 180 days following the effective date of this offering the closing bid price of our Common Shares is $7.00 or greater for any ten consecutive trading days, and the average daily trading volume for the first 180 days is 100,000 shares or greater, then the holders may sell up to an additional 33% of his, her or its holdings with a limit of three percent (3%) of the average trading volume on any one day.

The underwriting agreement provides that we will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.

ERISA Considerations

Special considerations apply when contemplating the purchase of Shares of our common stock on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of the Offered Shares on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no Shares of our common stock will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

Marketability

Our Common Stock is currently quoted on the OTCQB tier of the OTC Markets under the symbol “ALID”. The OTC Markets is maintained by OTC Market Group, Inc. The securities traded on the OTC Markets are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

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Notwithstanding our Common Stock being quoted on the OTC Markets, a purchaser of the Offered Shares may not be able to resell them. Broker-dealers may be discouraged from effecting transactions in our Common Stock because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our Common Stock, which could severely limit the market liquidity of the Offered Shares and impede the sale of our Offered Shares in the secondary market, assuming one develops.

Foreign Regulatory Restrictions on Purchase of the Offered Shares

We have not taken any action to permit a public offering of our Offered Shares outside the United States or to permit the possession or distribution of this Offering Circular outside the United States. Persons outside the United States who come into possession of this Offering Circular must inform themselves about and observe any restrictions relating to this offering of Offered Shares and the distribution of the Offering Circular outside the United States.

Investment Amount Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)

You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are a director, executive officer or general partner of the issuer or a director, executive officer, or general partner of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, or limited liability company, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)

You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares;

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(viii)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ix)

You are an entity, of a type not listed in the above paragraphs (iv), (v), (vi), (vii), or (viii), not formed for the specific purpose of acquiring the Offered Shares, owning investments in excess of $5,000,000;

(x)

You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

(xi)

You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, and is not formed for the specific purpose of acquiring the Offered Shares, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

(xii)

You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph (xi), and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph (xi).

Offering Period and Expiration Date

This Offering will start on the date this Offering Circular is declared qualified by the SEC. The Offering is expected to expire on the first of: (i) all of the Offered Shares are sold; or (ii) the close of business on that date which is 90 days from the dated this Offering Circular is declared qualified by the SEC, unless sooner terminated or extended up to no more than an additional ninety (90) days by us.

Procedures for Subscribing

If you decide to subscribe for any Common Stock in this Offering, you should follow the procedures as described below

1.	Electronically receive, review, execute and deliver to us through DocuSign, a Subscription Agreement; and

2.	Deliver funds only by ACH, wire transfer or check for the amount set forth in the Subscription Agreement directly to the specified bank account maintained by the Deposit Account Agent.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this Offering Circular. Further, we will not accept any money until the SEC declares the Offering Statement qualified.

We anticipate that we may hold one or more closings for purchases of the Shares until the offering is fully subscribed or we terminate the Offering. Proceeds will be held maintained by Sutter Securities, LLC, as Deposit Account Agent in an Offering Deposit Account subject to compliance with Exchange Act Rule 15c2-4 until closing occurs. Our Underwriter and/or the participating broker-dealers will submit a subscriber’s form(s) of payment in compliance with Exchange Act Rule 15c2-4, generally by noon of the next business day following receipt of the subscriber’s subscription agreement and form(s) of payment.

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the shares of Common Stock does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the shares of Common Stock for your own account and that your rights and responsibilities regarding your shares of Common Stock will be governed by our chart and bylaws, each filed as an exhibit to the Offering Circular of which this offering circular is a part.

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Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the Deposit Account Agent, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Non-U.S. investors may participate in this Offering by depositing their funds in the Offering Deposit Account held at Pacific Mercantile Bank. Any such funds that the Deposit Account Agent receives shall be held on deposit until the applicable closing of the Offering or such other time as mutually agreed between the Company and the Underwriter, and then used to complete securities purchases, or returned if this Offering fails to close.

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EXPENSES RELATED TO THE OFFERING

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions and expenses, payable in connection with this offering. All amounts shown are estimates and subject to future contingencies, except the U.S. Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority filing fee.

Description
U.S. Securities and Exchange Commission registration fee	$2,182.00
Financial Industry Regulatory Authority filing fee	5,000.00
Accounting and audit fees and expenses	25,000.00
Legal fees and expenses	100,000.00
Transfer agent fees	20,000.00
Road show costs and expenses	25,000.00
Printing expenses	15,000.00
Miscellaneous	14,318.00
Total	$160,000.00

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ADDITIONAL REQUIREMENTS AND RESTRICTIONS

Broker-Dealer Requirements

Each of the participating broker-dealers, authorized registered representatives or any other person selling Shares on our behalf is required to:

●

make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investor; and

●	maintain, for at least six (6) years, records of the information used to determine that an investment in our Shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized registered representative or other person selling Shares on our behalf will, based on a review of the information provided by you, consider whether you:

●	meet the minimum suitability standards established by us and the investment limitations established under Regulation A;

●	can reasonably benefit from an investment in our Shares based on your overall investment objectives and portfolio structure;

●	are able to bear the economic risk of the investment based on your overall financial situation; and

●	have an apparent understanding of:

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●	the fundamental risks of an investment in the Offered Shares;

●	the risk that you may lose your entire investment;

●	the lack of liquidity of the Offered Shares;

●	the restrictions on transferability of the Offered Shares;

●	the background and qualifications of our management; and

●	our business.

Stock Certificates

Ownership of the Offered Shares will be “book-entry” only form, meaning that ownership interests shall be recorded by the Transfer Agent, and kept only on the books and records of Transfer Agent. There will be no cost to the Subscriber to hold the shares, in book entry, on the books of the Company. No physical certificates shall be issued, nor received, by Transfer Agent or any other person. The Transfer Agent records and maintains securities of Company in book-entry form only. Book-entry form means the Transfer Agent maintains shares on an investor’s behalf without issuing or receiving physical certificates. Securities that are held in un-certificated book-entry form have the same rights and privileges as those held in certificate form, but the added convenience of electronic transactions (e.g. transferring ownership positions between a broker-dealer and the Transfer Agent), as well as reducing risks and costs required to store, manage, process and replace lost or stolen securities certificates. Transfer Agent shall send out email confirmations of positions and notifications of changes “from” Company upon each and every event affecting any person’s ownership interest, with a footer referencing Transfer Agent.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

●

a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

●	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

●	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

●

a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

●	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

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ERISA CONSIDERATIONS

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

●	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

●	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

●	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of Shares is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

(1) the equity interests acquired by employee benefit plans are publicly offered securities - i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

(2) the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

(3) there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

We do not intend to limit investment by benefit plan investors in us because we anticipate that we will qualify as an “operating company”. If the Department of Labor were to take the position that we are not an operating company and we had significant investment by benefit plans, then we may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on our business and the value of our common stock.

Plan fiduciaries contemplating a purchase of Shares should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN US IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

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LEGAL MATTERS

We are being represented by Cutler Law Group, P.C., with respect to certain legal matters as to United States federal securities and state securities law. The underwriters are being represented by Anthony L.G., PLLC, with respect to certain legal matters as to United States federal securities and state securities law. The validity of the Common Shares offered in this offering and certain legal matters as to Canadian law will be passed upon for us by Cutler Law Group, P.C., Canadian law will be passed upon for us by Pushor Mitchell, LLP, and Colombian law will be passed upon for us by our Colombian counsel.

EXPERTS

The financial statements as of August 31, 2019 and August 31, 2020, included in this Offering Circular have been so included in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 1 to the Financial Statements), by Manning Elliott LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Manning Elliott is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence. Manning Elliott’s headquarters are located at 1700-1030 W. Georgia St., Vancouver, BC V6E 2Y3 Canada.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We also maintain a website at www.allied.health. Upon completion of this offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

After the completion of this Tier II, Regulation A offering, we intend to continue to file reports under Section 15(d) of the Exchange Act, which, in accordance with Rule 257(b)(6) of Regulation A, will satisfy our reporting obligations under Regulation A. Such reports and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above.

If we no longer file reports under Section 15(d) of the Exchange Act, we will be required to furnish the following reports, statements, and tax information to each stockholder:

1.

Reporting Requirements under Tier II of Regulation A. If we no longer file reports under Section 15(d) of the Exchange Act, we will be required under Rule 257 of Regulation A to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.

Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, our Board of Directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the Board of Directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Board of Directors. The Board of Directors shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the stockholders.

3.

Tax Information. On or before September 30th of the month immediately following our fiscal year, which is currently September 1st through August 31st, we will send to each stockholder such tax information as shall be reasonably required for federal and state income tax reporting purposes.

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PART F/S

ALLIED CORP.

CONSOLIDATED FINANCIAL STATEMENTS

Condensed consolidated interim balance sheets at February 28, 2021 (unaudited) and August 31, 2020	F-1

Condensed consolidated interim statements of operations and comprehensive loss for the three and six months ended February 28, 2021 and February 29, 2020 (unaudited)	F-2

Condensed consolidated interim statements of stockholders’ deficit for the three and six months ended February 28, 2021 and February 29, 2020 (unaudited)	F-3

Condensed consolidated interim statements of cash flows for the three and six months ended February 28, 2021 and February 29, 2020 (unaudited)	F-5

Notes to the unaudited condensed consolidated interim financial statements	F-6

F-1

ALLIED CORP. Condensed Consolidated Balance Sheets (Expressed in US Dollars)

	February 28, 2021	August 31, 2020
	(Unaudited)

Assets
Current assets
Cash	$148,984	$94,047
Inventory (Note 4)	103,972	52,585
Amounts due from related parties (Note 12)	11,738	-
Prepaid expenses	25,189	51,682
Total current assets	289,883	198,314

Deposits and advances (Note 5)	2,829,286	3,008,246
Right-of-use assets (Note 8)	73,758	374,997
Property, plant and equipment (Note 6)	228,914	223,020
Intangible assets (Note 7)	3,118,112	3,300,000
Total assets	$6,539,953	$7,104,577

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$1,379,647	$1,396,495
Current portion of lease liabilities (Note 8)	4,127	17,073
Loan payable (Note 9)	1,253,772	1,253,772
Convertible notes payable (Note 10)	1,328,535	400,000
Total current liabilities	3,966,081	3,067,340

Lease liabilities, net of current portion (Note 8)	69,631	333,073
Total liabilities	$4,035,712	$3,400,413

Stockholders’ equity
Preferred stock – 50,000,000 shares authorized, $0.0001 par value Nil shares issued and outstanding	$-	$-
Common stock – 300,000,000 shares authorized, $0.0001 par value; 85,305,780 shares issued and outstanding (85,105,780 – par value $0.0001 – August 31, 2020)	8,531	8,511
Additional paid in capital	14,308,501	12,226,382
Common stock issuable	472,616	19,952
Accumulated deficit	(11,803,864)	(7,908,566)
Accumulated other comprehensive loss	(481,543)	(642,115)

Total stockholders’ equity	2,504,241	3,704,164
Total liabilities and stockholders’ equity	$6,539,953	$7,104,577

Nature of operations and going concern (Note 1)

Commitments (Note 15)

Subsequent events (Note 20)

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statement.

F-2

ALLIED CORP. Condensed Consolidated Statements of Operations and Comprehensive Loss (Expressed in US dollars) (Unaudited)

	For the Three Months Ended February 28, 2021	For the Three Months Ended February 29, 2020	For the Six Months Ended February 28, 2021	For the Six Months Ended February 29, 2020

Revenue	1,060	-	5,260	-

Expenses
Amortization	196,341	33,980	366,021	33,980
Charitable donations	15,000	26,254	15,000	99,543
Consulting fees	163,892	317,074	491,735	491,214
Stock-based compensation	1,380,120	-	1,380,120	-
Foreign exchange	(11,291)	67,215	(16,256)	(3,919)
Interest expense	145,588	-	258,428	-
Office and miscellaneous	436,017	268,578	541,829	349,549
Professional fees	242,148	192,802	372,779	339,350
Rent	10,058	4,611	30,890	8,940
Research and development	-	-	-	8,009
Travel	4,265	25,355	5,606	67,370

Operating expenses	2,582,138	935,869	3,446,152	1,394,036
Loss from operations	(2,581,078)	(935,869)	(3,440,892)	(1,394,036)
Other expenses
Loss on termination of lease	-	-	(65,565)	-
Settlement payments	-	-	(105,000)	-
Gain (loss) on debt extinguishment	19,820	-	(90,180)	-
Write-off of receivables	-	(55,983)	-	(55,983)
Accretion	(138,178)	(44,417)	(193,661)	(44,417)
Total other expense	(118,358)	(100,400)	(454,406)	(100,400)
Net loss	(2,699,436)	(1,036,269)	(3,895,298)	(1,494,436)
Other comprehensive income (loss)

Foreign currency translation adjustments	42,354	11,419	160,572	5,739

Comprehensive loss	(2,657,082)	(1,024,850)	(3,734,726)	(1,488,697)

Basic and diluted loss per share	(0.03)	(0.01)	(0.05)	(0.02)

Weighted average number of common shares outstanding	85,276,609	79,040,099	85,305,780	77,161,058

The accompanying notes form an integral part of these unaudited consolidated financial statements.

F-3

ALLIED CORP. Condensed Consolidated Statements of Stockholders’ Equity (Deficit) (Expressed in US dollars) (Unaudited)

	Common stock		Treasury Stock		Additional		Stock		Accumulated Other
	Number ofshares	Amount	Number ofshares	Amount	Paid in Capital	Stock issuable	subscription receivable	Accumulated Deficit	Comprehensive Income (loss)	Total

Balance, August 31, 2019	51,200,014	$5,120	-	$-	$912,965	$24,135	$(364)	$(1,300,803)	$(30,491)	$(389,438)
Cancellation of common stock	(10,459,220)	(1,046)	-	-	1,046	-	-	-	-	-
Effect of reverse acquisition	42,027,986	4,203	-	-	3,925,542	65,092	364	-	-	3,995,201
Shares reacquired by treasury	(4,500,000)	(450)	4,500,000	450	-	-	-	-	-	-
Common stock subscribed	-	-	-	-	-	275,908	-	-	-	275,908
Comprehensive loss for the period	-	-	-	-	-	-	-	(458,167)	(5,680)	(463,847)

Balance, November 30, 2019	78,268,780	$7,827	4,500,000	450	$4,839,553	$365,135	$-	$(1,758,970)	$(36,171)	$3,417,824
Shares issued for cash	370,000	37	-	-	340,963	(341,000)	-	-	-	-
Shares issued on acquisition of assets	4,500,000	450	(4,500,000)	(450)	4,500,000	-	-	-	-	4,500,000
Share subscriptions received	-	-	-	-	-	200,000	-	-	-	200,000
Beneficial conversion feature	-	-	-	-	247,066	-	-	-	-	247,066
Comprehensive loss for the period	-	-	-	-	-	-	-	(1,036,269)	11,419	(1,024,850)

Balance, February 29, 2020	83,138,780	$8,314	-	-	$9,927,582	$224,135	$-	$(2,795,239)	$(24,752)	$7,340,040

The accompanying notes form an integral part of these unaudited condensed consolidated financial statements.

F-4

ALLIED CORP. Condensed Consolidated Statements of Stockholders’ Equity (Deficit) (Expressed in US dollars) (Unaudited)

	Common stock		Additional		Stock		Accumulated Other
	Number of shares	Amount	Paid in Capital	Stock issuable	subscription receivable	Accumulated Deficit	Comprehensive Income (loss)	Total

Balance, August 31, 2020	85,105,780	8,511	12,226,382	19,952	-	(7,908,566)	(642,115)	3,704,164
Shares issued for cash	200,000	20	249,980	-	-	-	-	250,000
Detachable warrants issued with convertible notes payable	-	-	153,764	-	-	-	-	153,764
Shares issuable upon modification of debt	-	-	133,127	-	-	-	-	133,127
Common stock subscribed	-	-		110,000	-	-	-	110,000
Comprehensive loss for the period	-	-		-	-	(1,195,862)	118,923	(1,076,939)

Balance, November 30, 2020	85,305,780	8,531	12,763,253	129,952	-	(9,104,428)	(523,192)	3,274,116
Detachable warrants issued with convertible notes payable	-	-	142,564	-	-	-	-	142,564
Beneficial conversion feature	-	-	22,564	-	-	-	-	22,564
Stock-based compensation	-	-	1,380,120	-	-	-	-	1,380,120
Common stock issuable to settle debt	-	-	-	92,664	-	-	-	92,664
Common stock subscribed for cash	-	-	-	250,000	-	-	-	250,000
Comprehensive loss for the period	-	-	-	-	-	(2,699,436)	41,649	(2,657,787)

Balance, February 28, 2021	85,305,780	8,531	14,308,501	472,616	-	(11,803,864)	(481,543)	2,504,241

The accompanying notes form an integral part of these unaudited condensed consolidated financial statements.

F-5

ALLIED CORP. Condensed Consolidated Statement of Cash Flows (Expressed in US dollars)

	For the Six Months Ended February 28, 2021	For the Six Months Ended February 29, 2020
	$	$
Cash provided by (used in):

Operating activities
Net loss for the period	$(3,895,298)	$(1,494,436)
Adjustment to net loss for the period for non-cash items
Accretion	193,661	44,416
Amortization	366,021	33,980
Loss on debt extinguishment	90,180	-
Write-off of receivables	-	55,983
Loss on termination of lease	65,566	-
Stock-based compensation	1,380,120	-
Changes in non-cash working capital balance:
Increase in other receivables	-	(75,584)
Decrease (increase) in prepaid expenses	34,179	(21,096)
Increase in due from related parties	(11,738)	(14,185)
Increase in accounts payable and accrued liabilities	95,637	28,362
Increase in inventory	(51,388)	-
	(1,733,060)	(1,442,560)
Investing activities
Refund (payment) of deposits	129,897	(504,866)
Purchase of property, plant and equipment	(33,209)	(32,190)
Cash obtained from acquisition of assets	-	12,894
	96,688	(524,162)
Financing activities
Proceeds of convertible notes	1,186,892	588,000
Repayment of finance lease obligations	(16,315)	-
Proceeds from the issuance of common stock	250,000	276,000
Proceeds for subscriptions of stock issuable	250,000	200,000
	1,670,577	1,064,000

Effect of exchange rate on changes of cash	20,732	4,136
Increase (decrease) in cash	54,937	(902,722)
Cash, beginning of period	94,047	1,080,882
Cash, end of period	$148,984	$178,160

Supplemental cash flow disclosures:
Income taxes paid	$-	$-
Interest paid	$225,679	$-

The accompanying notes form an integral part of these unaudited condensed consolidated financial statements.

F-6

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

1.	Nature of operations, reverse take-over transaction and going concern

	a)	Nature of operations

Allied Corp. (the “Company or Allied”) was incorporated in the State of Nevada on February 3, 2013. On July 1, 2019, the Company changed its name to Allied Corp.

The Company’s business plan is to discover new medical technologies some of which are cannabis derived to target full scope therapy and support for trauma survivors, military veterans and first responders, however the Company has not begun any operations or obtained the required permits to begin operations. The head office and the registered office of the Company are located at 1405 St. Paul Street, Kelowna BC V1Y 2E4.

On September 10, 2019, the Company was acquired in a reverse takeover (“RTO”) transaction (see Note 1b) and the RTO is considered a purchase of the Company’s net assets (see Note 3) by AM (Advanced Micro) Biosciences, Inc. (“AM Biosciences”). For accounting purposes, the legal subsidiary, AM Biosciences has been treated as the acquirer and Allied Corp., the legal parent, has been treated as the acquiree.

On February 18, 2020, the Company acquired all the issued and outstanding share capital of a Colombian company, Allied Colombia S.A.S (formerly Medicolombia’s Cannabis S.A.S) (“Allied Colombia”).

	b)	Reverse take-over transaction (RTO)

On July 25, 2019, as amended effective August 27, 2019, the Company entered into a reorganization and stock purchase agreement (the “Reorganization Agreement”) to acquire 100% of the issued and outstanding equity of AM (Advanced Micro) Biosciences, Inc (“AM Biosciences”). Effective September 10, 2019, the parties closed the Reorganization Agreement (the “Acquisition”). As part of the transaction, Pacific Capital Investment Group, Inc., the then majority shareholder of Allied (the “Allied Shareholder”) delivered 51,200,014 shares of common stock, representing approximately 65.42% of the outstanding equity of Allied Corp. to SECFAC Exchange Corp. on behalf of the prior shareholders of AM Biosciences and certain other designees of AM Biosciences as a consideration to acquire 100% of the issued and outstanding equity of AM Biosciences. Further, as part of the transaction, the Allied Shareholder submitted for cancellation and return to treasury 10,459,220 and 4,500,000 shares of common stock. As a consequence, immediately subsequent to the close of the Reorganization Agreement, Allied had 78,268,780 shares of common stock outstanding.

The Reorganization Agreement constitutes a reverse merger, such that AM Biosciences acquired control of Allied Corp. At the time of the Reorganization Agreement, the operations of Allied Corp. did not constitute businesses under ASC 805 Business Combinations and accordingly the transaction is considered a reverse asset acquisition in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). Under this method of accounting, AM Biosciences was deemed to be the accounting acquirer for financial reporting purposes. This determination was primarily based on the facts that, immediately following the acquisition: (i) AM Biosciences’ stockholders owned a substantial majority of the voting rights in the combined company, (ii) AM Biosciences designated a majority of the members of the initial board of directors of the combined company, and (iii) AM Biosciences’ senior management holds all key positions in the senior management of the combined company. As a result, as of the closing date of the acquisition, the net assets of the Company were recorded at their acquisition-date relative fair values in the consolidated financial statements of the Company and the reported operating results prior to the acquisition will be those of AM Biosciences. See Note 3 for details on the reverse acquisition.

F-7

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

1.	Nature of operations, reverse take-over transaction and going concern (continued)

	c)	Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss for the six months ended February 28, 2021 of $3,895,298, has generated minimal revenue and as at February 28, 2021 has a working capital deficit of $3,676,198. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise sufficient financing to acquire or develop a profitable business. Management intends on financing its operations and future development activities largely from the sale of equity securities with some additional funding from other traditional financing sources, including related party loans until such time that funds provided by future planned operations are sufficient to fund working capital requirements, refer to note 14 for details.

	d)	COVID-19 impact

In March 2020, the World Health Organization declared COVID-19 a global pandemic. This contagious disease outbreak and the related adverse public health developments have adversely affected workforces, economies, and financial markets globally, leading to an economic downturn. Management has determined that there has been no significant impact to the Company’s operations, however management continues to monitor the situation.

	e)	Business Risks

While some states in the United States have authorized the use and sale of cannabis, it remains illegal under federal law and the approach to enforcement of U.S. federal laws against cannabis is subject to change. Because the Company plans to engage in cannabis-related activities in the United States, it assumes certain risks due to conflicting state and federal laws. The federal law relating to cannabis could be enforced at any time and this would put the Company at risk of being prosecuted and having its assets seized.

On January 4, 2018, United States Attorney General Jeff Sessions issued a memorandum to United States district attorneys (the ““Sessions Memorandum”) which rescinded previous guidance from the United States Department of Justice specific to cannabis enforcement in the United States, including the Cole Memorandum. With the Cole Memorandum rescinded, United States federal prosecutors no longer have guidance relating to the exercise of their discretion in determining whether to prosecute cannabis related violations of United States federal law. In response to the Sessions Memorandum, on April 13, 2018, the United States President Donald Trump promised Colorado Senator Cory Gardner that he will support efforts to protect states that have legalized cannabis. Nevertheless, a significant change in the federal government’s enforcement policy with respect to current federal laws applicable to cannabis could cause significant financial damage to the Company. The Company may be irreparably harmed by a change in enforcement policies of the federal government depending on the nature of such change.

Given the current illegality of cannabis under United States federal law, the Company’s ability to access both public and private capital may be hindered by the fact that certain financial institutions are regulated by the United States federal government and are thus prohibited from providing financing to companies engaged in cannabis related activities. The Company’s ability to access public capital markets in the United States is directly hindered as a result. The Company may, however, be able to access public and private capital markets in Canada in order to support continuing operations.

F-8

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

2.	Significant accounting policies

Business Presentation

These unaudited condensed consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and are expressed in United States dollars. The Company’s fiscal year end is August 31.

These interim unaudited financial statements have been prepared in accordance with US GAAP for interim financial information and with the instructions to Securities and Exchange Commission (“SEC”) Form 10-Q. They do not include all of the information and footnotes required by US GAAP for complete financial statements. Therefore, these interim financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended August 31, 2020 included in the Company’s Annual Report on Form 10-K filed with the SEC.

The financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company’s financial position at February 28, 2021, and the results of its operations for the three and six months ended February 28, 2021, and cash flows for the six months ended February 28, 2021. The results of operations for the period ended February 28, 2021 are not necessarily indicative of the results to be expected for future quarters or the full year.

The significant accounting policies followed are:

a)	Principles of consolidation

The consolidated financial statements include accounts of Allied Corp. and its majority owned subsidiaries. Subsidiaries are consolidated from the date of acquisition and control and continue to be consolidated until the date that such control ceases. Control is achieved when the Company is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect these returns through its power over the investee. All intercompany balances, income, expenses, and unrealized gains and losses resulting from intercompany transactions are eliminated on consolidation.

b)	Cash and cash equivalents

Cash is comprised of cash on hand, cash held in trust accounts and demand deposits. Cash equivalents are short-term, highly liquid investments with maturities within three months when acquired. The Company did not have any cash equivalents as of February 28, 2021 and August 31, 2020.

c)	Property, plant and equipment

Property and equipment are stated at cost. The Company depreciates the cost of property, plant and equipment over their estimated useful lives at the following annual rates and methods:

Farm facility and equipment	1 - 10 years straight-line basis
Office and computer equipment	5 years straight-line basis
Land equipment	10 years straight-line basis

F-9

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

2.	Significant accounting policies (continued)

	d)	Inventory

Inventory is comprised of raw materials, and work-in-progress. Cost includes expenditures directly related to the manufacturing process as well as suitable portions of related production overheads, based on normal operating capacity.

Inventory costs include pre-harvest costs. Pre-harvest costs include labor and direct materials to grow cannabis, which includes water, electricity, nutrients, integrated pest management, growing supplies and allocated overhead. As of February 28, 2021 and August 31, 2020, the Company does not have material harvested cannabis inventory.

Inventory is stated at the lower of cost or net realizable value, determined using weighted average cost. Net realizable value is defined as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. At the end of each reporting period, the Company performs an assessment of inventory and records write-downs for excess and obsolete inventories based on the Company’s estimated forecast of product demand, production requirements, market conditions, regulatory environment, and spoilage. Actual inventory losses may differ from management’s estimates and such differences could be material to the Company’s balance sheets, statements of net loss and comprehensive loss and statements of cash flows.

	e)	Intangible assets

At February 28, 2021 and August 31, 2020, intangible assets include licenses which are being amortized over their estimated useful lives of 10 years. The Company’s licenses are amortized over their economic or legal life on a straight-line basis, whichever is shorter. The licenses have been amortized from the date of acquisition.

The Company periodically evaluates the reasonableness of the useful lives of these assets. Once these assets are fully amortized, they are removed from the accounts. These assets are reviewed for impairment or obsolescence when events or changes in circumstances indicate that the carrying amount may not be recoverable. If impaired, intangible assets are written down to fair value based on discounted cash flows or other valuation techniques. The Company has no intangibles with indefinite lives.

For long-lived assets, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. The Company measures the impairment loss based on the difference between the carrying amount and the estimated fair value. When an impairment exists, the related assets are written down to fair value.

	f)	Long-lived assets

In accordance with ASC 360, Property, Plant and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

F-10

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

2.	Significant accounting policies (continued)

	g)	Foreign currency translation and functional currency conversion

Items included in these consolidated financial statements of each of the Company’s entities are measured using the currency of the primary economic environment in which the entities operate (the “functional currency”).

Prior to September 10, 2019, the Company’s functional currency was the Canadian dollar. Translation gains and losses from the application of the U.S. dollar as the reporting currency during the period that the Canadian dollar was the functional currency are included as part of cumulative currency translation adjustment, which is reported as a component of shareholders’ equity under accumulated other comprehensive loss.

The Company re-assessed its functional currency and determined as at September 10, 2019, its functional currency changed from the Canadian dollar to the U.S. dollar based on management’s analysis of changes in our organization. The change in functional currency was accounted for prospectively from September 10, 2019 and prior period financial statements were not restated for the change in functional currency.

For periods commencing September 10, 2019, monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars using exchange rates in effect at the balance sheet date. Opening balances related to non-monetary assets and liabilities are based on prior period translated amounts, and non-monetary assets and non-monetary liabilities incurred after September 10, 2019 are translated at the approximate exchange rate prevailing at the date of the transaction. Revenue and expense transactions are translated at the approximate exchange rate in effect at the time of the transactions. Foreign exchange gains and losses are included in the statement of operations and comprehensive loss as foreign exchange gains.

The Company assessed the functional currency for Allied Colombia, a wholly-owned subsidiary acquired by the Company on February 18, 2020 to be the Colombian peso.

The functional currency for Tactical Relief LLC is U.S. dollar.

	h)	Share issuance costs

Costs directly attributable to the raising of capital are charged against the related share capital. Costs related to shares not yet issued are recorded as deferred share issuance costs. These costs are deferred until the issuance of the shares to which the costs relate, at which time the costs will be charged against the related share capital or charged to operations if the shares are not issued.

	i)	Research and development costs

Research and development costs are expensed as incurred.

F-11

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

2.	Significant accounting policies (continued)

	j)	Revenue recognition

The Company’s revenue is comprised of sales of cannabis products.

The Company’s revenue-generating activities have a single performance obligation and revenue is recognized at the point in time when control of the product transfers and the Company’s obligations have been fulfilled. This generally occurs when the product is shipped or delivered to the customer, depending upon the method of distribution and shipping terms set forth in the customer contract. Revenue is measured as the amount of consideration the Company expects to receive in exchange for the sale of the Company’s product. Certain of the Company’s customer contracts may provide the customer with a right of return. In certain circumstances the Company may also provide a retrospective price adjustment to a customer. These items give rise to variable consideration, which is recognized as a reduction of the transaction price based upon the expected amounts of the product returns and price adjustments at the time revenue for the corresponding product sale is recognized. The determination of the reduction of the transaction price for variable consideration requires that the Company make certain estimates and assumptions that affect the timing and amounts of revenue recognized.

Sales of products are for cash or otherwise agreed-upon credit terms. The Company’s payment terms vary by location and customer; however, the time period between when revenue is recognized and when payment is due is not significant. The Company estimates and reserves for its bad debt exposure based on its experience with past due accounts and collectability, write-off history, the aging of accounts receivable and an analysis of customer data.

For the six months ended February 28, 2021, the Company generated sales of $5,260.

	k)	Net income (loss) per common share

Net income (loss) per share is calculated in accordance with ASC 260, Earnings per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding to the extent the effect would not be antidilutive. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding.

	l)	Income taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

F-12

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

2.	Significant accounting policies (continued)

	m)	Related party transactions

Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company. The Company discloses related party transactions that are outside of normal compensatory agreements, such as salaries. Related party transactions are measured at the exchange amounts.

	n)	Significant accounting estimates and judgments

The preparation of the financial statements in conformity with US GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Although management uses historical experience and its best knowledge of the amount, events or actions to for the basis for judgments and estimates, actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and further periods if the review affects both current and future periods.

Significant estimates and assumptions included in these financial statements relate to the valuation assumptions related to the estimated useful lives and recoverability of long-lived assets, stock-based compensation, and deferred income tax assets and liabilities. Judgments are required in the assessment of the Company’s ability to continue to as going concern as described in Note 1.

	o)	Financial instruments

ASC 825, Financial Instruments, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1
Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3
Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

F-13

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

2.	Significant accounting policies (continued)

For certain of the Company’s financial instruments, including accounts payable, due from related parties, notes and loans payable, the carrying amounts approximate their fair values due to the short maturities.

The Company does not have any assets or liabilities measured at fair value on a recurring basis presented on the Company’s balance sheet as of February 28, 2021 and August 31, 2020 other than cash.

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash. The Company limits its exposure to credit loss by placing its cash with high credit quality financial institutions.

	p)	Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to put most leases on their balance sheets but recognize the expenses on their income statements in a manner similar to current practice. The standard states that a lessee would recognize a lease liability for the obligation to make lease payments and a right-to-use asset for the right to use the underlying asset for the lease term. The standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2018. The Company adopted ASU 2016-02 on September 1, 2019, using the transition relief to the modified retrospective approach, presenting prior year information based on the previous standard. The Company did not have any leases until the acquisition of its wholly owned subsidiary, Allied Colombia S.A.S. on February 18, 2020.

The Company determines if an arrangement contains a lease in whole or in part at the inception of the contract. Right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term while lease liabilities represent our obligation to make lease payments arising from the lease. All leases with terms greater than twelve months result in the recognition of a ROU asset and a liability at the lease commencement date based on the present value of the lease payments over the lease term. Unless a lease provides all of the information required to determine the implicit interest rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of the lease payments. The Company uses the implicit interest rate in the lease when readily determinable.

Our lease terms include all non-cancelable periods and may include options to extend (or to not terminate) the lease when it is reasonably certain that we will exercise that option. Leases with terms of twelve months or less at the commencement date are expensed on a straight-line basis over the lease term and do not result in the recognition of an asset or liability. See Note 7 – Leases.

	q)	Reclassification

Certain reclassifications have been made to conform the prior period’s consolidated financial statements and notes to the current period’s presentation.

	r)	Recent accounting pronouncements

The Company does not expect that recent accounting pronouncements or changes in accounting pronouncements during the six months ended February 28, 2021, are of significance or potential significance to the Company.

F-14

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

3.	Reverse Take-over Transaction

Pursuant to the Reorganization Agreement (see Note 1(b)), effective on September 10, 2019, the Company acquired 100% of the issued and outstanding equity of AM Biosciences (the “Acquisition”). As consideration for the equity of AM Biosciences, the Allied Shareholder issued and delivered 51,200,014 shares of common stock, representing approximately 62.12% of the outstanding equity of the Company to SECFAC Exchange Corp. on behalf of the previous shareholders of AM Biosciences and other designees of AM Biosciences.

The Acquisition, was accounted for as a reverse asset acquisition pursuant to Topic 805, Business Combinations, as substantially all of the fair value of the assets acquired were concentrated in a group of similar non-financial assets, and the acquired assets did not have outputs or employees.

4.	Inventory

Inventory is comprised of the following items:

	February 28, 2021	August 31, 2020

Raw materials	$27,680	$52,585
Work in progress	76,292	-
Total inventory	$103,972	$52,585

5.	Deposits and advances

	February 28, 2021	August 31, 2020

a) Towards the purchase of prefabricated buildings	$2,585,540	$2,600,720
b) Refundable deposits towards future land acquisitions	-	174,030
c) Vitalis equipment deposit	233,496	233,496
Other	10,250	-
Total deposits and advances	$2,829,286	$3,008,246

a)	In 2019, the Company entered to a separate modular building purchase agreement to acquire and construct an 8,700 square foot facility to be used as a certified Cannabis Cultivation and extraction facility. At February 28, 2021, Company had deposits of $2,585,540 (August 31, 2020 - $2,600,720) to purchase prefabricated buildings. As of February 28, 2021, the Company had not yet received the buildings and the amounts have been recorded as deposits.

b)	At February 28, 2021, the Company has entered into two purchase and sale agreements to acquire land as described in note 15(a). At February 28, 2021, Company had deposits totaling $Nil (August 31, 2020 - $174,030).

c)	At February 28, 2021 and August 31, 2020, the Company had paid $233,496 to purchase equipment as described in Note 15(b). At February 28, 2021, the Company had not yet received the equipment and the amount paid has been recorded as a deposit.

F-15

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

6.	Property, plant and equipment

At February 28, 2021, property, plant and equipment consisted of:

	Construction in process	Farm facility and equipment	Office and computer equipment	Land equipment	Total
Cost
August 31, 2020	$136,114	$79,956	$3,161	$6,000	$225,231
Additions	14,303	11,118	7,788	-	33,209
Transfer	(144,735)	144,735	-		-
Foreign exchange	4,523	5,730	134	196	10,583
November 30, 2020	$10,205	$241,539	$11,083	$6,196	$269,023

Accumulated depreciation
August 31, 2020	$-	$2,211	$-	$-	$2,211
Additions	-	33,309	1,330	516	35,155
Foreign exchange	-	2,735	6	2	2,743
November 30, 2020	$-	$38,255	$1,336	$518	$40,109

Net book value
August 31, 2020	$136,114	$77,745	$3,161	$6,000	$223,020
November 30, 2020	$10,205	$203,284	$9,747	$5,678	$228,914

As of February 28, 2021, the construction in process has not been in use.

7.	Intangible assets

At February 28, 2021, intangible assets consisted of:

	Cost $	Foreign exchange $	Accumulated amortization $	Impairment $	February 28, 2021 Net carrying value $	August 31, 2020 Net carrying value $

Cannabis licenses	5,435,334	(408,526)	(794,724)	(1,113,972)	3,118,112	3,300,000
	5,435,334	(408,526)	(794,724)	(1,113,972)	3,118,112	3,300,000

On February 17, 2020, the Company acquired $5,435,334 of licenses as part of the acquisition of Medicolumbia. The licenses acquired are issued by the Republic of Colombia and include the use of seeds for growing Cannabis, production of derivatives from Cannabis for medicinal and scientific use, cultivation of Cannabis plants, and producer of seeds. The Company has recorded amortization of these licenses of $169,954 and $330,866 for the three and six months ended February 28, 2021, respectively.

8.	Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which establishes a right-of-use (“ROU”) model that requires a lessee to record an ROU asset and a lease liability, measured on a discounted basis, on the balance sheet for all leases with terms longer than 12 months. The Company also elected to keep all leases with an initial term of 12 months or less off the balance sheet.

The Company did not have any leases until the acquisition of Allied Colombia during the year ended August 31, 2020. The acquisition resulted in the addition of $82,398 of operating lease assets and liabilities.

F-16

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

8.	Leases (continued)

The Company entered into an agreement to lease the land described in Note 4(b) and 14(a) with a commencement date of June 1, 2020. The lease requires the Company to make monthly payments of $4,501 (CAD$5,870) per month. The lease is for a 10-year term, expiring on May 31, 2030, with one 10-year renewal option and an option for the Company to purchase the land for approximately $920,000 (CAD$1,200,000).Effective November 1, 2020, the Company terminated the lease. Pursuant to ASC 842-20 upon the termination of the lease, the Company derecognized the lease related asset and liability and included any consideration paid or received upon termination that was not already included in the lease payments in the gain or loss on termination of the lease.After recording the proceeds from the landlord and derecognizing the capitalized building costs as well as the right of use asset and liability, the Company recorded a loss of $65,565 on the termination of the lease.

ROU assets represent the Company's right to use an underlying asset for the lease term and lease liabilities represent the Company's obligation to make lease payments arising from the lease calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the ROU asset is amortized over the lease term.For operating leases, interest on the lease liability and the amortization of the ROU asset result in straight-line rent expense over the lease term.For finance leases, interest on the lease liability and the amortization of the ROU asset results in front-loaded expense over the lease term.ROU assets and liabilities are recognized at the commencement date of the lease based on the present value of lease payments over the lease term. At February 28, 2021, the Company did not have any finance leases.

At February 28, 2021, the weighted average remaining operating lease term was 9.00 years and the weighted average discount rate associated with operating leases was 15%.

The Components of lease expenses were as follows:

$

Operating lease cost:
Amortization of right-of-use assets	4,543
Interest on lease liabilities	12,413

Total operating lease cost	16,956

The following table provides supplemental cash flow and other information related to leases for the six months ended February 28, 2021:

$
Lease payments	16,315

Supplemental balance sheet information related to leases as of February 28, 2021 are as below:

$
Cost	387,573
Accumulated amortization	(9,627)
Lease termination	(299,089)
Foreign exchange	(5,099)

Net carrying value at February 28, 2021	73,758

F-17

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

8.	Leases (continued)

Future minimum lease payments related to lease obligations are as follows:

$

2021	7,457
2022	14,915
2023	14,915
2024	14,915
Thereafter	83,272

Total minimum lease payments	135,474

Less: amount of lease payments representing effects of discounting	(61,716)

Present value of future minimum lease payments	73,758

Less: current obligations under leases	(4,127)

Lease liabilities, net of current portion	69,631

9.	Loan payable

In June 2020, the Company entered into a financing agreement to finance the buildings described in Note 5(a). Pursuant to the agreement, the Company financed $1,253,772 of the purchase price. The Company paid $71,023 at commencement date on May 29, 2020, and will make six monthly interest payments of $37,613 commencing June 20, 2020 and repay the principal of $1,253,772 on November 20, 2020. During the three months ended February 28, 2021, the Company amended the loan agreement to extend the repayment due date to May 20, 2021. During the six months ended February 28, 2021, the Company paid interest in the amount of $225,679.

10.	Convertible notes payable

a)

On January 23, 2020, the Company issued two convertible notes with principal amounts of $400,000 and $200,000, respectively, with a total face value of $600,000 (the “Notes”) and warrants to purchase 240,000 shares of the Company’s common stock at $1.25 per share for 1 year. The Notes were issued with an original discount of $12,000, and bear interest at 10% per annum compounded monthly. The notes mature on July 20, 2020 and are convertible into shares of the Company’s common stock at any time prior to maturity at a conversion price of $1.25 per share.

The Company has evaluated whether separate financial instruments with the same terms as the conversion features above would meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25. The Company determined that there was no derivative liability associated with the debenture or warrants under ASC 815-15 Derivatives and Hedging. The terms of the contracts do not permit net settlement, as the shares delivered upon conversion are not readily convertible to cash. The Company’s trading history indicated that the shares are thinly traded and the market would not absorb the sale of the shares issued upon conversion without significantly affecting the price. As the conversion features would not meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25, the conversion features are not required to be separated from the host instrument and accounted for separately. As a result, at February 28, 2021, the conversion features and warrants would not meet derivative classification.

F-18

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

10.	Convertible notes payable (continued)

The relative fair values of the convertible note and the warrants were $470,467 and $117,533 respectively. The effective conversion price was then determined to be $0.98. As the stock price at the issuance date was greater than the effective conversion price, it was determined that there was a beneficial conversion feature (“BCF”). The Company recognized the relative fair value of the BCF of $115,383 and an equivalent discount. The Company then recognized the relative fair value of the warrants of $108,100 as additional-paid-in capital and an equivalent discount that further reduced the carrying value of the convertible debt to $364,517. The beneficial conversion feature of $115,383, the original issue discount of $12,000 and the relative fair value of the warrants of $108,100 discounted the carrying value of the convertible debt on the date of issue. The discount is being expensed over the term of the loan to increase the carrying value to the face value of the loan using effective interest rate method. On June 30, 2020, the Company repaid $200,000 of the $600,000 note which left $400,000 outstanding on each note.

i. First Modification:

On July 1, 2020, the Company entered into amendments to the convertible notes. Pursuant to the amendments, beginning on July 1, 2020, the convertible notes bear simple interest at 5% per annum. The maturity date of the convertible notes was amended to due on demand on or before October 31, 2020. In consideration for extending the maturity date, the Company issued to the convertible note holders 16,000 common shares of the Company and warrants to purchase additional 320,000 common shares of the Company at $1.25 per share expiring October 31, 2021. Each note holder received 8,000 common shares and 160,000 warrants.

The Company evaluated the transaction under the guidance found in ASC 470-50 Modification and Extinguishment. The Company concluded that the Company is experiencing financial difficulty and that a concession was not granted. As the creditor has not granted a concession, the guidance contained in ASC 470-60 was applied. As present value of the cash flows under the new debt instrument differed by more than 10% from the present value of the remaining cash flows under the terms of the original debt instrument, it was determined that the debt was substantially different which resulted in extinguishment accounting.

The extended convertible notes had a total carrying value of $400,000. As the common shares and warrants were issued as consideration for extending the convertible notes, the fair value of the common share and warrants of $218,397 were expensed under extinguishment accounting. The fair value of these costs were included in the calculation of the loss on extinguishment of $220,065.

ii. Second Modification:

On November 1, 2020, the Company entered into amendments to the convertible notes. Pursuant to the amendments, the maturity date of the convertible notes was amended to due on demand on or before March 31, 2021. In consideration for extending the maturity date, the Company agreed to issue to the convertible note holders 100,000 common shares of the Company. Each note holder will receive 50,000 common shares.

The Company evaluated the transaction under the guidance found in ASC 470-50 Modification and Extinguishment. The Company concluded that the Company is experiencing financial difficulty and that a concession was not granted. As the creditor has not granted a concession, the guidance contained in ASC 470-60 was applied. As present value of the cash flows under the new debt instrument differed by more than 10% from the present value of the remaining cash flows under the terms of the original debt instrument, it was determined that the debt was substantially different which resulted in extinguishment accounting.

F-19

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

10.	Convertible notes payable (continued)

The extended convertible notes had a total carrying value of $400,000. As the common shares were issued as consideration for extending the convertible notes, the fair value of the common share of $110,000 were expensed under extinguishment accounting. The fair value of these costs were included in the calculation of the loss on extinguishment of $110,000 and as the common shares had not been issued as of February 28, 2021 and have been recorded as common shares issuable.

As at February 28, 2021, the Company has recorded accrued interest of $26,575, which is included in accounts payable and accrued liabilities on the consolidated balance sheets.

b)

On September 29, 2020, the Company issued a convertible note with a fair value of $163,341 (the “Note”) and warrants to purchase 130,673 shares of the Company’s common stock at $1.25 per share for 2 years. The Note bears interest at 10% per annum. The Note is due on demand after March 27, 2021. The Note is convertible into shares of the Company’s common stock at any time prior to March 27, 2021 at a conversion price of $1.25 per share.

The Company has evaluated whether separate financial instruments with the same terms as the conversion features above would meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25. The Company determined that there was no derivative liability associated with the debenture or warrants under ASC 815-15 Derivatives and Hedging. The terms of the contracts do not permit net settlement, as the shares delivered upon conversion are not readily convertible to cash. The Company’s trading history indicated that the shares are thinly traded and the market would not absorb the sale of the shares issued upon conversion without significantly affecting the price. As the conversion features would not meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25, the conversion features are not required to be separated from the host instrument and accounted for separately. As a result, at February 28, 2021, the conversion features and warrants do not meet derivative classification.

The relative fair values of the convertible note and the warrants were $85,330 and $78,011 respectively. The effective conversion price was then determined to be $0.65. As the stock price at the issuance date was greater than the effective conversion price, it was determined that there was a beneficial conversion feature (“BCF”). The Company recognized the relative fair value of the BCF of $85,330 and an equivalent discount. The Company then recognized the relative fair value of the warrants of $78,011 as additional-paid-in capital and an equivalent discount that further reduced the carrying value of the convertible debt to $Nil. The discount is being expensed over the term of the loan to increase the carrying value to the face value of the loan using effective interest rate method.

As at February 28, 2021, the Company has recorded accrued interest of $6,803, which is included in accounts payable and accrued liabilities on the consolidated balance sheets.

c)

On October 26, 2020, the Company issued a convertible note with a face value of $37,613 (the “Note”) and warrants to purchase 30,090 shares of the Company’s common stock at $1.25 per share for 2 years. The Note bears interest at 10% per annum. The Note is due on demand after April 23, 2021.The Note is convertible into shares of the Company’s common stock at any time prior to April 23, 2021 at a conversion price of $1.25 per share.

F-20

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

10.	Convertible notes (continued)

The Company has evaluated whether separate financial instruments with the same terms as the conversion features above would meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25. The Company determined that there was no derivative liability associated with the debenture or warrants under ASC 815-15 Derivatives and Hedging. The terms of the contracts do not permit net settlement, as the shares delivered upon conversion are not readily convertible to cash. The Company’s trading history indicated that the shares are thinly traded and the market would not absorb the sale of the shares issued upon conversion without significantly affecting the price. As the conversion features would not meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25, the conversion features are not required to be separated from the host instrument and accounted for separately. As a result, at February 28, 2021, the conversion features and warrants do not meet derivative classification.

The relative fair values of the convertible note and the warrants were $20,176 and $17,437 respectively. The effective conversion price was then determined to be $0.65. As the stock price at the issuance date was greater than the effective conversion price, it was determined that there was a beneficial conversion feature (“BCF”). The Company recognized the relative fair value of the BCF of $20,176 and an equivalent discount. The Company then recognized the relative fair value of the warrants of $17,437 as additional-paid-in capital and an equivalent discount that further reduced the carrying value of the convertible debt to $Nil. The discount is being expensed over the term of the loan to increase the carrying value to the face value of the loan using effective interest rate method.

As at February 28, 2021, the Company has recorded accrued interest of $1,288, which is included in accounts payable and accrued liabilities on the consolidated balance sheets.

d)

On November 11, 2020, the Company issued a convertible note with a face value of $85,937 (the “Note”) and warrants to purchase 68,750 shares of the Company’s common stock at $1.25 per share for 2 years. The Note bears interest at 10% per annum. The Note is due on demand after May 9, 2021.The Note is convertible into shares of the Company’s common stock at any time prior to April 23, 2021 at a conversion price of $1.25 per share.

The Company has evaluated whether separate financial instruments with the same terms as the conversion features above would meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25. The Company determined that there was no derivative liability associated with the debenture or warrants under ASC 815-15 Derivatives and Hedging. The terms of the contracts do not permit net settlement, as the shares delivered upon conversion are not readily convertible to cash. The Company’s trading history indicated that the shares are thinly traded and the market would not absorb the sale of the shares issued upon conversion without significantly affecting the price. As the conversion features would not meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25, the conversion features are not required to be separated from the host instrument and accounted for separately. As a result, at February 28, 2021, the conversion features and warrants do not meet derivative classification.

The relative fair values of the convertible note and the warrants were $48,258 and $37,679 respectively. The effective conversion price was then determined to be $0.70. As the stock price at the issuance date was greater than the effective conversion price, it was determined that there was a beneficial conversion feature (“BCF”). The Company recognized the relative fair value of the BCF of $48,258 and an equivalent discount. The Company then recognized the relative fair value of the warrants of $37,679 as additional-paid-in capital and an equivalent discount that further reduced the carrying value of the convertible debt to $Nil. The discount is being expensed over the term of the loan to increase the carrying value to the face value of the loan using effective interest rate method.

As at February 28, 2021, the Company has recorded accrued interest of $2,566, which is included in accounts payable and accrued liabilities on the consolidated balance sheets.

F-21

10.	Convertible notes payable (continued)

e)

On December 2, 2020, the Company issued a convertible note with a face value of $600,000 (the “Note”) and warrants to purchase 240,000 shares of the Company’s common stock at $1.25 per share for 2 years. The Note bears interest at 10% per annum. The Note is due on demand after November 27, 2021.The Note is convertible into shares of the Company’s common stock at any time prior to April 23, 2021 at a conversion price of $1.25 per share.

The Company has evaluated whether separate financial instruments with the same terms as the conversion features above would meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25. The Company determined that there was no derivative liability associated with the debenture or warrants under ASC 815-15 Derivatives and Hedging. The terms of the contracts do not permit net settlement, as the shares delivered upon conversion are not readily convertible to cash. The Company’s trading history indicated that the shares are thinly traded and the market would not absorb the sale of the shares issued upon conversion without significantly affecting the price. As the conversion features would not meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25, the conversion features are not required to be separated from the host instrument and accounted for separately. As a result, at February 28, 2021, the conversion features and warrants do not meet derivative classification.

The relative fair values of the convertible note and the warrants were $457,436 and $142,564 respectively. The effective conversion price was then determined to be $0.95. As the stock price at the issuance date was greater than the effective conversion price, it was determined that there was a beneficial conversion feature (“BCF”). The Company recognized the relative fair value of the BCF of $457,436 and an equivalent discount. The Company then recognized the relative fair value of the warrants of $22,564 as additional-paid-in capital and an equivalent discount that further reduced the carrying value of the convertible debt to $Nil. The discount is being expensed over the term of the loan to increase the carrying value to the face value of the loan using effective interest rate method.

As at February 28, 2021, the Company has recorded accrued interest of $14,466, which is included in accounts payable and accrued liabilities on the consolidated balance sheets.

f)

On January 7, 2021, the Company issued a convertible note with a face value of $300,000 (the “Note). The Note bears interest at 10% per annum and is due on demand after November 27, 2021.The Note is convertible into shares of the Company’s common stock at any time prior to April 23, 2021 at a conversion price of $1.25 per share.

The Company has evaluated whether separate financial instruments with the same terms as the conversion features above would meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25. The Company determined that there was no derivative liability associated with the debenture or warrants under ASC 815-15 Derivatives and Hedging. The terms of the contracts do not permit net settlement, as the shares delivered upon conversion are not readily convertible to cash. The Company’s trading history indicated that the shares are thinly traded and the market would not absorb the sale of the shares issued upon conversion without significantly affecting the price. As the conversion features would not meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25, the conversion features are not required to be separated from the host instrument and accounted for separately. As a result, at February 28, 2021, the conversion features do not meet derivative classification.

As the stock price at the issuance date was less than the conversion price, it was determined that there was no beneficial conversion feature (“BCF”). As at February 28, 2021, the Company has recorded accrued interest of $4,274, which is included in accounts payable and accrued liabilities on the consolidated balance sheets.

F-22

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

11.		Equity

During the six months ended February 29, 2020:

Pursuant to the Acquisition described in Note 1, the Allied Shareholder submitted for cancellation and return to treasury 10,459,220 shares of common stock.

On September 9, 2019, the Company returned 4,500,000 common shares to treasury and reserved for acquisition of Allied Colombia. On February 14, 2020, the 4,500,000 common shares were re-issued to the previous shareholders of Allied Colombia with a fair value of $4,500,000.

On December 1, 2019, the Company issued 130,000 common shares at $0.50 per share, for which gross cash proceeds of $265,000 had previously been received.

On January 21, 2020, the Company issued 240,000 common shares at $1.25 per share for total net proceeds of $276,000 in cash.

During the six months ended February 28, 2021:

On September 30, 2020, the Company issued 120,000 shares of common stock at $1.25 per share for gross cash proceeds of $150,000.

In connection with the extension of convertible notes payable, as of February 28, 2021, the Company has common stock issuable of $129,952 (August 31, 2020 - $19,952).

At February 28, 2021, the Company had received $250,000 for the purchase of 500,000 common shares which were issued subsequent to February 28, 2021.

At February 28, 2021, the Company had agreed to settle $112,484 of accounts payable through the issuance of 107,044 common shares with a fair value of $92,664 which resulted in a gain on settlement of debt of $19,820. The shares were issued subsequent to February 28, 2021.

12.		Related party transactions and balances

All transactions with related parties have occurred in the normal course of operations and are recorded at the exchange amount which is the amount agreed to by the Company and the related party.

	a)	Key management compensation and related party transactions

The Company has identified its directors and certain senior officers as its key management personnel. The compensation costs for key management personnel were as follows:

	February 28, 2021	February 29, 2020

Consulting fees and benefits	$221,213	$310,220

b)	Amounts due to/from related parties

In the normal course of operations, the company shares certain administrative resources with companies related by common management and directors. The administrative resources and services, which were provided in the normal course of operations, were measured at the exchange. All amounts payable and receivable are non-interest bearing, unsecured and due on demand. The following table summarizes the amounts were due from related parties:

F-23

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

12.	Related party transactions and balances (continued)

	February 28, 2021	August 31, 2020

CEO and Director	$(46,525)	$(12,588)
COO and Director	(86,273)	(42,059)
An entity controlled by the CFO	(13,327)	(10,797)
An entity controlled by a director	-	(5,142)
	$(146,125)	$(70,586)

As of February 28, 2021, the Company advanced $11,738 to related parties for future expenses. As of February 28, 2021, the Company had $146,125 (August 31, 2020 - $70,586) payable to related parties for expenses incurred or expensed paid on behalf of the Company by the parties which has been presented in accounts payable and accrued liabilities.

13.	Financial risk factors

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

	a)	Credit risk:

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company’s primary exposure to credit risk is on its cash account. Cash accounts are held with major banks in Canada. The Company has deposited its cash with a bank from which management believes the risk of loss is low.

	b)	Liquidity risk:

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity to meet liabilities when due. Accounts payable are due within the current operating period. The Company has a working capital deficit and requires additional financing to meet its current obligations (see Note 1).

	c)	Market risk:

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return. The Company is not exposed to market risk.

	d)	Interest rate risk:

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk, from time to time, on its cash balances. Surplus cash, if any, is placed on call with financial institutions and management actively negotiates favorable market related interest rates.

	e)	Foreign exchange risk:

Foreign currency risk is limited to the portion of the Company’s business transactions denominated in currencies other than the Canadian dollar. The Company has not entered into any foreign currency contracts to mitigate risk, but manages the risk my minimizing the value of financial instruments denominated in foreign currency. The Company is exposed to foreign currency risk to the extent that the following monetary assets and liabilities are denominated in Canadian dollars:

F-24

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

13.	Financial risk factors (continued)

February 28, 2021
Balance in Canadian dollars:
Cash and cash equivalents	$-
Accounts payable	(393,478)
Net exposure	(393,478)
Balance in US dollars:	$(308,810)

A 10% change in the US dollar to the Canadian dollar exchange rate would impact the Company’s net loss by approximately $30,881 for the six months ended February 28, 2021 (February 29, 2020 – $4,860).

The Company is exposed to foreign currency risk to the extent that the following monetary assets and liabilities are denominated in Colombian Pesos:

February 28, 2021
Balance in Colombian Pesos dollars:
Cash and cash equivalents	$51,687,241
Accounts payable	(5,356,061,524)
Net exposure	(5,304,374,282)
Balance in US dollars:	$(740,719)

A 10% change in the US dollar to the Colombian Peso exchange rate would impact the Company’s net loss by approximately $74,072 for the three months ended February 28, 2021 (February 29, 2020 - $2,731).

14.	Capital management

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to support the business and continue as a going concern. The Company considers capital to be all accounts in equity. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business. The Company has a working capital deficit and requires additional capital to finance is future business plans. The Company is not subject to any externally imposed capital requirements.

15.	Commitments

a)

On November 6, 2018, the Company signed an assignment to purchase two separate lots located at 8999 Jim Bailey Road in Kelowna, British Columbia, Canada. The land is zoned I2 General Industrial and allow for “Cannabis Production Facilities” as a principal use.

The total commitment for the two parcels of land are CAD$1,942,250 (US$1,457,367) (Lot 1 - $988,550, Lot 2 - CAD$953,700). During the year ended August 31, 2019, the Company executed several “offer to purchase amendments” to defer the assignment and close of the two parcels of land. On November 11, 2019, the Company executed an additional offer to purchase amendment to extend the assignment and close of the land parcels no later than February 10, 2020 and there was an additional amendment to extend the close of the purchase to May 2020. On May 7, 2020, the Company assigned the purchase of Lot 1 to a third party. In June 2020, the Company entered into a lease agreement to lease Lot 1 from the third party for an annual rent of CAD$70,442 for 10 years commencing June 1, 2020 until May 31, 2030. On November 1, 2020, the lease agreement was terminated.

F-25

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

15.	Commitments (continued)

In November 2019, the board of directors determined the Company would not close on Lot 2 as the parcel of land will not be required for future operations. As a result, the Company does not have a commitment to pay the value of CAD$953,700 for the land and will eligible to receive or assign the initial refundable deposit of CAD$10,000. During the year ended August 31, 2020, this contract of purchase and sale for LOT 2 – 8999 Jim Bailey Road was assigned to another non-related party.

b)

On August 30, 2019, the Company entered into sales agreement to purchase an extraction system to be use in future at its operation in Colombia. The equipment has a value of CAD$658,260. The terms of the agreement require the Company to pay the full amount in monthly installments starting September 1, 2019 and will continue to February 2020. The equipment will be paid in full before the equipment is shipped to Colombia and title transfers to the Company. At February 28, 2021, the $233,496 (Note 5(c)) has been recorded as a deposit until the remaining purchase price is paid and the equipment is received.

c)

As of February 28, 2021, the Company recorded a contingent liability of $536,727 for expenses in connection with Allied Colombia acquisition, which is included in the balance of accounts payable and accrued liabilities on the consolidated balance sheets.

16.	Share purchase warrants

The following table summarizes the continuity of share purchase warrants:

	Number of warrants	Weighted average exercise price $

Balance, August 31, 2020	560,000	1.25
Issued	469,513	1.25
Expired	(240,000)	1.25
Balance, February 28, 2021	789,513	1.25

As at February 28, 2021, the following share purchase warrants were outstanding:

Number of warrants	Exercise price $	Expiry date

320,000	1.25	October 31 2021
130,673	1.25	September 29, 2022
30,090	1.25	October 16, 2022
68,750	1.25	November 11, 2020
240,000	1.25	November 27, 2020

F-26

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

17.	Stock Options

On February 1, 2021, the Company granted 4,900,000 stock options to directors, officers and employees of the Company. The options expire five years after the grant date and 1,200,000 options are exercisable at $0.825 per share and 3,700,000 exercisable at $0.75 per share. The options vest one third on the grant date and one third on the first and second years after the grant date. The weighted average grant date fair value of stock options granted was $0.77 per share. During the six months ended February 28, 2021, the Company recorded stock-based compensation of $1,380,120 on the consolidated statement of operations.

A summary of the Company’s stock option activity is as follow:

	Number of Options	Weighted Average Exercise Price $	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value $

Balance, August 31, 2020	–	–	–	–

Granted	4,900,000	0.77	4.93

Outstanding, February 28, 2021	4,900,000	0.77	4.93	1,086,000
Exercisable, February 28, 2021	1,633,333	0.77	4.93	362,000

The fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	Six Months Ended February 28, 2021	Six Months Ended February 29, 2020

Expected dividend yield	0%	-
Expected volatility	182%	-
Expected life (in years)	5	-
Risk-free interest rate	0.42%	-

At February 28, 2021, there was $2,150,832 of unrecognized compensation costs related to non-vested stock-based compensation arrangements granted under the Plan.

F-27

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

18.	Non-cash activities

	For the Six Months Ended February 28, 2021	For the Six Months Ended February 29, 2020
Non-cash activities:
Common stock issued pursuant to asset acquisitions	-	4,500,000
Debt settled with shares issuable	112,484	-
Beneficial conversion feature	176,328	129,533
Relative fair value of warrants issued with convertible note	275,691	117,533
Original debt discount against convertible notes	-	12,000
Net liabilities acquired in Medicolombias Acquisition	-	(222,837)
Relative fair value of shares issued on modification of convertible notes	110,000	-

19.	Segment disclosure

The Company has two operating segments including:

a)	Allied Columbia SAS, a Columbian based company through which the Company intends to commence commercial production in Colombia. (Allied Colombia)

b)	Allied Corp. which consists of the rest of the Company’s operations. (Allied)

Factors used to identify the Company’s reportable segments include the organizational structure of the Company and the financial information available for evaluation by the chief operating decision-maker in making decisions about how to allocate resources and assess performance. The Company’s operating segments have been broken out based on similar economic and other qualitative criteria. The Company operates the Allied reporting segment in one geographical area (Canada), and the Allied Colombia reporting segment in one geographical area (Colombia).

Financial statement information by operating segment for the three months ended February 28, 2021 is presented below:

	Allied $	Allied Colombia $	Total $
Net sales	1,060	-	1,060
Net loss	(2,186,773)	(512,663)	(2,699,436)
Accretion	138,178	-	138,178
Depreciation and amortization	-	196,341	196,341
Total assets as of February 28, 2021	2,782,106	3,757,847	6,539,953

F-28

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

19.	Segment disclosure (continued)

Financial statement information by operating segment for the six months ended February 28, 2021 is presented below:

	Allied $	Medicolombia $	Total $
Net Sales	5,260	-	5,260
Net loss	(3,055,772)	(839,526)	(3,895,298)
Accretion	193,661	-	193,661
Depreciation and amortization	-	366,021	366,021

Financial statement information by operating segment for the three months ended February 29, 2020 is presented below:

	Allied $	Medicolombia $	Total $
Net loss	(997,484)	(38,785)	(1,036,269)
Accretion	44,417	-	44,417
Depreciation and amortization	-	33,980	33,980

Financial statement information by operating segment for the six months ended February 29, 2020 is presented below:

	Allied $	Medicolombia $	Total $
Net loss	(1,455,651)	(38,785)	(1,494,436)
Accretion	44,417	-	44,417
Depreciation and amortization	-	33,980	33,980

Geographic information for the six months ended and as at February 28, 2021 is presented below:

	Revenues $	Total Assets $

Canada	5,260	2,782,106
Colombia	-	3,757,847
Total	5,260	6,539,953

F-29

ALLIED CORP. Notes to the unaudited condensed consolidated financial statements February 28, 2021 (Expressed in US dollars)

20.	Subsequent events

a)

On January 24, 2021, the Company entered into an acquisition agreement to acquire all common shares of Pacific Sun Fungi Inc. (“PSF”) for $85,500 in cash and 200,000 common shares of the Company. In March 2021, the Company issued a promissory note in the amount of $85,500 to the shareholders of PSF. As of April 14, 2021, the promissory note remains unpaid. The Company has not received any common shares of PSF. The transaction has not been closed.

b)

On March 26, 2021, the Company issued a convertible note with a face value of $18,000 and warrants to purchase 18,000 shares of the Company’s common stock at $0.50 per share for one year. The note bears interest at 10% per annum and is due on demand on September 26, 2021.The note is convertible into shares of the Company’s common stock at any time prior to September 26, 2021 at a conversion price of $1.25 per share.

c)

On March 26, 2021, the Company issued a convertible note with a face value of $100,000 and warrants to purchase 100,000 shares of the Company’s common stock at $0.50 per share for one year. The note bears interest at 10% per annum and is due on demand on September 26, 2021. The note is convertible into shares of the Company’s common stock at any time prior to September 26, 2021 at a conversion price of $1.25 per share.

d)

On March 30, 2021, the Company entered into an asset purchase agreement (“APA”) to acquire two privileged licenses issued by the Nevada Department of Taxation purposed for the cultivation of cannabis (the “Licenses”). In consideration for the licenses, the Company agreed to pay $150,000, issue a $1,350,000 promissory note and assume certain liabilities.

The promissory note bears interest at the Short Term Applicable Federal Rate of 0.11% per annum and shall be repaid through quarterly payments of a minimum of 50% of the net operating income received in connection with the Nevada cannabis operation associated with the acquired Licenses. All outstanding principal and accrued interest is due two years after issuance of the note.

As of April 14, 2021, the Company has not issued any considerations under the APA. The Company has not received any assets outlined in the APA. The asset purchase has not been closed.

Concurrent with the APA, the Company entered into a services agreement (the “Services Agreement”) and a land lease agreement (the “Lease Agreement”) with the seller of the Licenses. Pursuant to the Services agreement the seller of the licenses will provide consulting services to the Company in exchange for the reimbursement of expenses incurred.

Pursuant to the Lease Agreement, the Company leased land in North Las Vegas to accommodate an approximately 9,000 square foot building to be used for the cultivation, marketing or sale of cannabis for a period of 25 years. Lease payments shall commence on the date which the first cannabis plant is planted, and monthly lease payments are as follows:

•	$1,500 per month for the first five years.
•	$1,800 per month for years 6 to 10 of the lease.
•	$2,025 per month for years 11 to 15 of the lease.
•	$2,280 per month for years 16 to 20 of the lease.
•	$2,565 per month for years 21 to 25 of the lease.

In addition, for the term of the lease, the Company shall pay the landlord 50% of the net operating income derived from the cannabis cultivation operation located at the leased premises.

e)	Subsequent to February 28,, 2021, the Company received proceeds of $175,000 for the purchase of 350,000 common shares of the Company.

F-30

ALLIED CORP.

CONSOLIDATED AUDITED FINANCIAL STATEMENTS

F-31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

Allied Corp.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Allied Corp. (the “Company”) as of August 31, 2020 and 2019, the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficiency) and cash flows for the year ended August 31, 2020 and for the period from September 13, 2018 to August 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended August 31, 2020 and the period from September 13, 2018 to August 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred a loss from operations and has not yet generated any revenue from operations since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MANNING ELLIOTT LLP

We have served as the Company’s auditor since 2019.

Vancouver, Canada

December 15, 2020

F-32

ALLIED CORP.
Consolidated Balance Sheets
(Expressed in US Dollars)

	August 31, 2020	August 31, 2019

Assets
Current assets
Cash	$94,047	$1,080,882
Inventory	52,585	-
Amounts due from related parties (Note 12 (b))	-	23,517
Prepaid expenses	51,682	2,313
Total current assets	198,314	1,106,712

Deposits and advances (Note 5)	3,008,246	2,158,658
Right-of-use assets (Note 8)	374,997	-
Property and equipment (Note 6)	223,020	-
Intangible assets (Note 7)	3,300,000	1,116,932
Total assets	$7,104,577	$4,382,302

Liabilities
Current liabilities
Accounts payable and accrued liabilities (Note 12(b))	$1,396,495	$163,287
Loan payable to Allied (Note 12(d))	-	4,084,599
Current portion of lease liabilities (Note 8)	17,073	-
Notes and loan payable (Note 9)	1,253,772	523,854
Convertible notes payable (Note 10)	400,000	-
Total current liabilities	3,067,340	4,771,740

Lease liabilities, net of current portion (Note 8)	333,073	-
Total liabilities	$3,400,413	$4,771,740

Stockholders’ equity (deficiency)
Preferred stock – 50,000,000 shares authorized, $0.0001 par value Nil shares issued and outstanding	$-	$-
Common stock – 300,000,000 shares authorized, $0.0001 par value; 85,105,780 shares issued and outstanding (93,228,000 – par value $0.0001 – August 31, 2019)	8,511	5,120
Additional paid in capital	12,226,382	912,965
Common stock issuable (Note 11)	-	24,135
Stock subscription receivable	19,952	(364)
Accumulated deficit	(7,908,566)	(1,300,803)
Accumulated other comprehensive loss	(642,115)	(30,491)

Total stockholders’ equity (deficiency)	3,704,164	(389,438)
Total liabilities and stockholders’ equity (deficiency)	$7,104,577	$4,382,302

Nature of operations, reverse take-over transaction and Going Concern (Note 1 (a), (b) and (c))

Commitments (Note 15)

Subsequent events (Note 20)

The accompanying notes form an integral part of these consolidated financial statements.

F-33

ALLIED CORP.
Consolidated Statements of Operations and Comprehensive Loss
(Expressed in US Dollars)

	For the Year Ended August 31, 2020	For the Period Ended August 31, 2019

Expenses
Amortization	$466,042	$-
Charitable donations	164,197	84,522
Consulting fees (Note 12 (a))	1,099,670	681,772
Foreign exchange loss (gain)	(5,110)	100,944
Interest expense	148,236	-
Office and miscellaneous	948,175	84,627
Professional fees	680,673	166,359
Rent	90,537	36,195
Research and development	-	26,646
Travel	826	119,738

Operating expenses	3,593,246	1,300,803
Loss before other expenses	(3,593,246)	(1,300,803)
Other expenses
Impairment of intangible assets (Note 7)	(2,230,904)	-
Gain on forgiveness of promissory note (Note 9)	536,729
Write-off of receivables and deposits (Note 12(b))	(342,773)	-
Loss on extinguishment of convertible notes payable (Note 10)	(220,065)	-
Contingent expenses on MediColombia (Note 4)	(530,191)
Accretion of convertible notes payable (Note 10)	(227,313)	-
Total other expenses	(3,014,517)	-
Net loss	(6,607,763)	(1,300,803)
Other comprehensive loss item:

Foreign currency translation adjustments	(611,624)	(30,491)

Comprehensive loss	$(7,219,387)	$(1,331,294)

Basic and diluted loss per share	$(0.08)	$(0.03)

Weighted average number of common shares outstanding	80,746,754	43,785,669

The accompanying notes form an integral part of these consolidated financial statements.

F-34

ALLIED CORP.
Consolidated Statements of Stockholders’ Equity (Deficiency)
(Expressed in US Dollars)

	Common stock		Treasury Stock
	Number of shares	Amount	Number of Shares	Amount	Additional paid in capital	Stock issuable	Stock subscription receivable	Accumulated Deficit	Accumulated Other Comprehensive Income (loss)	Total

Balance, September 13, 2018	-	-	-	-	-	-	-	-	-	-
Issuance of common stock for cash	49,137,697	$4,914	$-	$-	$666,502	$-	$(364)	$-	$-	$671,052
Issuance of common shares to acquire intangible assets	2,062,317	206	-	-	246,463	-	-	-	-	246,669
Share issuable for consulting services	-	-	-	-	-	24,135	-	-	-	24,135
Comprehensive loss for the period	-	-	-	-	-	-	-	(1,300,803)	(30,491)	(1,331,294)
Balance, August 31, 2019	51,200,014	$5,120	$-	$-	$912,965	$24,135	$(364)	$(1,300,803)	$(30,491)	$(389,438)
Cancellation of common stock	(10,459,220)	(1,046)	-	-	1,046	-	-	-	-	-
Shares reacquired by treasury	(4,500,000)	(450)	4,500,000	450	-	-	-	-	-	-
Shares issued on acquisition of assets	4,500,000	450	(4,500,000)	(450)	4,500,000	-	-	-	-	4,500,000
Effect of reverse acquisition	42,027,986	4,203	-	-	3,925,542	65,092	364	-	-	3,995,201
Shares issued for cash	2,050,000	205	-	-	2,440,795	(65,092)	-	-	-	2,375,908
Share issuance costs	72,000	7	-	-	(7)	-	-	-	-	-
Beneficial conversion feature	-	-	-	-	115,383	-	-	-	-	115,383
Detachable warrants issued with convertible notes payable	-	-	-	-	108,100	-	-	-	-	108,100
Shares issued for services provided in prior year	215,000	22	-	-	24,113	(24,135)	-	-	-	-
Shares issuable and warrants issued upon modification of debt	-	-	-	-	198,445	19,952	-	-	-	218,397
Comprehensive loss for the year	-	-	-	-	-	-	-	(6,607,763)	(611,624)	(7,219,387)

Balance, August 31, 2020	85,105,780	$8,511	$-	$-	$12,226,382	$19,952	$-	$(7,908,566)	$(642,115)	$3,704,164

The accompanying notes form an integral part of these consolidated financial statements.

F-35

ALLIED CORP.
Consolidated Statements of Cash Flows
(Expressed in US Dollars)

	For the Year Ended August 31, 2020	For the Period Ended August 31, 2019
Cash provided by (used in):

Operating activities
Net loss for the year and period	$(6,607,763)	$(1,300,803)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	466,042	-
Accretion of convertible notes payable	227,313	-
Write-off of receivables and deposits	342,773	-
Loss on extinguishment of convertible notes payable	220,065	-
Consulting services paid by shares issuable	-	24,318
Impairment of intangibles	2,230,904	-
Gain on forgiveness of promissory note	(536,729)	-
Contingent expenses on MediColombia	530,191	-
Change in operating assets and liabilities:
Increase in accounts receivable	-	-
Increase in inventory	(52,585)	-
Increase in prepaid expenses	(14,327)	(2,330)
Increase in deposits and advances	-	(178,273)
Increase in due from related parties	(130,190)	(23,696)
Increase in accounts payable and accrued liabilities	163,504	164,528

	(3,160,802)	(1,316,256)
Investing activities
Purchase of intangible assets	-	(348,750)
Purchase of property plant and equipment	(111,553)	-
Cash obtained from acquisition of assets (Note 3 & 4)	12,893	-
Cash paid and advances for the acquisition of assets (Note 4)	(1,721,938)	(1,996,801)
	(1,820,598)	(2,345,551)
Financing activities
Proceeds from the convertible notes payable, net	588,000	-
Repayment of convertible notes payable	(200,000)	-
Advances from related parties	-	45,243
Proceeds from related party loan	-	4,089,599
Proceeds from loan payable	1,253,773	-
Proceeds from the issuance of common stock, net	2,375,908	671,052
	4,017,681	4,800,894

Effect of changes in exchange rate on cash	(23,116)	(58,205)
(Decrease) increase in cash	(986,835)	1,080,882
Cash, beginning of year and period	1,080,882	-
Cash, end of year and period	$94,047	$1,080,882

Supplemental cash flow disclosures:
Income taxes paid	$-	$-
Interest paid	$148,236	$-

Non-cash activities: See Note 17

The accompanying notes form an integral part of these consolidated financial statements.

F-36

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

1.	Nature of operations, reverse take-over transaction and going concern

a)	Nature of operations

Allied Corp. (the “Company or Allied”) (formerly named Cosmo Ventures Inc.) was incorporated in the State of Nevada on February 3, 2013. On July 1, 2019, the Company changed its name to Allied Corp.

The Company’s business plan is to discover new medical technologies some of which are cannabis derived to target full scope therapy and support for trauma survivors, military veterans and first responders, however the Company has not begun any operations or obtained the required permits to begin operations. The head office and the registered office of the Company are located at 1405 St. Paul Street, Kelowna BC V1Y 2E4.

On September 10, 2019, the Company was acquired in a reverse takeover (“RTO”) transaction (see Note 1b) and the RTO is considered a purchase of the Company’s net assets (see Note 3) by AM (Advanced Micro) Biosciences, Inc. (“AM Biosciences”). For accounting purposes, the legal subsidiary, AM Biosciences has been treated as the acquirer and Allied Corp., the legal parent, has been treated as the acquiree. Accordingly, these consolidated financial statements reflect a continuation of the financial position, operating results, and cash flow of the Company’s legal subsidiary, AM Biosciences from the date of incorporation on September 13, 2018.

On February 18, 2020, the Company acquired all the issued and outstanding share capital of a Colombian company, Allied Colombia S.A.S (formerly Medicolombia’s Cannabis S.A.S) (“Medicolombia”), see Note 4. The assets, liabilities and results of Medicolombia are consolidated in these financial statements beginning from the February 18, 2020 acquisition date.

b)	Reverse take-over transaction (RTO)

On July 25, 2019, as amended effective August 27, 2019, the Company entered into a reorganization and stock purchase agreement (the “Reorganization Agreement”) to acquire 100% of the issued and outstanding equity of AM (Advanced Micro) Biosciences, Inc (“AM Biosciences”). Effective September 10, 2019, the parties closed the Reorganization Agreement (the “Acquisition”). As part of the transaction, Pacific Capital Investment Group, Inc., the then majority shareholder of Allied (the “Allied Shareholder”) delivered 51,200,014 shares of common stock, representing approximately 65.42% of the outstanding equity of Allied Corp. to SECFAC Exchange Corp. on behalf of the prior shareholders of AM Biosciences and certain other designees of AM Biosciences as a consideration to acquire 100% of the issued and outstanding equity of AM Biosciences. Further, as part of the transaction, the Allied Shareholder submitted for cancellation and return to treasury 10,459,220 and 4,500,000 shares of common stock. As a consequence, immediately subsequent to the close of the Reorganization Agreement, Allied had 78,268,780 shares of common stock outstanding.

The Reorganization Agreement constitutes a reverse merger, such that AM Biosciences acquired control of Allied Corp. At the time of the Reorganization Agreement, the operations of Allied Corp. did not constitute businesses under ASC 805 Business Combinations and accordingly the transaction is considered a reverse asset acquisition in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). Under this method of accounting, AM Biosciences was deemed to be the accounting acquirer for financial reporting purposes. This determination was primarily based on the facts that, immediately following the acquisition: (i) AM Biosciences’ stockholders owned a substantial majority of the voting rights in the combined company, (ii) AM Biosciences designated a majority of the members of the initial board of directors of the combined company, and (iii) AM Biosciences’ senior management holds all key positions in the senior management of the combined company. As a result, as of the closing date of the acquisition, the net assets of the Company were recorded at their acquisition-date relative fair values in the consolidated financial statements of the Company and the reported operating results prior to the acquisition will be those of AM Biosciences. See Note 3 for details on the RTO.

F-37

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

1.	Nature of operations, reverse take-over transaction and going concern (continued)

c)	Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss for the year ended August 31, 2020 of $6,607,763, has not generated any revenues and as at August 31, 2020 has a working capital deficit of $2,869,026. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise sufficient financing to acquire or develop a profitable business. Management intends on financing its operations and future development activities largely from the sale of equity securities with some additional funding from other traditional financing sources, including related party loans until such time that funds provided by future planned operations are sufficient to fund working capital requirements.

d)	Business risks

While some states in the United States have authorized the use and sale of cannabis, it remains illegal under federal law and the approach to enforcement of U.S. federal laws against cannabis is subject to change. Because the Company plans to engage in cannabis-related activities in the United States, it assumes certain risks due to conflicting state and federal laws. The federal law relating to cannabis could be enforced at any time and this would put the Company at risk of being prosecuted and having its assets seized.

On January 4, 2018, United States Attorney General Jeff Sessions issued a memorandum to United States district attorneys (the ““Sessions Memorandum”“) which rescinded previous guidance from the United States Department of Justice specific to cannabis enforcement in the United States, including the Cole Memorandum. With the Cole Memorandum rescinded, United States federal prosecutors no longer have guidance relating to the exercise of their discretion in determining whether to prosecute cannabis related violations of United States federal law. In response to the Sessions Memorandum, on April 13, 2018, the United States President Donald Trump promised Colorado Senator Cory Gardner that he will support efforts to protect states that have legalized cannabis. Nevertheless, a significant change in the federal government’s enforcement policy with respect to current federal laws applicable to cannabis could cause significant financial damage to the Company. The Company may be irreparably harmed by a change in enforcement policies of the federal government depending on the nature of such change.

Given the current illegality of cannabis under United States federal law, the Company’s ability to access both public and private capital may be hindered by the fact that certain financial institutions are regulated by the United States federal government and are thus prohibited from providing financing to companies engaged in cannabis related activities. The Company’s ability to access public capital markets in the United States is directly hindered as a result. The Company may, however, be able to access public and private capital markets in Canada in order to support continuing operations.

e)	COVID-19 impact

In March 2020, the World Health Organization declared COVID-19 a global pandemic. This contagious disease outbreak and the related adverse public health developments have adversely affected workforces, economies, and financial markets globally, leading to an economic downturn. Management has determined that there has been no significant impact to the Company’s operations, however management continues to monitor the situation.

F-38

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

2.	Significant accounting policies

Business presentation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and are expressed in United States dollars. The Company’s fiscal year end is August 31.

The significant accounting policies followed are:

a)	Principles of consolidation

The consolidated financial statements include accounts of Allied Corp. and its majority owned subsidiaries. Subsidiaries are consolidated from the date of acquisition and control and continue to be consolidated until the date that such control ceases. Control is achieved when the Company is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect these returns through its power over the investee. All intercompany balances, income, expenses, and unrealized gains and losses resulting from intercompany transactions are eliminated on consolidation.

b)	Cash and cash equivalents

Cash is comprised of cash on hand, cash held in trust accounts and demand deposits. Cash equivalents are short-term, highly liquid investments with maturities within three months when acquired. The Company did not have any cash equivalents as of August 31, 2020 and 2019.

c)	Property and equipment

Property and equipment are stated at cost. The Company depreciates the cost of property and equipment over their estimated useful lives at the following annual rates and methods:

Equipment	10 years straight-line basis
Office and computer equipment	5 years straight-line basis
Land equipment	10 years straight-line basis

d)	Inventory

Inventories are stated at the lower of cost or market. As of August 31, 2020, the inventory consisted of containers and packaging materials.

F-39

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

2.	Significant accounting policies (continued)

	e)	Intangible assets

At August 31, 2020 and 2019, intangible assets include a purchased brand name, license application, product formulas and licenses which are being amortized over their estimated useful lives of 3 to 10 years. The Company’s purchased brand name and product formulas are amortized beginning from the date the products begin to be sold on a straight-line basis. The Company’s licenses are amortized over their economic or legal life on a straight-line basis, whichever is shorter. As the products have not yet been commercially manufactured or distributed for sale, no amortization has been recorded of the purchased brand name or product formulas. The licenses have been amortized from the date of acquisition.

The Company periodically evaluates the reasonableness of the useful lives of these assets. Once these assets are fully amortized, they are removed from the accounts. These assets are reviewed for impairment or obsolescence when events or changes in circumstances indicate that the carrying amount may not be recoverable. If impaired, intangible assets are written down to fair value based on discounted cash flows or other valuation techniques. The Company has no intangibles with indefinite lives.

For long-lived assets, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. The Company measures the impairment loss based on the difference between the carrying amount and the estimated fair value. When an impairment exists, the related assets are written down to fair value.

f)	Long-lived assets

In accordance with ASC 360, Property, Plant and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

g)	Foreign currency translation and functional currency conversion

Items included in these consolidated financial statements of each of the Company’s entities are measured using the currency of the primary economic environment in which the entities operate (the “functional currency”).

Prior to September 10, 2019, the Company’s functional currency was the Canadian dollar. Translation gains and losses from the application of the U.S. dollar as the reporting currency during the period that the Canadian dollar was the functional currency are included as part of cumulative currency translation adjustment, which is reported as a component of shareholders’ equity under accumulated other comprehensive loss.

The Company re-assessed its functional currency and determined as at September 10, 2019, its functional currency changed from the Canadian dollar to the U.S. dollar based on management’s analysis of changes in our organization. The change in functional currency was accounted for prospectively from September 10, 2019 and prior period financial statements were not restated for the change in functional currency.

F-40

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

2.	Significant accounting policies (continued)

g)	Foreign currency translation and functional currency conversion (continued)

For periods commencing September 10, 2019, monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars using exchange rates in effect at the balance sheet date. Opening balances related to non-monetary assets and liabilities are based on prior period translated amounts, and non-monetary assets and non-monetary liabilities incurred after September 10, 2019 are translated at the approximate exchange rate prevailing at the date of the transaction. Revenue and expense transactions are translated at the approximate exchange rate in effect at the time of the transactions. Foreign exchange gains and losses are included in the statement of operations and comprehensive loss as foreign exchange gains.

The Company assessed the functional currency for MediColombia, a wholly-owned subsidiary acquired by the Company on February 18, 2020 (see Note 4) to be the Colombian peso. This company has now changed its name to Allied Colombia S.A.S.

h)	Share issuance costs

Costs directly attributable to the raising of capital are charged against the related share capital. Costs related to shares not yet issued are recorded as deferred share issuance costs. These costs are deferred until the issuance of the shares to which the costs relate, at which time the costs will be charged against the related share capital or charged to operations if the shares are not issued.

i)	Research and development costs

Research and development costs are expensed as incurred.

j)	Net income (loss) per common share

Net income (loss) per share is calculated in accordance with ASC 260, Earnings per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding to the extent the effect would not be antidilutive. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding.

k)	Income taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

F-41

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

2.	Significant accounting policies (continued)

l)	Related party transactions

Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company. The Company discloses related party transactions that are outside of normal compensatory agreements, such as salaries. Related party transactions are measured at the exchange amounts.

m)	Significant accounting estimates and judgments

The preparation of the financial statements in conformity with US GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Although management uses historical experience and its best knowledge of the amount, events or actions to for the basis for judgments and estimates, actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and further periods if the review affects both current and future periods.

Significant estimates and assumptions included in these financial statements relate to the valuation assumptions related to the estimated useful lives and recoverability of long-lived assets, stock-based compensation, and deferred income tax assets and liabilities. Judgments are required in the assessment of the Company’s ability to continue to as going concern as described in Note 1.

n)	Financial instruments

ASC 825, “Financial Instruments,” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The financial instruments consist principally of cash, due from related parties, accounts payable, note payable, convertible notes payable, and a loan payable to Allied. The fair value of cash when applicable is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all other financial instruments which are categorized as loans and receivables approximate their current fair values because of their nature and respective relatively short maturity dates or current market rates of interest for similar instruments.

F-42

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

2.	Significant accounting policies (continued)

n)	Financial instruments (continued)

For certain of the Company’s financial instruments, including accounts payable, due from related parties, notes and loans payable, the carrying amounts approximate their fair values due to the short maturities.

The Company does not have any assets or liabilities measured at fair value on a recurring basis presented on the Company’s balance sheet as of August 31, 2020 and 2019 other than cash.

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash. The Company limits its exposure to credit loss by placing its cash with high credit quality financial institutions.

o)	Reverse acquisitions

Identification of the accounting acquirer

The Company considers factors in ASC 805-10-55-10 through 55-15 in identifying the accounting acquirer. The Company uses the existence of a controlling financial interest to identify the acquirer - the entity that obtains control of the acquiree. Other pertinent facts and circumstances also shall be considered in identifying the acquirer in a business combination effected by exchanging equity interests, including the following: (a) The relative voting rights in the combined entity after the business combination, where the acquirer usually is the combining entity whose owners as a group retain or receive the largest portion of the voting rights in the combined entity taking into consideration the existence of any unusual or special voting arrangements and options, warrants, or convertible securities; (b) the existence of a large minority voting interest in the combined entity if no other owner or organized group of owners has a significant voting interest, and where the acquirer usually is the combining entity whose single owner or organized group of owners holds the largest minority voting interest in the combined entity; (c) the composition of the governing body of the combined entity, where the acquirer usually is the combining entity whose owners have the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity; (d) the composition of the senior management of the combined entity, where the acquirer usually is the combining entity whose former management dominates the management of the combined entity; and (e) the terms of the exchange of equity interests, where the acquirer usually is the combining entity that pays a premium over the pre-combination fair value of the equity interests of the other combining entity or entities, where the acquirer usually is the combining entity whose relative size (measured in, for example, assets, revenues, or earnings) is significantly larger than that of the other combining entity or entities.

F-43

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

2.	Significant accounting policies (continued)

o)	Reverse acquisitions (continued)

Pursuant to ASC Paragraph 805-40-05-2, as one example of a reverse acquisition, a private operating entity may arrange for a public entity to acquire its equity interests in exchange for the equity interests of the public entity. In this situation, the public entity is the legal acquirer because it issued its equity interests, and the private entity is the legal acquiree because its equity interests were acquired. However, application of the guidance in ASC 805-10-55-11 through 55-15 results in identifying: (a) The public entity as the acquiree for accounting purposes (the accounting acquiree); and (b) the private entity as the acquirer for accounting purposes (the accounting acquirer).

Measuring the consideration transferred

Pursuant to ASC 805-40-30-2 and 30-3 in a reverse acquisition, the accounting acquirer usually issues no consideration for the acquiree. Instead, the accounting acquiree usually issues its equity shares to the owners of the accounting acquirer. Accordingly, the acquisition-date fair value of the consideration transferred by the accounting acquirer for its interest in the accounting acquiree is based on the number of equity interests the legal subsidiary would have had to issue to give the owners of the legal parent the same percentage equity interest in the combined entity that results from the reverse acquisition. The fair value of the number of equity interests calculated in that way can be used as the fair value of consideration transferred in exchange for the acquiree. The assets and liabilities of the legal acquiree are measured and recognized in the consolidated financial statements at their pre-combination carrying amounts (see ASC 805-40-45-2(a)).

Presentation of consolidated financial statements post reverse acquisition

Pursuant to ASC 805-40-45-1 and 45-2, consolidated financial statements following a reverse acquisition are issued under the name of the legal parent (accounting acquiree) but described in the notes as a continuation of the financial statements of the legal subsidiary (accounting acquirer), with one adjustment, which is to retroactively adjust the accounting acquirer’s legal capital to reflect the legal capital of the accounting acquiree. That adjustment is required to reflect the capital of the legal parent (the accounting acquiree). Comparative information presented in those consolidated financial statements also is retroactively adjusted to reflect the legal capital of the legal parent (accounting acquiree). The consolidated financial statements reflect all of the following: (a) The assets and liabilities of the legal subsidiary (the accounting acquirer) recognized and measured at their pre-combination carrying amounts; (b) the assets and liabilities of the legal parent (the accounting acquiree) recognized and measured in accordance with the guidance in Topic 805 "Business Combinations"; (c) the retained earnings and other equity balances of the legal subsidiary (accounting acquirer) before the business combination; (d) the amount recognized as issued equity interests in the consolidated financial statements determined by adding the issued equity interest of the legal subsidiary (the accounting acquirer) outstanding immediately before the business combination to the fair value of the legal parent (accounting acquiree) determined in accordance with the guidance in this topic applicable to business combinations. However, the equity structure (that is, the number and type of equity interests issued) reflects the equity structure of the legal parent (the accounting acquiree), including the equity interests the legal parent issued to effect the combination.

Accordingly, the equity structure of the legal subsidiary (the accounting acquirer) is restated using the exchange ratio established in the acquisition agreement to reflect the number of shares of the legal parent (the accounting acquiree) issued in the reverse acquisition; and (e) the non-controlling interest’s proportionate share of the legal subsidiary’s (accounting acquirer’s) pre-combination carrying amounts of retained earnings and other equity interests as discussed in ASC 805-40-25-2 and 805-40-30-3.

F-44

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

2.	Significant accounting policies (continued)

o)	Reverse acquisitions (continued)

Presentation of consolidated financial statements post reverse acquisition (continued)

Pursuant to ASC 805-40-45-4 and 45-5, in calculating the weighted-average number of common shares outstanding (the denominator of the earnings-per-share (“EPS”) calculation) during the period in which the reverse acquisition occurs: (a) The number of common shares outstanding from the beginning of that period to the acquisition date shall be computed on the basis of the weighted-average number of common shares of the legal acquiree (accounting acquirer) outstanding during the period multiplied by the exchange ratio established in the merger agreement; and (b) the number of common shares outstanding from the acquisition date to the end of that period shall be the actual number of common shares of the legal acquirer (the accounting acquiree) outstanding during that period. The basic EPS for each comparative period before the acquisition date presented in the consolidated financial statements following a reverse acquisition shall be calculated by dividing (a) by (b): (a) The income of the legal acquiree attributable to common shareholders in each of those periods; and (b) the legal acquiree’s historical weighted-average number of common shares outstanding multiplied by the exchange ratio established in the acquisition agreement.

As a result of the controlling financial interest of the former stockholders of AMBI, for financial statement reporting purposes, the asset acquisition has been treated as a reverse acquisition with AMBI deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with ASC 805-10-55 of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC). The reverse acquisition is deemed a capital transaction and the net assets of AMBI (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the acquisition. The acquisition process utilizes the capital structure of the Company and the assets and liabilities of AMBI which are recorded at their historical cost. The equity of the Company is the historical equity of AMBI.

These consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries, AM Biosciences effective from the date of the reverse take—over transaction on September 10, 2019 and Medicolombia (from the date of acquisition, February 18, 2020). All intercompany balances and transactions have been eliminated upon consolidation.

p)	Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to put most leases on their balance sheets but recognize the expenses on their income statements in a manner similar to current practice. The standard states that a lessee would recognize a lease liability for the obligation to make lease payments and a right-to-use asset for the right to use the underlying asset for the lease term. The standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2018. The Company adopted ASU 2016-02 on September 1, 2019, using the transition relief to the modified retrospective approach, presenting prior year information based on the previous standard. The Company did not have any leases until the acquisition of its wholly owned subsidiary, Allied Colombia S.A.S. on February 18, 2020 (Note 4). The adoption of ASU 2016-02 did not result in any adjustment to retained earnings. Also see Note 8.

F-45

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

2.	Significant accounting policies (continued)

p)	Leases (continued)

The Company determines if an arrangement contains a lease in whole or in part at the inception of the contract. Right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term while lease liabilities represent our obligation to make lease payments arising from the lease. All leases with terms greater than twelve months result in the recognition of a ROU asset and a liability at the lease commencement date based on the present value of the lease payments over the lease term. Unless a lease provides all of the information required to determine the implicit interest rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of the lease payments. The Company uses the implicit interest rate in the lease when readily determinable.

Our lease terms include all non-cancelable periods and may include options to extend (or to not terminate) the lease when it is reasonably certain that we will exercise that option. Leases with terms of twelve months or less at the commencement date are expensed on a straight-line basis over the lease term and do not result in the recognition of an asset or liability. See Note 8 – Leases.

q)	Reclassification

Certain reclassifications have been made to conform the prior period’s consolidated financial statements and notes to the current year’s presentation.

r)	Recent accounting pronouncements

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments – Overall (Subtopic 825-10) Recognition and Measurement of Financial Assets and Financial Liabilities.” ASU 2016-01 is intended to enhance the reporting model for financial instruments to provide users of financial statements with more decision useful information. ASU 2016-01 is effective for annual periods beginning after December 15, 2018, and interim periods within those annual periods beginning after December 15, 2019. The adoption of this ASU did not have a material effect on the financial statements.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02 (Topic 842) Leases further discussion can be found in Note 2(p).

With the exception of the new standards discussed above, there have been no other recent accounting pronouncements or changes in accounting pronouncements during the year ended August 31, 2020, that are of significance or potential significance to the Company

F-46

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

3.	Reverse acquisition transaction

Pursuant to the Reorganization Agreement (see Note 1(b)), effective on September 10, 2019, the Company acquired 100% of the issued and outstanding equity of AM Biosciences (the “Acquisition”). As consideration for the equity of AM Biosciences, the Allied Shareholder issued and delivered 51,200,014 shares of common stock, representing approximately 62.12% of the outstanding equity of the Company to SECFAC Exchange Corp. on behalf of the previous shareholders of AM Biosciences and other designees of AM Biosciences.

The Acquisition, was accounted for as a reverse asset acquisition pursuant to Topic 805, Business Combinations, as substantially all of the fair value of the assets acquired were concentrated in a group of similar non-financial assets, and the acquired assets did not have outputs or employees.

The total purchase price paid in the Acquisition has been allocated to the net assets acquired and liabilities assumed based on their fair values as of the completion of the Acquisition. The following summarizes the purchase price paid in the Acquisition:

Number of shares AM Bioscience would have had to issue to Allied Shareholders for the same interest in the combined entity	31,289,441
Multiplied by the fair value per share of AM Bioscience’s common stock	$0.1142
Fair value of consideration issued to effect the Acquisition	$3,573,254

The total purchase price of $3,573,254 was allocated to the fair value of the net assets of Allied as follows:

Cash	$12,893
Other current assets	8,707
Advances receivable	4,072,988
Current liabilities	(99,386)
Effect of the Acquisition on equity	(421,948)
Purchase price	$3,573,254

F-47

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

4.	Acquisition of Allied Colombia S.A.S. (formerly known as Medicolombia)

On August 29, 2019, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with Dorson Commercial Corp. (“Dorson”) to purchase all of the issued and outstanding shares of Medicolombia Cannabis S.A.S. (“MediColombia”) held by Dorson. Pursuant to the Purchase Agreement the purchase price of MediColombia is $700,000 and 4,500,000 shares of Allied. The Company closed and completed the acquisition of Medicolombia on February 18, 2020. During the period leading up to the acquisition, the Company made additional advances to Medicolombia totaling $329,436, which was eliminated at consolidation after the acquisition.

The Company determined that Medicolombia did not meet the definition of a business found in ASC 805 Business Combinations. As the purchase of Medicolombia did not qualify as a business acquisition, the Company accounted for the transaction as an asset acquisition. As the fair value of the purchase price consideration paid was more reliably measurable than the assets acquired, the cost of the non-cash assets received was based on the fair value of the consideration given.

The cost of the asset acquisition was allocated on a fair value basis to the net assets acquired. The Company allocated the cost of the assets as follows:

Purchase price

Cash	$700,000
Common stock issued	4,500,000
Liabilities assumed	556,820
Total purchase price	$5,756,820

Fair value of assets acquired

Other current assets	$115,475
Right of use asset	82,398
Property and equipment	123,613
Licenses	5,435,334
Total assets acquired	$5,756,820

In connection with the acquisition of MediColombia, the Company also assumed the contingent liability of paying $598,326 (CAD$700,000) in cash or issuing equity for the equivalent amounts to the previous shareholders of MediColombia before Baleno acquired MediColombia on May 13, 2019, when MediColombia reaches to certain production milestone. On February 18, 2020, the Company assessed that the contingent consideration did not qualify for recognition at the acquisition date under ASC 480 or ASC 815, and therefore, the Company did not recognize any contingent consideration pertaining to this. As at August 31, 2020, the Company reassessed and determined that it became probable that MediColombia would reach to the production milestone and therefore, the contingent liability meets the recognition criteria under ASC 480 as at August 31, 2020. During the year ended August 31, 2020, the Company recognized contingent expenses on MediColombia of $530,191. As at August 31, 2020, the accrued contingent liabilities totaled $536,727, which is included in accounts payable and accrued liabilities on the consolidated balance sheets. The impact of foreign exchange is $6,536.

F-48

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

5.	Deposits and advances

	August 31, 2020	August 31, 2019

a) Purchase of prefabricated buildings	$2,600,720	$1,199,081
b) Acquisition of and advances to MediColombia	-	871,645
c) Acquisition of Activated Nano	-	35,547
d) Acquisition of BwellMED	-	37,418
e) Refundable deposits towards future land acquisitions	174,030	14,967
f) Vitalis equipment deposit	233,496	-
Total deposits and advances	$3,008,246	$2,158,658

a)	In 2019, the Company has also entered to a separate modular building purchase agreement to acquire and construct an 8,700 square foot facility to be used as a certified Cannabis Cultivation and extraction facility. At August 31, 2020, the Company had deposits of $2,600,720 (August 31, 2019 - $1,199,081) to purchase prefabricated buildings. As of August 31, 2020, the Company has not yet received the buildings and the amounts have been recorded as deposits.

b)

In connection with the acquisition of MediColombia (Note 4), the Company made deposit of $700,000 and advances to MediColombia of $171,645 during the period ended August 31, 2019. As at August 31, 2019, the deposits on acquisition of and advances to MediColombia totaled $871,645. On February 18, 2020, the acquisition closed and the deposits were applied to the purchase price and the advances to MediColombia were eliminated against intercompany accounts at consolidation.

c)

During the period ended August 31, 2019, the Company made deposits of $35,547 relating to the acquisition of manufacturing equipment designed to produce pharmaceutical grade medicines as described in Note 15(b). During the year ended August 31, 2020, the acquisition was terminated and therefore, the deposits were written down.  The writedown of deposits of $35,547 is included in write-off of receivables and deposits on the consolidated statements of operations and comprehensive loss.

d)

During the period ended August 31, 2019, The Company made of deposits of $37,418 relating to the acquisition described in Note 15(a).  During the year ended August 31, 2020, the Company wrote off the deposits of $37,418, which is included in write-off of receivables and deposits on the consolidated statements of operations and comprehensive loss.

e)	In 2019, the Company has entered into two purchase and sale agreements to acquire land as described in note 15(d). As of August 31, 2020, Company had paid deposits totaling $174,030 (August 31, 2019 - $14,967).

f)	As of August 31, 2020, the Company had paid $233,496 to purchase equipment as described in Note 15(e). At August 31, 2020, the Company had not yet received the equipment and the amount paid has been recorded as a deposit.

F-49

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

6.	Property, plant and equipment

As of August 31, 2020 and 2019, property and equipment consisted of:

	Construction in process	Machinery and equipment	Office and computer equipment	Land equipment	Total
Cost
August 31, 2019	$-	$-	$-	$-	$-
Additions	145,135	80,528	3,346	6,157	235,166
Foreign exchange	(9,021)	(572)	(185)	(157)	(9,935)
August 31, 2020	$136,114	$79,956	$3,161	$6,000	$225,231

Accumulated depreciation
August 31, 2019	$-	$-	$-	$-	$-
Additions	-	2,184	-	-	2,184
Foreign exchange	-	27	-	-	27
August 31, 2020	$-	$2,211	$-	$-	$2,211

Net book value
August 31, 2019	$-	$-	$-	$-	$-
August 31, 2020	$136,114	$77,745	$3,161	$6,000	$223,020

7.	Intangible assets

At August 31, 2020, intangible assets consisted of:

	Cost $	Foreign exchange $	Accumulated amortization $	Impairment $	August 31, 2020 Net carrying value $	August 31, 2019 Net carrying value $

Cannabis license application (b)	1,004,678	–	–	(1,004,678)	–	1,004,678
Formulas (a)	56,127	–	–	(56,127)	–	56,127
Brand name (a)	56,127	–	–	(56,127)	–	56,127
Cannabis licenses (c)	5,435,334	(557,504)	(463,858)	(1,113,972)	3,300,000	–
	6,552,266	(557,504)	(463,858)	(2,230,904)	3,300,000	1,116,932

a)

On February 13, 2019, the Company entered into an Asset Purchase Agreement (“APA”) to acquire the property and assets of Bud’s Pure Naturals Inc. for total consideration of up to 2,000,000 shares of the Company’s common stock.  Pursuant to the APA, the Company has issued 1,000,000 shares of common stock on February 13, 2019. The remaining 1,000,000 shares of common stock are contingent upon the receipt of greater than $500,000 of gross profits by the Company from the acquired assets, and obtaining Cosmetic Notification Numbers from Health Canada for the products. If these events do not occur prior to February 13, 2021 then the additional shares are forfeited.

F-50

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

7.	Intangible assets (continued)

The Company assessed the acquisition and determined that the acquisition did not meet the definition of a business found in ASU 2017-01. As the acquisition does not qualify as a business acquisition, the Company accounted for the transaction as an asset acquisition. As the fair value of the consideration was more reliably measurable than the intangible assets acquired the cost of the noncash asset received was based on the fair value of the consideration given. The cost of the assets acquired was the 1,000,000 shares issued which had an estimated fair value of $112,254 (CAD$150,000).

The cost of the asset acquisition is allocated on a relative fair value basis to the net assets acquired. Based on their estimated relative fair values, the brand name had a fair value $56,127 (CAD$75,000) and the formulas acquired had a fair value of $56,127 (CAD$75,000). During the year ended August 31, 2020, the brand name and formula were written off as a $112,254 charge to expenses as the Company does not intend to pursue the Canadian licenses.

The additional 1,000,000 shares issuable upon the achievement of milestones represent contingent consideration for which the contingency is yet to be resolved. As the contingent consideration did not qualify for recognition at the acquisition date or at August 31, 2019 and 2020 under ASC 480 or ASC 815, the Company did recognize the additional payment when the contingency is resolved, and the additional shares are paid or become payable.

b)

On February 13, 2019, the Company entered into two Share Purchase Agreements with the same vendors to acquire 100% of the outstanding shares of Falcon Ridge Naturals Ltd and 473650 B.C. Ltd. In consideration for the all the issued and outstanding shares of two entities, the Company paid $374,182 (CAD$500,000) cash, issued a $523,854 (CAD$700,000) promissory note and 950,000 common shares with a fair value of $106,642 (CAD$142,500).  The note is non-interest bearing and due within 5 days of the date the Company receives the Health Canada License. The primary purpose of the acquisitions was to acquire a cannabis license, and the license is in the application stage and submitted to Health Canada, however approval for the license has not been received to date. The Company  has decided not to pursue the license application (see Note 9(a)) and accordingly the promissory note has been cancelled.  In the subsequent period, the Company and the vendors reached mutual consent to return the common shares (see Note 20(j)).

The Company assessed the acquisition and determined that the acquisitions did not meet the definition of a business found in ASU 2017-01. As the acquisitions did not qualify as business acquisitions, the Company accounted for the transactions as an asset acquisition. The cost of the asset acquisition is allocated on a relative fair value basis to the net assets acquired. The Company is required to allocate the cost to the individual assets acquired or liabilities assumed, based on their relative fair values. As the sole asset acquired by the Company was a cannabis license application the entire $1,342,500 cost of the acquisition was allocated to the license application. The cost of the license was the $374,182 (CAD$500,000) paid, the $523,854 (CAD$700,000) promissory note issued and the fair value of the 950,000 common shares issued of $106,642 (CAD$142,500).

During the year ended August 31, 2020, the Company determined that it was not going to utilize this license. As the Company is no longer pursuing the license, the Company has recorded a full impairment of the intangible asset of $1,004,678.

F-51

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

7.	Intangible assets (continued)

c)

On February 17, 2020, the Company acquired licenses of $5,435,334 as part of the Medicolumbia acquisition described in Note 4. The licenses acquired are issued by the Republic of Colombia and include the use of seeds for growing Cannabis, production of derivatives from Cannabis for medicinal and scientific use, cultivation of Cannabis plants, and producer of seeds. The Company has recorded amortization of these licenses of $463,858 for the year ended August 31, 2020. The Company conducted a quantitative assessment of the licenses using the discounted cash flows method using forecasted revenues over a 5 year period with a discount rate of 30.5% and determined that the recordable amount of the licenses to be $3,300,000 as of August 31, 2020 and recorded an impairment loss of $1,113,972. The translation difference on licenses due to fluctuation in foreign exchange totaled $557,504, which is included as other comprehensive loss on the consolidated statements of operations and comprehensive loss.

8.	Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which establishes a right-of-use (“ROU”) model that requires a lessee to record an ROU asset and a lease liability, measured on a discounted basis, on the balance sheet for all leases with terms longer than 12 months. The Company also elected to keep all leases with an initial term of 12 months or less off the balance sheet. The adoption of Topic 842 did not result in any adjustment to retained earnings. Also see Note 2(p).

The Company did not have any leases until the acquisition of Medicolombia during the year ended August 31, 2020. The acquisition resulted in the addition of $82,398 of operating lease assets and liabilities.

The Company entered into an agreement to lease the land described in Note 5(e) and 15(d) with a commencement date of June 1, 2020. The lease requires the Company to make monthly payments of $4,501 (CAD$5,870) per month. The lease is for a 10-year term, expiring on May 31, 2030, with one 10-year renewal option and an option for the Company to purchase the land for approximately $920,000 (CAD$1,200,000).

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the ROU asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the ROU asset result in straight-line rent expense over the lease term. For finance leases, interest on the lease liability and the amortization of the ROU asset results in front-loaded expense over the lease term. ROU assets and liabilities are recognized at the commencement date of the lease based on the present value of lease payments over the lease term. At August 31, 2020, the Company did not have any finance leases.

At August 31, 2020, the weighted average remaining operating lease term was 10 years and the weighted average discount rate associated with operating leases was 15%.

F-52

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

8.	Leases (continued)

The Components of lease expenses were as follows:

$
Operating lease cost:
Amortization of right-of-use assets	5,017
Interest on lease liabilities	16,127

Total operating lease cost	21,144

The following table provides supplemental cash flow and other information related to leases for the year ended August 31, 2020:

$
Lease payments	58,425

Supplemental balance sheet information related to leases as of August 31, 2020 are as below:

$
Cost	387,573
Accumulated amortization	(5,017)
Foreign exchange	(7,559)

Net carrying value at August 31, 2020	374,997

Future minimum lease payments related to lease obligations are as follows:

2021	68,453
2022	68,453
2023	68,453
2024	68,453
Thereafter	395,698

Total minimum lease payments	669,510

Less: amount of lease payments representing effects of discounting	(319,364)

Present value of future minimum lease payments	350,146

Less: current portion	(17,073)

Lease liabilities, net of current portion	333,073

F-53

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

9.	Loans payable

a)

On May 31, 2019, as part of the asset acquisition described in Note 4, the Company issued a $523,854 (CAD$700,000) promissory note. The note is unsecured, non-interest bearing and due 5 days following the Company’s receipt of the Health Canada License.  During the year ended August 31, 2020, the Company determined that it was no longer going to utilize or pursue the Health Canada License.  As a result, the note was discharged in the current year. During the year ended August 31, 2020, the Company recognized gain on the cancellation of promissory note of $536,729. The difference is due to fluctuation in foreign exchange.

b)

In June 2020, the Company entered into a financing agreement to finance the buildings described in Note 5(a). Pursuant to the agreement, the Company financed $1,253,772 of the purchase price. The Company paid $71,023 at commencement date on May 29, 2020, and will make six monthly interest payments of $37,613 commencing June 20, 2020 and repay the principal of $1,253,772 on November 20, 2020. Also see Note 15(h) for the commitment details and Note 20(b) for extension of the repayment due date. During the year ended August 31, 2020, the Company paid interest in the total amount of $148,236.

10.	Convertible notes

On January 23, 2020, the Company issued two convertible notes with principal amounts of $400,000 and $200,000, respectively, with a total face value of $600,000 (the “Notes”) and warrants to purchase 240,000 shares of the Company’s common stock at $1.25 per share for 1 year. The Notes were issued with an original discount of $12,000, and bear interest at 10% per annum compounded monthly. The notes mature on July 20, 2020 and are convertible into shares of the Company’s common stock at any time prior to maturity at a conversion price of $1.25 per share.

The Company has evaluated whether separate financial instruments with the same terms as the conversion features above would meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25. The Company determined that there was no derivative liability associated with the debenture or warrants under ASC 815-15 Derivatives and Hedging. The terms of the contracts do not permit net settlement, as the shares delivered upon conversion are not readily convertible to cash. The Company’s trading history indicated that the shares are thinly traded and the market would not absorb the sale of the shares issued upon conversion without significantly affecting the price. As the conversion features would not meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25, the conversion features are not required to be separated from the host instrument and accounted for separately. As a result, at August 31, 2020, the conversion features and warrants would not meet derivative classification.

The relative fair values of the convertible note and the warrants were $470,467 and $117,533 respectively. The effective conversion price was then determined to be $0.98. As the stock price at the issuance date was greater than the effective conversion price, it was determined that there was a beneficial conversion feature (“BCF”). The Company recognized the relative fair value of the BCF of $115,383 and an equivalent discount. The Company then recognized the relative fair value of the warrants of $108,100 as additional-paid-in capital and an equivalent discount that further reduced the carrying value of the convertible debt to $364,517. The beneficial conversion feature of $115,383, the original issue discount of $12,000 and the relative fair value of the warrants of $108,100 discounted the convertible debenture the carrying value of the convertible debt on the date of issue. The discount is being expensed over the term of the loan to increase the carrying value to the face value of the loan using effective interest rate method.

On June 30, 2020, the Company repaid $200,000 of the $600,000 note which left $400,000 outstanding on each note. On July 1, 2020, the Company entered into amendments to the convertible notes. Pursuant to the amendments, beginning on July 1, 2020, the convertible notes bear simple interest at 5% per annum. The maturity date of the convertible notes was amended to due on demand on or before October 31, 2020. In consideration for extending the maturity date, the Company issued to the convertible note holders 16,000 common shares of the Company and warrants to purchase additional 320,000 common shares of the Company at $1.25 per share expiring October 31, 2021. Each note holder received 8,000 common shares and 160,000 warrants.

F-54

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

10.	Convertible notes (continued)

The Company evaluated the transaction under the guidance found in ASC 470-50 Modification and Extinguishment. The Company concluded that the Company is experiencing financial difficulty and that a concession was not granted. As the creditor has not granted a concession, the guidance contained in ASC 470-60 was applied. As present value of the cash flows under the new debt instrument differed by more than 10% from the present value of the remaining cash flows under the terms of the original debt instrument, it was determined that the debt was substantially different which resulted in extinguishment accounting.

The extended convertible notes had a total carrying value of $400,000. As the common shares and warrants were issued as consideration for extending the convertible notes, the fair value of the common share and warrants of $218,397 were expensed under extinguishment accounting. The fair value of these costs were included in the calculation of the loss on extinguishment of $220,065.

As at August 31, 2020, the Company has recorded accrued interest of $26,290, which is included in the balance of accounts payable and accrued liabilities on the consolidated balance sheets.

Subsequent to August 31, 2020, the Company amended the convertible notes as described in Note 20(g).

F-55

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

11.	Equity

On July 10, 2019, the Shareholders of the Company and the Board of Directors approved the of Amendment to Our Articles of Incorporation (i) changing the name of the Corporation to Allied Corp. and (ii) increasing the authorized capital stock of the Corporation from 75,000,000 to 300,000,000 shares of common stock, par value $0.0001 per share and 50,000,000 shares of preferred stock, par value $0.0001 per share; and the approval of a 6.666 shares for each one share stock dividend on the Corporation’s common stock which became effective August 7, 2019 when it was accepted by FINRA. The effects of the stock split have been reflected in the financial statements.

On July 1, 2019, the Company amended the articles of incorporation to change the par value of the authorized common stock and preferred stock from $0.001 to $0.0001.

Pursuant to the Acquisition described in Note 1, the Allied Shareholder submitted for cancellation and return to treasury 10,459,220 shares of common stock, a further 4,500,000 shares a common stock were returned to treasury for re-issuance as consideration for the acquisition of assets described in Note 4.

On December 1, 2019, the Company issued 130,000 common shares at $0.50 per share, for which gross cash proceeds of $65,000 had previously been received.

In January 2020, the Company issued 240,000 shares of common stock at $1.25 per share for gross cash proceeds of $300,000. The Company paid cash finders fees of $24,092 as part of the financing.

On March 6, 2020, the Company issued 240,000 shares of common stock at $1.25 per share for gross cash proceeds of $300,000.

On March 9, 2020, the Company issued 200,000 shares of common stock at $1.25 per share for gross cash proceeds of $250,000

On March 12, 2020, the Company issued 176,000 common shares at $1.25 per share for cash proceeds of $150,000, of which 56,000 shares were paid as a finder’s fee.

On May 20, 2020, the Company issued 176,000 common shares at $1.25 per share for cash proceeds of $200,000, of which 16,000 shares were paid as a finder’s fee.

On June 8, 2020, the Company issued 960,000 shares of common stock at $1.25 per share for gross cash proceeds of $1,200,000.

In connection with the extension of convertible notes payable, as of August 31, 2020, the Company has share issuable of $19,952 (August 31, 2010 - $24,135).

During the year ended August 31, 2020, the Company issued 215,000 common shares for services provided in the prior period.

F-56

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

12.	Related party transactions and balances

All transactions with related parties have occurred in the normal course of operations and are recorded at the exchange amount which is the amount agreed to by the Company and the related party.

	a)	Key management compensation and related party transactions

The Company has identified its directors and certain senior officers as its key management personnel. The compensation costs for key management personnel for the year ended August 31, 2020 and 2019 were as follows:

	August 31, 2020	August 31, 2019

Consulting fees and benefits	$505,889	$257,773

b)	Amounts due to/from related parties

In the normal course of operations, the company shares certain administrative resources with companies related by common management and directors. The administrative resources and services, which were provided in the normal course of operations, were measured at the exchange. All amounts payable and receivable are non-interest bearing, unsecured and due on demand. The following table summarizes the amounts were due from/(to) related parties:

	August 31, 2020	August 31, 2019

1206217 B.C. Ltd	$-	$1,105
Equilibrium Bio Canada Corp.	-	3,461
Inca Hemp Corp.	-	5,706
International Animal Care	-	6,953
Tactical Relief LLC	-	3,205
Tayrona Biosciences Inc.	-	3,087
CEO and Director	(12,588)	-
COO and Director	(42,059)	-
1176149 B.C. Ltd.	(10,797)	-
Edjudicate LLC	(5,142)	-
	$(70,586)	$23,517

As of August 31, 2019, the Company advanced $23,517 to related parties for future expenses. As of August 31, 2020, the Company had $70,586 payable to related parties for expenses incurred or expensed paid on behalf of the Company by the parties which has been presented in accounts payable and accrued liabilities. During the year ended August 31, 2020, the Company wrote off $41,381 of amounts due from related parties.

c)	Other related party transactions

During the year ended August 31, 2019, the Company entered into a lease agreement with a company controlled by an officer of the Company. The Company and the lessor agreed to terminate this lease agreement effective May 1, 2019. During the year ended August 31, 2019, the Company paid $33,932 in relation to these leased premises.

d)	Loan payable to Allied

At August 31, 2019, the Company had received advances of $4,084,599 from Allied prior to the Acquisition described in Note 3. The amount was unsecured, non-interest bearing and was due on demand. On September 10, 2019, the Acquisition closed, and the loan was eliminated upon consolidation.

F-57

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

13.	Financial risk factors

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

	a)	Credit risk:

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company’s primary exposure to credit risk is on its cash account. Cash accounts are held with major banks in Canada. The Company has deposited its cash with a bank from which management believes the risk of loss is low.

	b)	Liquidity risk:

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity to meet liabilities when due. Accounts payable are due within the current operating period. The Company has a working capital deficit and requires additional financing to meet its current obligations (see Note 1).

c)	Market risk:

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return. The Company is not exposed to market risk.

d)	Interest rate risk:

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk, from time to time, on its cash balances. Surplus cash, if any, is placed on call with financial institutions and management actively negotiates favorable market related interest rates.

e)	Foreign exchange risk:

Foreign currency risk is limited to the portion of the Company’s business transactions denominated in currencies other than the Canadian dollar. The Company has not entered into any foreign currency contracts to mitigate risk, but manages the risk my minimizing the value of financial instruments denominated in foreign currency. The Company is exposed to foreign currency risk to the extent that the following monetary assets and liabilities are denominated in Canadian dollars:

August 31, 2020
Balance in Canadian dollars:
Cash and cash equivalents	$96,208
Accounts payable	(431,371)
Net exposure in Canadian dollars	(335,163)
Balance in US dollars:	$(260,029)

A 10% change in the US dollar to the Canadian dollar exchange rate would impact the Company’s net loss by approximately $26,003 for the year ended August 31, 2020 (August 31, 2019 – $11,100).

F-58

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

13.	Financial risk factors (continued)

The Company is exposed to foreign currency risk to the extent that the following monetary assets and liabilities are denominated in Colombian Pesos:

August 31, 2020
Balance in Colombian Pesos:
Cash and cash equivalents	3,813,159
Accounts payable and accrued liabilities	(3,429,214,032)
Net exposure	(3,425,400,874)
Balance in US dollars:	$(916,028)

A 10% change in the US dollar to the Colombian Peso exchange rate would impact the Company’s net loss by approximately $91,603 for the year ended August 31, 2020 (August 31, 2019 – $Nil).

14.	Capital management

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to support the business and continue as a going concern. The Company considers capital to be all accounts in equity. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business. The Company has a working capital deficit and requires additional capital to finance is future business plans. The Company is not subject to any externally imposed capital requirements.

15.	Commitments and contingencies

	a)	On March 1, 2019, the Company entered into a Binding Letter of Intent with BwellMED International Holdings Ltd. (“BwellMED”), pursuant to which, the Company and BwellMED will amalgamate under the laws of the province of British Columbia to form Amalco (the “Amalgamation”). The stock holders of both companies will receive shares of the amalgamated company, and prior to the Amalgamation, the Company intends to advance BwellMED up to CAD$290,000 for working capital purposes. At August 31, 2020, the Company has advanced $38,054 (CAD$50,000) to BwellMED which is refundable if the amalgamation does not close and has been recorded as a deposit. The Amalgamation is subject to entering into a definitive agreement. The Company was unable to enter into a definitive agreement and as a result during the year ended August 31, 2020, the Company has written off the advance of $37,418.

	b)	On May 22, 2019, the Company entered into an agreement to purchase manufacturing equipment designed to produce pharmaceutical grade medicines. Pursuant to the agreement the Company will acquire the equipment in exchange for CAD$125,000 and 250,000 common shares. The Company also agreed to pay the vendor a royalty equal to CAD$0.01 per milligram of product produced by the equipment for three years following the effective date. The maximum royalty payable is CAD$250,000 and the Company can prepay the CAD$250,000 maximum royalty at any time. As of August 31, 2020, the Company had issued 250,000 common shares with a fair value of CAD$37,500 and paid CAD$10,000. The Company no longer intends to utilize this equipment and as a result has expensed the consideration paid to acquire the equipment. This contract has been terminated as of August 31, 2020.

	c)	On May 31, 2019, the Company entered into a consulting agreement. Pursuant to the agreement, the consultant will provide services in exchange for CAD$210,000 (paid), 215,000 shares of common stock and CAD$30,000 per month until January 1, 2020. The consulting agreement was amended in November 2019 and as result no further fees will be paid. A portion of the previous remuneration has been returned to the Company on November 28, 2019 and no further amounts are owed or owing pursuant to this agreement.

F-59

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

15.	Commitments and contingencies (continued)

	d)	On November 6, 2018, the Company signed an assignment to purchase two separate lots located at 8999 Jim Bailey Road in Kelowna, British Columbia, Canada. The land is zoned I2 General Industrial and allow for “Cannabis Production Facilities” as a principal use.

The total commitment for the two parcels of land are CAD$1,942,250 (US$1,457,367) (Lot 1 - $988,550, Lot 2 - CAD$953,700). During the year ended August 31, 2019, the Company executed several “offer to purchase amendments” to defer the assignment and close of the two parcels of land. On November 11, 2019, the Company executed an additional offer to purchase amendment to extend the assignment and close of the land parcels no later than February 10, 2020 and there was an additional amendment to extend the close of the purchase to May 2020. On May 7, 2020, the Company assigned the purchase of Lot 1 to a third party. In June 2020, the Company entered into a lease agreement to lease Lot 1 from the third party for an annual rent of CAD$70,442 for 10 years commencing June 1, 2020 until May 31, 2030.

In November 2019, the board of directors determined the Company would not close on Lot 2 as the parcel of land will not be required for future operations. As a result, the Company does not have a commitment to pay the value of CAD$953,700 for the land and will eligible to receive or assign the initial refundable deposit of CAD$10,000. During the year ended August 31, 2020, this contract of purchase and sale for LOT 2 – 8999 Jim Bailey Road was assigned to another non related party.

Subsequent to August 31, 2020, the Company terminated the lease, as described in Note 20(a), and there are no further commitments to this project.

e)

On August 30, 2019, the Company entered into sales agreement to purchase an extraction system to be use in future at the its operation in Colombia. (Note 15(b)) The equipment has a value of CAD$658,260. The terms of the agreement require the Company full amount in monthly installments starting September 1, 2019 and will continue to February 2020. The equipment will be paid in full before the equipment is shipped to Colombia and title transfers to the Company. At August 31, 2020, the $233,496 has been recorded as a deposit until the remaining purchase price is paid and the equipment is received.

	f)	In September 2019, the Company entered into a letter of intent to form a 50:50 owned joint venture (“CBD Asia”) to purchase and distribute the Company’s products into Asia. Pursuant to the letter of intent the Company would own 50% of the proposed joint venture and the Company provided a loan of $100,000 to set up the joint venture and fund initial operations. This amount will be repaid from the initial revenues of the joint venture prior to distributing dividends. In December 2019, the Company signed a definitive agreement consistent to the terms of the letter of intent. During the year ended August 31, 2020, the Company determined that the asset’s carrying amount is not recoverable and no future cash flows are expected. As a result, the Company has expensed the initial advance.

	g)	As of August 31, 2020, the Company recorded a contingent liability of $536,727 for expenses in connection with MediColombia as described in Note 4.

F-60

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

16.	Share purchase warrants

The following table summarizes the continuity of share purchase warrants:

	Number of warrants	Weighted average exercise price $

Balance, August 31, 2019	-	-
Issued	560,000	1.25
Balance, August 31, 2020	560,000	1.25

As at August 31, 2020, the following share purchase warrants were outstanding:

Number of warrants	Exercise price $	Expiry date

240,000	1.25	January 23, 2021
320,000	1.25	October 31 2021

17.	Non-cash activities

	For the Year Ended August 31, 2020	For the Period Ended August 31, 2019
Non-cash investing and financing activities:
Common stock issued pursuant to asset acquisitions	4,500,000	218,751
Common stock issued for deposits on acquisitions	-	27,918
Consulting services for stock	-	24,135
Note payable issued to acquire intangible assets	-	523,854
Beneficial conversion feature	115,383	-
Relative fair value of warrants issued with convertible note	108,100	-
Fair value of warrants issued on modification of convertible note	198,445	-
Fair value of shares issued on modification of convertible note	19,952	-
Original debt discount against convertible notes	12,000	-
Net liabilities acquired in Medicolombias Acquisition	(222,837)	-

F-61

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

18.	Segment disclosure

During the year ended August 31, 2019 and as of August 31, 2019, the Company had only one operating segment.

During the year ended August 31, 2020, the Company had two operating segments including:

a)	Allied Colombia S.A.S, a Colombian based company through which the Company intends to commence commercial production in Colombia. (Medicolombias)

b)	Allied Corp. which consists of the rest of the Company’s operations. (Allied)

Factors used to identify the Company’s reportable segments include the organizational structure of the Company and the financial information available for evaluation by the chief operating decision-maker in making decisions about how to allocate resources and assess performance. The Company’s operating segments have been broken out based on similar economic and other qualitative criteria. The Company operates the Allied reporting segment in one geographical area (Canada), and the Medicolombia reporting segment in one geographical area (Colombia).

Financial statement information by operating segment for the year ended August 31, 2020 is presented below:

	Allied $	Medicolombia $	Total $
Net (Loss)	(3,134,323)	(3,473,440)	(6,607,763)
Accretion	227,313	-	227,313
Depreciation and amortization	-	466,042	466,042
Total assets as of August 31, 2020	3,425,088	3,679,489	7,104,577

Geographic information for the year ended and as at August 31, 2020 is presented below:

	Revenues $	Total Assets $

Canada	-	3,425,088
Colombia	-	3,679,489
Total	-	7,104,577

F-62

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

19.	Income Taxes

At August 31, 2020, the Company has a net operating loss carryforward of approximately $5,959,000. The significant components of deferred income tax assets at August 31, 2020 and 2019 were as follows:

	August 31, 2020	August 31, 2019
Deferred tax asset:
Net operating loss carry-forward	$1,165,000	357,000
Less: valuation allowance	(1,165,000)	(357,000)

Net deferred income tax asset	$–	–

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management’s judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of August 31, 2020, and 2019, the Company has no recognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended ended August 31, 2020 or the period ended August 31, 2019. No interest or penalties have been accrued as of August 31, 2020. As of August 31, 2020, and 2019, the Company did not have any amounts recorded pertaining to uncertain tax positions.

A reconciliation of the provision for income taxes at the combined statutory rate for the year ended August 31, 2020 and for the period ended August 31, 2020 is as follows:

	August 31, 2020	August 31, 2019
Income tax benefit	$(808,000)	(357,000)
Change in valuation allowance	808,000	357,000

Provision for income taxes	$–	–

As of August 31, 2020, the Company had approximately $4,386,000 of federal net operating losses that may be available to offset future taxable income. The net operating loss carryforwards will begin to expire in 2034 unless utilized. In accordance with Section 382 of the Internal Revenue Code, deductibility of the Company’s U.S. net operating carryovers may be subject to an annual limitation in the event of a change of control as defined the regulations. A Section 382 analysis has not been prepared and the Company’s NOLs could be subject to limitation.

The Company assesses the likelihood that deferred tax assets will be realized. To the extent that realization is not likely, a valuation allowance is established. Based upon the Company’s losses since inception, management believes that it is more likely than not that the future benefits of its deferred tax assets will not be realized and has therefore established a full valuation allowance.

F-63

ALLIED CORP.
Notes to the Consolidated Financial Statements
For the year ended August 31, 2020 and the period ended August 31, 2019
(Expressed in US Dollars)

20.	Subsequent events

	a)	Subsequent to August 31, 2020, the Company entered into an agreement to terminate the original lease with Hyatt Auto Sales Ltd (“Landlord”) described in Note 15(d). Pursuant to the agreement the Landlord accepts the surrender of the lease and payment of the sum of CAD$176,000 by the Landlord to the Company in return for the Company agreeing to relinquish, transfer and assign to the Landlord, any and all rights either of them has or may have in the site preparation work completed in the current year.

	b)	Subsequent to August 31, 2020, the Company amended the loan agreement described in Note 9(b) to extend the repayment due date to May 20, 2021.

	c)	On September 21, 2020, the Company issued 80,000 shares of common stock at $1.25 per share for gross cash proceeds of $100,000.

d)

On September 29, 2020, the company issued a convertible note with a face value of $163,341 and warrants to purchase 130,673 shares of the company’s common stock at $1.25 per share for 2 years. The note is convertible at any time through the date which is 179 days from the date of issuance at a conversion price of $1.25 per share.

	e)	On September 30, 2020, the Company issued 120,000 shares of Common stock at $1.25 per share for gross cash proceeds of $150,000.

	f)	On October 9th, 2020 the Company, through AMBI, its wholly owned subsidiary, and Activated Nano signed and executed a termination agreement whereby Activated Nano agrees to return for cancellation 250,000 shares of Allied Corp., acknowledges and agrees that no further payments shall be made by AMBI with respect to the agreement and that Activate Nano may retain the $10,000 deposit pursuant to the original agreement.

g)

On November 1, 2020, the Company entered into amendment agreements for the convertible notes as described in Note 10 (the “Amendment Agreements”). Pursuant to the Amendment Agreements, the convertible notes shall be payable with simple interest of 5%, all on demand on or after March 31, 2021.

h)

On October 26, 2020, the company issued a convertible note with a face value of $37,613 and warrants to purchase 30,090 shares of the company’s common stock at $1.25 per share for 2 years. The note is convertible at any time through the date which is 179 days from the date of issuance at a conversion price of $1.25 per share.

i)

On November 11, 2020, the company issued a convertible note with a face value of $85,937 and warrants to purchase 68,750 shares of the company’s common stock at $1.25 per share for 2 years. The note is convertible at any time through the date which is 179 days from the date of issuance at a conversion price of $1.25 per share.

j)

On November 20, 2020, the Company and the previous owner of Falcon Ridge (see Note 7(b) reached into mutual consent that the 950,000 common shares of Allied Corp. in connection with acquisition of Falcon Ridge will be returned to the Company and the Company will return all the common shares of Falcon Ridge to its previous owner.

k)

On December 2, 2020, the company issued a convertible note with a face value of $600,000 and warrants to purchase 240,000 shares of the company’s common stock at $1.25 per share for 2 years. The note is convertible at any time through the date which is 365 days from the date of issuance at a conversion price of $1.25 per share.

l)

Subsequent to year-end, the Company entered into settlement and release agreements to settle claims with former directors of the Company whereby the Company will make aggregate payments of $90,000 to the former directors. The Company also entered into a settlement and release agreement with a former officer of the Company whereby the Company will make a cash payment of $15,000 to the former officer.

F-64

PART III - EXHIBITS

INDEX TO EXHIBITS

The following exhibits are filed as part of this Offering Statement.

Exhibit	Description
1.1	Form of Underwriting Agreement
1.2	Form of Selected Dealers Agreement
2.1

Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1(i) of the Company’s Registration Statement filing on Form S-1 filed with the Securities and Exchange Commission on May 28, 2013)

2.2	Bylaws of Registrant (incorporated by reference to Exhibit 3.1(ii) of the Company’s Registration Statement filing on Form S-1 filed with the Securities and Exchange Commission on May 28, 2013)
2.3

Certificate of Amendment of Articles of Incorporation dated July 1, 2019 (incorporated by reference to Exhibit 3.3 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2019)

3.1	Form of Underwriter Warrant
4*	Subscription Agreement for Offering
6.1

Reorganization Agreement among Allied Corp., Pacific Capital Investment Group, Inc., SECFAC Exchange Corp., AM (Advanced Micro) Biosciences, Inc. and shareholders of AM (Advanced Micro) Biosciences, Inc. Dated as of July 25, 2019 and as amended effective August 27, 2019 (incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement filing on Form 8-K filed with the Securities and Exchange Commission on September 10, 2019)

6.2

Assumption of contract of purchase and sale of 8999 Jim Bailey Rd. between the Company and 1185710 B.C. Ltd. Dated November 6, 2018 (incorporated by reference to Exhibit 10.2 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2019)

6.3

Share Purchase Agreement between AM (Advanced Micro) Biosciences, Inc. and Maryls Wolfe and Grant Wolfe dated May 24, 2019. (incorporated by reference to Exhibit 10.3 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2019)

6.4

Escrow Agreement between AM (Advanced Micro) Biosciences, Inc., and Maryls Wolfe dated May 31, 2019 (incorporated by reference to Exhibit 10.4 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2019)

6.5

Xtreme Cubes – Purchase Proposal dated May 14, 2019 (incorporated by reference to Exhibit 10.5 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2019)

6.6

Vitalis Extraction Technology Sales Order dated August 30, 2019  (incorporated by reference to Exhibit 10.6 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2019)

6.7

Purchase Agreement between AM (Advanced Micro) Biosciences, Inc. and 1150641 BC Ltd., doing business as Activated Nano, dated May 22, 2019  (incorporated by reference to Exhibit 10.7 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2019)

6.8

Asset Purchase Agreement between AM (Advanced Micro) Biosciences, Inc. and Clifford Wade Lackie and Robin Dale Lackie for Bud’s Naturals dated February 13, 2019 (incorporated by reference to Exhibit 10.8 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2019)

6.9

Consulting Agreement between AM (Advanced Micro) Biosciences, Inc. and John Saric dated May 31, 2019 (incorporated by reference to Exhibit 10.9 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2019)

6.10

Convertible Promissory Note issued to CA Indosuez (Switzerland) S.A. January 23, 2020 (incorporated by reference to Exhibit 10.10 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2020)

6.11

Series A Warrant issued to CA Indosuez (Switzerland) S.A. January 23, 2020 (incorporated by reference to Exhibit 10.11 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2020)

6.12

Security Agreement dated as of January 23, 2020 between the Company and CA Indosuez (Switzerland) S.A. (incorporated by reference to Exhibit 10.12 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2020)

6.13

Convertible Promissory Note issued to Parkward Holding Ltd. January 23, 2020 (incorporated by reference to Exhibit 10.13 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2020)

6.14

Series A Warrant issued to Parkward Holding Ltd. January 23, 2020 (incorporated by reference to Exhibit 10.14 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2020)

6.15

Security Agreement dated as of January 23, 2020 between the Company and Parkward Holding Ltd. (incorporated by reference to Exhibit 10.15 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2020)

6.16

Convertible Promissory Note issued to Allied Special Opportunities Limited February 25, 2020 (incorporated by reference to Exhibit 10.16 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2020)

6.17

Series A Warrant issued to Allied Special Opportunities Limited February 25, 2020 (incorporated by reference to Exhibit 10.17 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2020)

6.18

Security Agreement dated as of January 23, 2020 between the Company and Allied Special Opportunities Lit.. (incorporated by reference to Exhibit 10.18 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2020)

6.19

Loan and Security Agreement dated May 14, 2020 between the Company and SLCI1, LLC. (incorporated by reference to Exhibit 10.19 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2020)

6,20

Promissory Note issued May 14, 2020 from the Company to SLCI1, LLC. (incorporated by reference to Exhibit 10.20 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2020)

6.21	2020 Long term Incentive Plan (incorporated by reference to Exhibit 10.21 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2020)
6.22

Share Purchase Agreement between Dorson Commercial Corp. and AD (Advanced Micro) Biosciences, Inc. dated August 29, 2019 (incorporated by reference to Exhibit 10.1 of the Company’s Report filing on Form 8-K filed with the Securities and Exchange Commission on October 7, 2020)

6.23

License for Medicolombia Cannabis A.S. from Republic of Columbia, Ministry of Justice and Law, dated August 3, 2018 (incorporated by reference to Exhibit 10.2 of the Company’s Report filing on Form 8-K filed with the Securities and Exchange Commission on October 7, 2020)

6.24

License for Medicolombia Cannabis A.S. from Republic of Columbia, Ministry of Health and Social Protection, dated December 4, 2018 (incorporated by reference to Exhibit 10.3 of the Company’s Report filing on Form 8-K filed with the Securities and Exchange Commission on October 7, 2020)

6.25

License for Medicolombia Cannabis A.S. from Republic of Columbia, Ministry of Justice and Law, dated July 31, 2019 (incorporated by reference to Exhibit 10.4 of the Company’s Report filing on Form 8-K filed with the Securities and Exchange Commission on October 7, 2020)

6.26

License for Medicolombia Cannabis A.S. from Republic of Columbia, Ministry of Justice and Law, dated February 20, 2019 (incorporated by reference to Exhibit 10.5 of the Company’s Report filing on Form 8-K filed with the Securities and Exchange Commission on October 7, 2020)

6.27

License for Medicolombia Cannabis A.S. from Republic of Columbia, Ministry of Health and Social Protection, dated November 29, 2019 (incorporated by reference to Exhibit 10.6 of the Company’s Report filing on Form 8-K filed with the Securities and Exchange Commission on October 7, 2020)

6.28

License for Medicolombia Cannabis A.S. from Republic of Columbia, National Narcotics Fund U.A.E., Ministry of Health and Social Protection dated January 13, 2020 (incorporated by reference to Exhibit 10.7 of the Company’s Report filing on Form 8-K filed with the Securities and Exchange Commission on October 7, 2020)

6.29

Settlement and Release Agreement between the Company and Anthony Zelen dated September 17, 2020 (incorporated by reference to Exhibit 10.29 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2020)

6.30

Settlement and Release Agreement between the Company and David Weinkauf dated September 21, 2020 (incorporated by reference to Exhibit 10.30 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2020)

6.31

Settlement and Release Agreement between the Company and Malcolm Davidson dated September 16, 2020 (incorporated by reference to Exhibit 10.31 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2020)

6.32

Convertible Promissory Note issued to Sawasawa Inc. September 30, 2020 (incorporated by reference to Exhibit 10.32 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2020)

6.33

Convertible Promissory Note issued to Sawasawa Inc. November 7, 2020 (incorporated by reference to Exhibit 10.33 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2020)

6.34

Convertible Promissory Note issued to Sawasawa, Inc. November 30, 2020 (incorporated by reference to Exhibit 10.34 of the Company’s Report filing on Form 10-K filed with the Securities and Exchange Commission on August 31, 2020)

6.35	Option to Purchase Asset Agreement between the Company and Marapharm Las Vegas LLC dated as of May 11, 2021
6.36	Promissory Note from the Company in favor of Marapharm Las Vegas LLC dated as of May 11, 2021
11.1	Consent of Manning Elliott LLP
11.2	Consent of Cutler Law Group, P.C. (included in exhibit 12)
12	Opinion of Cutler Law Group, P.C. as to the legality of the securities being registered

____________

*To be filed by amendment

97

ALLIED CORP.

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, Canada on June 11, 2021.

Allied Corp.

By:	/s/ Calum Hughes
Name:	Calum Hughes
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Calum Hughes and Ryan Maarschalk, or any of them individually, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign this offering statement and any and all further amendments thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, this Offering Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Calum Hughes	Director and Chief Executive	June 11, 2021
Calum Hughes	Officer (Principal Executive Officer)

/s/ Ryan Maarschalk	Chief Financial Officer	June 11, 2021
Ryan Maarschalk	(Principal Financial and Accounting Officer)

/s/ Paul Bullock	Director	June 11, 2021
Paul Bullock

/s/ Jim Smeeding	Director	June 11, 2021
Jim Smeeding

98